Filed Pursuant to Rule 424(b)(3)

Registration No. 333-210038

Prospectus Supplement No. 1

(to Prospectus dated March 18, 2016)

12,342,021 Shares

Summit Materials, Inc.

Class A Common Stock

This Prospectus Supplement No. 1, dated May 5, 2016 (this “Supplement”), is being filed to update, amend and supplement the information previously included in our prospectus, dated March 18, 2016 (the “Prospectus”), with the information contained in (i) the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Summit Materials, Inc. (the “Company”) on April 19, 2016 and (ii) the Quarterly Report on Form 10-Q filed by the Company with the SEC on May 4, 2016 (collectively, the “Reports”). Any document, exhibit or information contained in either Report that has been deemed furnished and not filed in accordance with SEC rules shall not be included in this Supplement. We have attached each of the Reports to this Supplement. This Supplement is not complete without, and may not be delivered or used except in connection with, the Prospectus, including all amendments and supplements thereto.

Investing in shares of our Class A common stock involves risks. See “Risk Factors” on page 2 of the Prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated May 5, 2016.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2016

Summit Materials, Inc.

Summit Materials, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-36873	47-1984212
Delaware	333-187556	26-4138486
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1550 Wynkoop Street, 3rd Floor

Denver, Colorado 80202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 893-0012

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 19, 2016, certain selling stockholders (the “Selling Stockholders”) of Summit Materials, Inc. (the “Company”) completed an underwritten public offering of 10,000,000 shares (the “Shares”) of Class A common stock, par value $0.01 per share, of the Company at a public offering price of $20.15 per share pursuant to an underwriting agreement, dated April 13, 2016 (the “Underwriting Agreement”), among the Company, Summit Materials Holdings L.P., the Selling Stockholders named in Schedule IV thereto and Barclays Capital Inc. The Company did not receive any proceeds from the sale of the Shares by the Selling Stockholders.

A copy of the Underwriting Agreement is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Underwriting Agreement, dated April 13, 2016, among Summit Materials, Inc., Summit Materials Holdings L.P., the selling stockholders named in Schedule IV thereto and Barclays Capital Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT MATERIALS, INC.
Date: April 19, 2016	SUMMIT MATERIALS, LLC

	By:	/s/ Anne Lee Benedict
	Name:	Anne Lee Benedict
	Title:	Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Underwriting Agreement, dated April 13, 2016, among Summit Materials, Inc., Summit Materials Holdings L.P., the selling stockholders named in Schedule IV thereto and Barclays Capital Inc.

Exhibit 99.1

EXECUTION VERSION

Summit Materials, Inc.

Class A Common Stock, par value $0.01 per share

Underwriting Agreement

April 13, 2016

Barclays Capital Inc.

    As representative of the several Underwriters

    named in Schedule I hereto,

    c/o Barclays Capital Inc.

    745 Seventh Avenue

    New York, New York 10019

Ladies and Gentlemen:

The stockholders named in Schedule IV hereto (the “Selling Stockholders”) of Summit Materials, Inc., a Delaware corporation (the “Company”), propose, subject to the terms and conditions stated herein, to sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), an aggregate of 10,000,000 shares of the Class A common stock, par value $0.01 per share (the “Class A Stock”) of the Company (the “Shares”). The respective amounts of the Shares to be so purchased by the several Underwriters are set forth opposite their names on Schedule I hereto. To the extent there are no additional Underwriters listed on Schedule I other than you, the representatives as used herein shall mean you, as Underwriter, and the terms “representatives” and “Underwriters” shall mean either singular or plural as the context requires.

The Shares will be issued by the Company upon the exchange of Class A units (the “LP Units”) of Summit Materials Holdings L.P., a Delaware limited partnership (“Summit Holdings”) pursuant to the Exchange Agreement, dated as of March 11, 2015 (as amended by Amendment No. 1 to Exchange Agreement, dated as of August 4, 2015, the “Exchange Agreement”), by and among the Company, Summit Holdings and the holders of LP Units.

1. In this Section 1, references to the Company’s knowledge, belief or awareness shall mean the knowledge, belief or awareness of each of the Company and Summit Holdings. Each of the Company and Summit Holdings, jointly and severally, represents and warrants to, and agrees with, each of the Underwriters that:

(a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S–3 (File No. 333-210730) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 6(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or any Selling Stockholder Information (as defined below) or by a Selling Stockholder expressly for use in the preparation of the answers therein to Item 7 of Form S-3.

(c) For the purposes of this Agreement, the “Applicable Time” is 5:45 p.m., New York City time, on the date of this Agreement; the Pricing Prospectus, as supplemented by the information listed on Schedule II(b) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free

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Writing Prospectus listed on Schedule II(a) hereto, each as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(c) hereto;

(e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Item 7 of Form S-3;

(f) Each of the Company and Summit Holdings (i) has been duly incorporated or formed, as applicable, and is validly existing as a corporation or limited partnership, as applicable, in good standing under the laws of the State of Delaware, (ii) has corporate power or limited partnership power, as applicable, and authority to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus, and (iii) is duly qualified as a foreign entity to transact business and is in good standing or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except, in the case of clauses (ii) and (iii), where the failure to have such power or authority or to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to result in a material adverse change in the condition (financial or otherwise), or in the business or results of operations, whether or not arising from transactions in the ordinary course of business, of the Company, Summit Holdings and their subsidiaries, taken as a whole (any such change, a “Material Adverse Effect”);

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(g) Each “significant subsidiary” of the Company and Summit Holdings (as such term is defined in Rule 1-02 of Regulation S-X) (i) has been duly organized and is validly existing as a corporation, limited liability company or other legal entity, as applicable, in good standing (to the extent such concept exists in the applicable jurisdiction) under the laws of its jurisdiction of incorporation or formation, (ii) has the power and authority to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus, and (iii) has been duly qualified as a foreign corporation or other entity, as the case may be, for the transaction of business and is in good standing (to the extent such concept exists in the applicable jurisdiction) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of clauses (i), (ii) and (iii), where the failure to have such power or authority or to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(h) None of the Company, Summit Holdings or any of their subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock or in the long-term debt of the Company, Summit Holdings or any of their subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), business or results of operations, whether or not arising from transactions in the ordinary course of business, of the Company, Summit Holdings and their subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Registration Statement, the Pricing Prospectus and the Prospectus;

(i) The Company, Summit Holdings and their subsidiaries have good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(v) hereof, and hold any leased real or personal property under valid and enforceable leases, except, in each case, as would not reasonably be expected to result in a Material Adverse Effect;

(j) The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company have been, and the Shares to be sold by the Selling Stockholders will be, when issued and delivered in exchange for the LP Units pursuant to the Exchange Agreement, duly and validly authorized and issued and fully paid and non-assessable and conform in all material respects to the description of capital stock contained in the Pricing Prospectus and Prospectus; and, except as set forth in the Pricing Disclosure Package or as would not reasonably be expected to have a Material Adverse Effect, all of the issued equity interests of Summit Holdings and its subsidiaries have been duly authorized and issued, and except as otherwise disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(k) The issuance of the Shares by the Company and the sale of the Shares by the Selling Stockholders and the compliance by the Company and Summit Holdings, as applicable, with this Agreement will not (A) conflict with or constitute a breach of, or default (“Default”) in the performance or observance of any obligation, agreement, covenant or condition under, or result

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in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, Summit Holdings or their subsidiaries pursuant to, or require the consent (except as shall have been obtained prior to the Time of Delivery) of any other party to, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound (each, an “Existing Instrument”), (B) result in any violation of the provisions of the charter or bylaws or similar organizational documents of the Company, Summit Holdings or any of their subsidiaries, or (C) result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company, Summit Holdings or any of their subsidiaries, except, in the case of (A), (B) (other than with respect to the Company and Summit Holdings) and (C), for such conflicts, breaches, Defaults, liens, charges, encumbrances or violations as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; or impair, in any material respect, the ability of the Company to issue the Shares, the Selling Stockholders to sell the Shares or the Company and Summit Holdings to consummate the transactions contemplated by this Agreement; and no consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the execution, delivery and performance of this Agreement by the Company and Summit Holdings, or the issuance of the Shares by the Company and sale of the Shares by the Selling Stockholders or the consummation by the Company and Summit Holdings of the transactions contemplated by this Agreement, except for (i) the registration under the Act of the Shares, (ii) the approval by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the underwriting terms and arrangements, (iii) such consents, approvals, authorizations, orders, registrations, qualifications or filings as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and (iv) as shall have been obtained or made prior to the Time of Delivery, except where the failure to obtain any such consents, approvals, authorizations, orders or registrations or make such filings would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or impair, in any material respect, the ability of the Company to issue the Shares, the Selling Stockholders to sell the Shares or the Company and Summit Holdings to consummate the transactions contemplated by this Agreement;

(l) None of the Company, Summit Holdings or any of their subsidiaries is (A) in violation of its charter or bylaws or similar organizational documents, as applicable, or (B) in Default under any Existing Instrument, except, in the case of (A) (other than with respect to the Company and Summit Holdings) (B), such Defaults as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(m) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Class A Stock, constitute an accurate summary of the terms of such Class A Stock in all material respects;

(n) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Material United States Federal Income and Estate Tax Consequences to Non-U.S. Holders,” and under the caption “Underwriting,” insofar as they purport to describe the provisions of the laws or regulations or legal conclusions with respect thereto and the agreements and documents referred to therein, are accurate, complete and fair in all material respects;

(o) Other than as set forth in the Pricing Prospectus, there are no material legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened that have as the subject thereof any property owned or leased by the Company, Summit Holdings or any of their subsidiaries that if determined adversely to the Company, Summit Holdings or such subsidiary would reasonably be expected to result in a Material Adverse Effect or would materially and adversely affect the consummation of the offering and sale of the Shares;

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(p) The Company is not required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

(q) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company, Summit Holdings or any of their subsidiaries, or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(r) Each of KPMG LLP and Ernst & Young LLP, who have expressed their opinion with respect to certain financial statements (which term as used in this Agreement includes the related notes thereto) included or incorporated by reference in the Registration Statement, is an independent registered public accounting firm within the meaning of the Act, the Exchange Act, and the rules of the Public Company Accounting Oversight Board;

(s) The Company maintains a system of accounting controls that is in compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) and is sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles as applied in the United States (“U.S. GAAP”), including, but not limited to internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(t) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that have been designed to ensure that material information relating to the Company, Summit Holdings and their subsidiaries is made known to the Company’s chief executive officer and chief financial officer by others within the Company or any of its subsidiaries necessary to provide reasonable assurance regarding the reliability of financial reporting. Except as disclosed in the Pricing Prospectus and the Prospectus, the Company is not aware of any significant deficiency or material weakness in the design or operation of the Company’s internal controls that exists other than any significant deficiencies that are in the process of being remediated and are not expected to result in a material weakness in the design or operation of the Company’s internal controls;

(u) This Agreement has been duly authorized, executed and delivered by the Company and Summit Holdings, and this Agreement conforms in all material respects to the description thereof contained in the Pricing Prospectus;

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(v) The consolidated historical financial statements of Summit Holdings and its subsidiaries and the related notes thereto included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the consolidated financial position of Summit Holdings and its consolidated subsidiaries as of the dates indicated and the results of their operations and cash flows for the periods specified in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved (except as otherwise stated therein, if applicable), other than as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus. The pro forma financial statements and the related notes thereto included under the caption “Unaudited Pro Forma Condensed Consolidated Financial Information” present fairly in all material respects the information contained therein, have been prepared in all material respects in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements, except as otherwise disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, and the assumptions used in the preparation thereof are believed by the Company and Summit Holdings to be reasonable and the adjustments used therein are believed by the Company and Summit Holdings to be appropriate to give effect to the transactions and circumstances referred to therein;

(w) No transaction has occurred between or among the Company, Summit Holdings and any of their officers or directors, stockholders or any affiliate or affiliates of the foregoing that is required to be described in the Registration Statement, the Pricing Prospectus and the Prospectus and is not so described;

(x) There are no contracts or other documents that are required under the Act and the rules and regulations promulgated thereunder to be described in the Registration Statement, the Pricing Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement that have not been described or filed as an exhibit as required;

(y) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus: (i) the Company, Summit Holdings and their subsidiaries, and their respective operations and properties, are in compliance with all applicable federal, state, local and foreign laws and regulations relating to pollution or protection of the environment and, as relating to exposure to toxic or hazardous substances, of human health, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products in any form (collectively, “Materials of Environmental Concern”), or otherwise relating to the use, generation, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), (ii) there is no claim or action filed with a court or governmental authority, no investigation with respect to which the Company, Summit Holdings and their subsidiaries have received written notice, and no written notice by any person or entity alleging violation of or actual or potential liability on the part of the Company, Summit Holdings or any of their subsidiaries under the Environmental Laws (collectively, “Environmental Claims”), pending or, to the knowledge of the Company, threatened against the Company, Summit Holdings and their subsidiaries or, to the knowledge of the Company, any person or entity whose liability for any Environmental Claim that the Company, Summit Holdings and their subsidiaries have retained or assumed either contractually or by operation of law; and (iii) to the knowledge of the Company, there are no past or present actions, activities, circumstances, conditions, events or occurrences, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably would be expected to result in a violation of or liability under any Environmental Law or result in an Environmental Claim against the Company, Summit Holdings or its subsidiaries or against any person or entity whose liability for any Environmental Claim that the Company, Summit Holdings and their subsidiaries have retained or assumed either contractually or by operation of law;

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(z) The Company, Summit Holdings and their subsidiaries are in compliance with the applicable provisions of the Sarbanes-Oxley Act;

(aa) Except as otherwise disclosed in the Pricing Disclosure Package, the Company, Summit Holdings and their subsidiaries own or possess or have a license for sufficient trademarks, trade names, patent rights, copyrights, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted and as described in the Pricing Disclosure Package, except where the failure to so own or possess or have the right to use would not reasonably be expected to result in a Material Adverse Effect; and any expiration, cancellation, abandonment, forfeiture or relinquishment of any of such Intellectual Property Rights would not reasonably be expected to result in a Material Adverse Effect. None of the Company, Summit Holdings or any of their subsidiaries has received any written notice of any claim of infringement with asserted Intellectual Property Rights of others, which infringement, if the subject of an unfavorable decision, would reasonably be expected to result in a Material Adverse Effect;

(bb) Except as could not, either individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect, (i) the Company, Summit Holdings and their subsidiaries and any “employee benefit plan” (as defined under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) (“Plan”) established or maintained by the Company, Summit Holdings and their subsidiaries or their respective ERISA Affiliates (as defined below) are in compliance with ERISA; (ii) no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any Plan subject to Title IV of ERISA (“Pension Plan”) established or maintained by the Company, Summit Holdings and their subsidiaries or any of their respective ERISA Affiliates; (iii) no Pension Plan established or maintained by the Company, Summit Holdings and their subsidiaries or any of their respective ERISA Affiliates, if such Pension Plan were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA); (iv) no failure to satisfy the minimum funding standard under Section 412 of the Code (as defined below), whether or not waived, has occurred or is reasonably expected to occur with respect to any Pension Plan established or maintained by the Company, Summit Holdings, their subsidiaries or any of their respective ERISA Affiliates; (v) none of the Company, Summit Holdings, any of their subsidiaries or any of their respective ERISA Affiliates has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA (including any liability under Section 4062(e) of ERISA) with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Section 430, 4971, 4975 or 4980B of the Code and (vi) each Plan established or maintained by the Company, Summit Holdings and their subsidiaries or any of their respective ERISA Affiliates that is intended to be qualified under Section 401 of the Code has received a current favorable Internal Revenue Service (“IRS”) determination letter or is comprised of a master, prototype or volume submitter plan that has received such a favorable letter from the IRS and, to the knowledge of the Company, no event, whether by action or failure to act, has occurred since the date of such qualification that would materially and adversely affect such qualification. “ERISA Affiliate” means any trade or business (whether or not incorporated) that together with the Company or Summit Holdings, is treated as a single employer under Section 414(b) or (c) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”);

(cc) No labor dispute with the employees of the Company, Summit Holdings or any of their subsidiaries that would reasonably be expected to result in a Material Adverse Effect exists or, to the Company’s knowledge, is threatened or imminent;

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(dd) The Company, Summit Holdings and their subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses and as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as would not reasonably be expected to result in a Material Adverse Effect, and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company, Summit Holdings and their subsidiaries have not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect;

(ee) Except as described in the Pricing Disclosure Package, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Act, except as have been validly waived or complied with;

(ff) The holders of outstanding shares of the Company’s capital stock are not entitled to preemptive or other rights to subscribe for the Shares that have not been complied with or otherwise validly waived;

(gg) None of the Company, Summit Holdings or any of their subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, controlled affiliate or other person associated with or acting on behalf of the Company, Summit Holdings or any of their subsidiaries (i) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended (“FCPA”), and the rules and regulations thereunder, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and (ii) the Company, Summit Holdings, their subsidiaries and, to the knowledge of the Company, their controlled affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure continued compliance with the FCPA;

(hh) The operations of the Company, Summit Holdings and their subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, Summit Holdings or any of their subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(ii) None of the Company, Summit Holdings or any of their subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or controlled affiliate of the Company, Summit Holdings or any of their subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce, the U.S. Department of State or other relevant sanctions authority (collectively, “Sanctions”), nor is any of the Company, Summit Holdings or any of their subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions.

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(jj) None of the Company, Summit Holdings or any of their subsidiaries has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(kk) The statistical and market related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources;

(ll) Except for any failures or exceptions that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect: (i) each of the Company, Summit Holdings and their subsidiaries has timely filed (taking into account valid extensions) all federal, state, local and foreign tax returns required to be filed by it and has paid all taxes (and any related interest, penalties and additions to tax) required to be paid by it (whether or not shown on a tax return and including in its capacity as a withholding agent) except for any taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with U.S. GAAP, (ii) there are no current, pending or, to the knowledge of the Company, threatened tax audits, assessments or other claims or proceedings with respect to the Company, Summit Holdings or any of their subsidiaries and (iii) each of the Company, Summit Holdings and their subsidiaries has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(v) hereof in respect of all federal, state, local and foreign taxes (and any related interest, penalties and additions to tax) for all periods as to which the tax liability of the Company, Summit Holdings and their subsidiaries (as applicable) has not been finally determined;

(mm) None of the Company, Summit Holdings or any of their subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares;

(nn) Each of the Company, Summit Holdings and their subsidiaries taken as a whole are insured against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged or as required by law; and

(oo) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company, Summit Holdings or any of their subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending, or to the Company’s knowledge, threatened, against the Company, Summit Holdings or any of their subsidiaries, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company, Summit Holdings or any of their subsidiaries and (C) no union representation question existing with respect to the employees of the Company, Summit Holdings or any of their subsidiaries and, to the Company’s knowledge, no union organizing activities taking place and (ii) there has been no violation of any federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws.

2. Each of the Selling Stockholders severally represents and warrants to, and agrees with, each of the Underwriters, the Company and Summit Holdings that:

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(a) Except (i) as will have been obtained on or prior to the Time of Delivery for the registration under the Act of the Shares, (ii) as may be required under foreign or state securities (or Blue Sky) laws or by FINRA or by the Exchange (as defined below) in connection with the purchase and distribution of the Shares by the Underwriters and (iii) as would not impair in any material respect the ability of such Selling Stockholder to consummate its obligations hereunder, all consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and any Power of Attorney (as defined below) contemplated by 2(h) hereof, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained or will be obtained on or prior to the Time of Delivery; and such Selling Stockholder has full right, power and authority to enter into this Agreement and, if applicable, the Power of Attorney and has or will have at the Time of Delivery full right, power and authority to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

(b) The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with this Agreement and, if applicable, the Power of Attorney and the consummation of the transactions contemplated herein and in the Pricing Disclosure Package will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (ii) result in any violation of the provisions of the organizational documents of such Selling Stockholder or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any property or assets of such Selling Stockholder, except in the case of (i) and (iii), as would not, individually or in the aggregate, reasonably be expected to materially impact such Selling Stockholder’s ability to perform its obligations under this Agreement and, if applicable, the Power of Attorney;

(c) Upon payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (i) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (ii) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (iii) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC;

(d) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that might reasonably be expected to cause or result in unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

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(e) To the extent that any statements or omissions made in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with the Selling Stockholder Information (as defined below), the Registration Statement and Pricing Disclosure Package did not, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will not, when they become effective or are filed with the Commission, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. “Selling Stockholder Information” consists solely of the information with respect to the Selling Stockholders in the beneficial ownership table under the caption “Selling Stockholders” in the Pricing Prospectus and the Prospectus;

(f) The obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the dissolution of such Selling Stockholder or by the occurrence of any other event; if such Selling Stockholder shall be dissolved, or if any other such event should occur, before the delivery of the Shares to be sold by such Selling Stockholder hereunder, such Shares shall be delivered by or on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement and, if applicable, the Power of Attorney;

(g) Such Selling Stockholder is not prompted by any material non-public information concerning the Company or any of its subsidiaries that is not disclosed in the Pricing Prospectus to sell its Shares pursuant to this Agreement; and

(h) Such Selling Stockholder has, unless it is a Selling Stockholder affiliated with The Blackstone Group L.P. (“Blackstone Selling Stockholder”), duly executed and delivered a Power of Attorney in the form heretofore furnished to the Representatives (the “Power of Attorney”), appointing Thomas W. Hill, Brian J. Harris and Anne Lee Benedict and each of them, as such Selling Stockholder’s attorneys in fact (the “Attorneys in Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to such Selling Stockholder as provided in Section 3 hereof, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement.

3. Subject to the terms and conditions herein set forth, each Selling Stockholder agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholders, at a purchase price per share of $20.00, the number of Shares set forth opposite the name of such Underwriter in Schedule I hereto (to be adjusted by the Representatives so as to eliminate fractional shares) with the number of Shares to be sold by each Selling Stockholder to each Underwriter determined by multiplying the aggregate number of Shares to be sold by each Selling Stockholder as set forth opposite their respective names in Schedule IV hereto by a fraction, the numerator of which is the aggregate number of Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Shares to be purchased by all of the Underwriters from the Selling Stockholders hereunder.

4. Upon the authorization by the Representatives of the release of the Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.

5. (a) The Shares to be purchased by each Underwriter hereunder, in book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company and

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the Selling Stockholders shall be delivered by or on behalf of the Selling Stockholders to the Representatives, through the facilities of DTC, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Selling Stockholders to the Representatives at least forty-eight hours in advance. To the extent the Shares are delivered in certificated form and not in book-entry form through the facilities of DTC, the Selling Stockholders will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Shares, 9:30 a.m., New York City time, on April 19, 2016 or such other time and date as the Representatives and the Company and the Blackstone Selling Stockholders may agree upon in writing. Such time and date for delivery of the Shares is herein called the “Time of Delivery.”

(b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 9 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 9(m) hereof will be delivered at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 (the “Closing Location”), and the Shares will be delivered through the facilities of DTC in the case of book-entry shares or at the Designated Office in the case of certificated Shares, all at the Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 5, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

6. Each of the Company and Summit Holdings, jointly and severally, agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Delivery, which shall be reasonably disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act in connection with the offering or sale of the Shares within the time required by such Rule; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares within the time required by such Rule; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension

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of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus relating to the Shares or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense (except when an Underwriter is responsible for such expense as provided in the last clause of Section 6(d) hereof), as may be necessary to permit offers and sales of the Shares by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form reasonably satisfactory to the Representatives. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form reasonably satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(c) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction, to qualify in any jurisdiction as a broker-dealer or to subject itself to taxation in any jurisdiction if it is not otherwise so subject;

(d) Prior to 10:00 a.m., New York City time, on the second New York Business Day following the date of this Agreement (or such other time as may be agreed to by the Company and the Representatives) and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify the Representatives and upon the Representatives’ request to file such document and to prepare and furnish without charge to

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each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus that will correct such statement or omission or effect such compliance; and in case any Underwriter is required under the Act to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon the Representatives’ request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representatives may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(e) To make generally available to the Company’s securityholders as soon as practicable (which may be satisfied by filing with the Commission’s EDGAR system), an earnings statement of the Company, Summit Holdings and their subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(f) (1) During the period beginning from the date hereof and continuing to and including the date 30 days after the date of the Prospectus (the “Company Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares (except for (x) any Registration Statement on Form S-8, or any amendment thereto, to register shares issuable upon exercise of awards granted pursuant to the terms of any employee equity incentive plan and (y) any post-effective amendment to the Company’s Registration Statement on Form S-1 (File No. 333-210038) to convert such Registration Statement to Form S-3), including but not limited to any options or warrants to purchase shares of Class A Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Class A Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Class A Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Class A Stock or such other securities, in cash or otherwise (other than (v) the Shares to be sold hereunder or Class A Stock issued in exchange for LP Units in connection with the Exchange Agreement dated as of March 11, 2015 (the “Exchange Agreement”) among the Company, Summit Holdings and the holders of LP Units party thereto, (w) the Class A Stock, LP Units or any such substantially similar securities to be issued pursuant to employee incentive plans (including, for the avoidance of doubt, the Summit Materials, Inc. Omnibus Incentive Plan (as described in the Prospectus) and any long-term incentive awards in each case existing as of the date of this Agreement and disclosed in the Pricing Disclosure Package), (x) the Class A Stock or any such substantially similar securities to be issued upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement (including for the avoidance of doubt, Class A Stock issuable in exchange for LP Units), (y) the issuance of up to 5% of the outstanding shares of Class A Stock immediately following the offering contemplated hereby (assuming all LP Units outstanding are redeemed or exchanged for newly issued shares of Class A Stock on a one-for-one basis) or any such substantially similar securities in connection with the acquisition of, a joint venture with or a merger with, another company, and the filing of a registration statement with respect thereto, without the prior written consent of the Representatives (but only insofar as each party that receives shares of Class A Stock or any such substantially similar securities pursuant to this clause (y) has executed and delivered copies of an agreement substantially to the effect set forth in Annex I hereto), and (z) the issuance of Class A Stock made solely as a stock dividend by the Company to the holders of Class A Stock that is effected in order to maintain a one-for-one ratio between Class A Stock and LP Units; and

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(g) To pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act.

7. (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Selling Stockholder represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus”; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document that will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or the Selling Stockholder Information.

8. (a) Each of the Company and Summit Holdings, jointly and severally, covenants and agrees with the several Underwriters to pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s and Summit Holdings’ counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 6(c) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the New York Stock Exchange (the “Exchange”); (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in an amount not to exceed $15,000 in

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connection with, any required review by FINRA of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates, if applicable; (vii) the cost and charges of any transfer agent or registrar; and (viii) all other reasonable costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for in this Section 8; provided, however, that 50% of the cost of any aircraft chartered in connection with the road show shall be paid by the Underwriters (with the Company paying the remaining 50% of the cost). Except as provided in this Section 8, and Sections 10 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make; and

(b) Each Selling Stockholder, severally and not jointly, covenants and agrees with the Underwriters to pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in this Section 8, including (i) any fees and expenses of counsel for such Selling Stockholder to the extent not covered by clause (a)(i) above, and (ii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder. It is understood, however, that the Company and Summit Holdings shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company or Summit Holdings for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement. For the avoidance of doubt, the Company, Summit Holdings, the Selling Stockholders and the Underwriters agree that, if the Company or Summit Holdings receives any amounts otherwise payable to any Selling Stockholder pursuant to this Agreement, the Company or Summit Holdings, as applicable, shall receive such amounts solely in the capacity as agent for such Selling Stockholder and shall promptly pay over such amounts to such Selling Stockholder.

9. The obligations of the Underwriters hereunder, as to the Shares to be delivered at the Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company, Summit Holdings and the Selling Stockholders herein are, on the date hereof and at and as of the Time of Delivery, true and correct, the condition that the Company, Summit Holdings and the Selling Stockholders shall have performed all of its and their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Act; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b) Davis Polk & Wardwell LLP, counsel for the Underwriters, shall have furnished to the Representatives such written opinion and negative assurance letter, dated the Time of Delivery, in form and substance satisfactory to the Representatives;

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(c) Simpson Thacher & Bartlett LLP, counsel for the Company, Summit Holdings and the Blackstone Selling Stockholders, shall have furnished to the Representatives their written opinion and negative assurance letter, dated the Time of Delivery, in form and substance satisfactory to the Representatives;

(d) Richards, Layton & Finger, P.A., special Delaware counsel for the Company and Summit Holdings, shall have furnished to the Representatives their written opinion, dated the Time of Delivery, in form and substance satisfactory to the Representatives;

(e) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, each of KPMG LLP and Ernst & Young LLP shall have furnished to the Representatives a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representatives;

(f) (i) None of the Company, Summit Holdings or any of their subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or in the long-term debt of the Company, Summit Holdings or any of their subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), business or results of operations, whether or not arising from transactions in the ordinary course of business, of the Company, Summit Holdings and their subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives (other than a defaulting Underwriter under Section 11 hereof) so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus;

(g) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company, Summit Holdings or any of their subsidiaries’ debt securities by any “nationally recognized statistical rating organization,” as defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company, Summit Holdings or any of their subsidiaries’ debt securities;

(h) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives (other than a defaulting Underwriter under Section 11 hereof) makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Prospectus;

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(i) The Shares to be sold at the Time of Delivery shall have been duly listed, subject to official notice of issuance, on the Exchange;

(j) The Company and Summit Holdings shall have obtained and delivered to the Underwriters executed copies of an agreement from each of the parties listed on Schedule III hereto, substantially to the effect set forth in Annex I hereto;

(k) The Company shall have complied with the provisions of Section 6(d) hereof with respect to the furnishing of prospectuses on the second New York Business Day following the date of this Agreement;

(l) The Underwriters shall have received on the date hereof and at and as of the Time of Delivery a certificate, in the form of Annex II hereto, signed by the Company’s chief financial officer;

(m) The Company, Summit Holdings and the Selling Stockholders shall have furnished or caused to be furnished to the Representatives at the Time of Delivery certificates of officers of the Company, Summit Holdings and the Selling Stockholders, respectively, satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company, Summit Holdings and the Selling Stockholders herein, respectively, at and as of the Time of Delivery, as to the performance by each of the Company, Summit Holdings and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to the Time of Delivery, and as to such other matters as the Representatives may reasonably request, and the Company, Summit Holdings and the Selling Stockholders shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (f) of this Section 9 and the Company, Summit Holdings and the Selling Stockholders shall have furnished such other certificates and documents as the Representatives may reasonably request;

(n) Each Selling Stockholder shall have executed and delivered to the Representatives an agreement substantially in the form of Annex I hereto;

(o) Each Selling Stockholder shall deliver to each Underwriter, prior to or at the Time of Delivery, a properly completed and executed IRS Form W-9 or an applicable IRS Form W-8, as appropriate; and

(p) The Company shall have issued and delivered, or caused to be delivered, to the Selling Stockholders (or to the Underwriters on behalf of the Selling Stockholders) the number of Shares equal to the number of Shares for which such Selling Stockholders shall have exercised their right to exchange LP Units in accordance with the terms of the Exchange Agreement, which Shares shall be duly and validly issued, fully paid and non-assessable and conform in all material respects to the description thereof contained in the Pricing Prospectus and the Prospectus.

10. (a) Each of the Company and Summit Holdings, jointly and severally, will indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees and agents and each person, if any, who controls any Underwriter within the meaning of the Act and the Exchange Act, and each Selling Stockholder against any losses, claims, damages or liabilities, joint or several, to which such Underwriter, its affiliates, directors, officers, employees and agents and each person, if any, who controls any Underwriter within the meaning of the Act and the Exchange Act, or such Selling Stockholder, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material

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fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter, its affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Act and the Exchange Act, and each Selling Stockholder for any legal or other expenses reasonably incurred by such Underwriter, its affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Act and the Exchange Act or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and Summit Holdings shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with (x) written information furnished to the Company by any Underwriter through the Representatives expressly for use therein or (y) the Selling Stockholder Information.

(b) Each Selling Stockholder, severally and not jointly, will indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Act and the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter, its affiliates, directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Act and the Exchange Act may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Selling Stockholder Information; and will reimburse each Underwriter, its affiliates, directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Act and the Exchange Act for any legal or other expenses reasonably incurred by such Underwriter, its affiliates, directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Act and the Exchange Act in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, other than the Selling Stockholder Information; provided, further, that the liability of the Selling Stockholder pursuant to this subsection (b) shall not exceed the product of the number of Shares sold by such Selling Stockholder and the public offering price of the Shares (the “Selling Stockholder Net Proceeds”) as set forth in the Prospectus.

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(c) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, Summit Holdings, the directors, officers and employees of the Company and Summit Holdings and each person, if any, who controls, as of the date hereof, the Company or Summit Holdings within the meaning of the Act and the Exchange Act, and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company, its directors, officers and employees and each person, if any, who controls, as of the date hereof, the Company within the meaning of the Act and the Exchange Act, or such Selling Stockholder, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company, Summit Holdings and the directors, officers and employees of the Company and Summit Holdings and each person, if any, who controls, as of the date hereof, the Company or Summit Holdings within the meaning of the Act and the Exchange Act, and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company, Summit Holdings and the directors, officers and employees of the Company and Summit Holdings and each person, if any, who controls, as of the date hereof, the Company or Summit Holdings within the meaning of the Act and the Exchange Act or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

(d) Promptly after receipt by an indemnified party under subsections (a), (b) or (c) of this Section 10 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. It is understood that the indemnifying party or parties shall not, in connection with any one action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties except to the extent that local counsel or counsel with specialized expertise (in addition to any regular counsel) is required to effectively defend against any such action or proceeding. No

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indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) of this Section 10 in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, Summit Holdings and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) of this Section 10, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, Summit Holdings and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, Summit Holdings and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, Summit Holdings and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, Summit Holdings and the Selling Stockholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, Summit Holdings, each Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission; or (ii) each Selling Stockholder’s obligation to contribute any amount under this subsection (e) is limited in the manner and to the extent set forth in subsection (b) and each Selling Stockholder shall not be required to contribute any

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amount in excess of such Selling Stockholder’s Selling Stockholder Net Proceeds. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f) The obligations of the Company, Summit Holdings and each Selling Stockholder under this Section 10 shall be in addition to any liability that the Company, Summit Holdings and each Selling Stockholder may otherwise have; and the obligations of the Underwriters under this Section 10 shall be in addition to any liability that the respective Underwriters may otherwise have.

11. (a) If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at the Time of Delivery, the Representatives may in their discretion arrange for the Representatives or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to the Representatives to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company and the Selling Stockholders that the Representatives have so arranged for the purchase of such Shares, or the Company or a Selling Stockholder notifies the Representatives that it has so arranged for the purchase of such Shares, the Representatives or the Company or the Selling Stockholders shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect such changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus that in the Representatives’ opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 11 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives, the Company and the Selling Stockholders as provided in subsection (a) of this Section 11, the aggregate number of such Shares that remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at the Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder at the Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares that such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives, the Company and the Selling Stockholders as provided in subsection (a) of this Section 11, the aggregate number of such Shares that remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at the Time of Delivery, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) of this Section 11 to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting

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Underwriter, the Company or the Selling Stockholders, except for the expenses to be borne by the Company, the Selling Stockholders and the Underwriters as provided in Section 8 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

12. The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company, Summit Holdings, the Selling Stockholders and the several Underwriters as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or its affiliates, directors, officers and employees, agents, and each person, if any, who controls any Underwriter within the meaning of the Act and the Exchange Act or any controlling person of any Underwriter, the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

13. If this Agreement shall be terminated pursuant to Section 11 hereof, neither the Company nor any Selling Stockholder shall then be under any liability to any Underwriter except as provided in Sections 8 and 10 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company or any Selling Stockholder as provided herein, the Company and Summit Holdings, jointly and severally, will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company, Summit Holdings and the Selling Stockholders shall then be under no further liability to any Underwriter except as provided in Sections 8 and 10 hereof.

14. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives; and in all dealings with the Selling Stockholders hereunder, the Representatives and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys in Fact for such Selling Stockholder.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, Summit Holdings and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to Barclays Capital Inc., 745 7th Avenue, New York, NY 10019, Attn: Syndicate Registration, Fax: 646-834-8133; if to any Selling Stockholder shall be delivered to counsel for such Selling Stockholder or sent by mail, telex or facsimile transmission at its address set forth in Schedule IV hereto; if to the Company or Summit Holdings shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Anne Lee Benedict, Esq.; and if to any of the parties that has delivered a lock-up letter described in Section 9(j) hereof shall be delivered or sent by mail to the respective address provided in Schedule III hereto or such other address as such party provides in writing to the Company; provided, however, that any notice to an Underwriter pursuant to Section 10(b)

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hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by the Representatives on request; provided, further, that notices under Section 6(f) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to Barclays Capital Inc., 745 7th Avenue, New York, NY 10019, Attn: Syndicate Registration, Fax: 646-834-8133, Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

15. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, Summit Holdings and the Selling Stockholders and, to the extent provided in Sections 10 and 12 hereof, the officers and directors of the Company and each person who controls the Company, Summit Holdings, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

17. The Company, Summit Holdings and the Selling Stockholders acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, Summit Holdings and the Selling Stockholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, Summit Holdings or any Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company, Summit Holdings or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, Summit Holdings or any Selling Stockholder on other matters) or any other obligation to the Company, Summit Holdings or any Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) the Company, Summit Holdings and each Selling Stockholder have consulted their own legal and financial advisors to the extent they deemed appropriate. The Company, Summit Holdings and each Selling Stockholder agree that they will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, Summit Holdings or any Selling Stockholder, in connection with such transaction or the process leading thereto.

18. This Agreement supersedes all prior agreements and understandings (whether written or oral) between or among the Company, Summit Holdings, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.

19. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Company, Summit Holdings and each Selling Stockholder agree that any suit or proceeding arising in respect of this Agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company, Summit Holdings and such Selling Stockholder agree to submit to the jurisdiction of, and to venue in, such courts.

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20. Each of the Company, Summit Holdings, the Selling Stockholders and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

22. Notwithstanding anything herein to the contrary, the Company, Summit Holdings and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company, Summit Holdings and the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

23. Without limiting the applicability of Section 3 hereof or any other provision of this Agreement, with respect to any Underwriter who is affiliated with any person or entity engaged to act as an investment adviser on behalf of a client who has a direct or indirect interest in the Shares being sold by any Selling Stockholder, the Shares being sold to such Underwriter shall not include any Class A Stock attributable to such client (with any such Shares instead being allocated and sold to the other Underwriters) and, accordingly, the fees or other amounts received by such Underwriter in connection with the transactions contemplated hereby shall not include any fees or other amounts attributable to such client.

[Remainder of Page Intentionally Left Blank]

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If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company, Summit Holdings and each Selling Stockholder. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company, Summit Holdings and each Selling Stockholder for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

SUMMIT MATERIALS, INC.

By:	/s/ Anne Lee Benedict
	Name:	Anne Lee Benedict
	Title:	Executive Vice President, Chief Legal Officer and Secretary

SUMMIT MATERIALS HOLDINGS L.P.

By:	/s/ Anne Lee Benedict
	Name:	Anne Lee Benedict
	Title:	Executive Vice President, Chief Legal Officer and Secretary

[Signature Page to Underwriting Agreement]

OTHER SELLING STOCKHOLDERS

Certain of the Selling Stockholders as specified in Schedule IV hereto

By:	/s/ Chris Gaskill
	Name:	Chris Gaskill
	Title:	Attorney in Fact

[Signature Page to Underwriting Agreement]

BLACKSTONE CAPITAL PARTNERS (DELAWARE) V-NQ L.P BLACKSTONE CAPITAL PARTNERS (DELAWARE) NQ V-AC L.P.

BY: BCP V-NQ GP L.L.C., AS GENERAL PARTNER

By:	/s/ Vikrant Sawhney
	Name:	Vikrant Sawhney
	Title:	Senior Managing Director

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP (DELAWARE) V-NQ L.P. BLACKSTONE PARTICIPATION PARTNERSHIP (DELAWARE) V-NQ L.P.

BY: BCP V-NQ GP L.L.C., AS GENERAL PARTNER

By:	/s/ Vikrant Sawhney
	Name:	Vikrant Sawhney
	Title:	Senior Managing Director

[Signature Page to Underwriting Agreement]

SUMMIT BCP INTERMEDIATE HOLDINGS L.P.

BY: SUMMIT BCP INTERMEDIATE HOLDINGS GP, LTD., AS GENERAL PARTNER

By:	/s/ Neil P. Simpkins
	Name:	Neil P. Simpkins
	Title:	Director

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

BARCLAYS CAPITAL INC.

By:	/s/ Victoria Hale
	Name:	Victoria Hale
	Title:	Vice President

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Total Number of Shares to Be Purchased
Barclays Capital Inc.	10,000,000

Total	10,000,000

SCHEDULE II

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

None

(b)	Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package

The public offering price per share for the Shares is $20.15.

The number of Shares purchased by the Underwriters from the Selling Stockholders is 10,000,000.

(c)	Additional documents incorporated by reference

None

SCHEDULE III

Name of Signatory	Address
Blackstone Capital Partners (Delaware) V-NQ L.P.	c/o The Blackstone Group L.P., 345 Park Avenue, New York, NY 10154
Blackstone Capital Partners (Delaware) NQ V-AC L.P.	c/o The Blackstone Group L.P., 345 Park Avenue, New York, NY 10154
Summit BCP Intermediate Holdings L.P.	c/o The Blackstone Group L.P., 345 Park Avenue, New York, NY 10154
Blackstone Participation Partnership (Delaware) V-NQ L.P.	c/o The Blackstone Group L.P., 345 Park Avenue, New York, NY 10154
Blackstone Family Investment Partnership (Delaware) V-NQ L.P.	c/o The Blackstone Group L.P., 345 Park Avenue, New York, NY 10154
Silverhawk Summit, L.P.	c/o Silverhawk Capital Partners, LLC, 140 Greenwich Ave, 2nd Floor, Greenwich, CT 06830
Gardner Family Investments, LLC	920 Granville Road, Charlotte, NC 28207
The Harris Family 2014 Trust fbo Michael J. Harris	c/o Summit Materials, Inc., 1550 Wynkoop Street, 3rd Floor, Denver, CO 80202
The Harris Family 2014 Trust fbo Cameron I.J. Harris	c/o Summit Materials, Inc., 1550 Wynkoop Street, 3rd Floor, Denver, CO 80202
Thomas W. Hill	c/o Summit Materials, Inc., 1550 Wynkoop Street, 3rd Floor, Denver, CO 80202
Brian J. Harris	c/o Summit Materials, Inc., 1550 Wynkoop Street, 3rd Floor, Denver, CO 80202
Douglas C. Rauh	c/o Summit Materials, Inc., 1550 Wynkoop Street, 3rd Floor, Denver, CO 80202
Thomas A. Beck	c/o Summit Materials, Inc., 1550 Wynkoop Street, 3rd Floor, Denver, CO 80202
Anne Lee Benedict	c/o Summit Materials, Inc., 1550 Wynkoop Street, 3rd Floor, Denver, CO 80202
Kevin A. Gill	c/o Summit Materials, Inc., 1550 Wynkoop Street, 3rd Floor, Denver, CO 80202
Michael J. Brady	c/o Summit Materials, Inc., 1550 Wynkoop Street, 3rd Floor, Denver, CO 80202
Damian J. Murphy	c/o Summit Materials, Inc., 1550 Wynkoop Street, 3rd Floor, Denver, CO 80202
M. Shane Evans	c/o Summit Materials, Inc., 1550 Wynkoop Street, 3rd Floor, Denver, CO 80202
Howard L. Lance	c/o Summit Materials, Inc., 1550 Wynkoop Street, 3rd Floor, Denver, CO 80202
John R. Murphy	c/o Summit Materials, Inc., 1550 Wynkoop Street, 3rd Floor, Denver, CO 80202
Anne K. Wade	c/o Summit Materials, Inc., 1550 Wynkoop Street, 3rd Floor, Denver, CO 80202
Neil P. Simpkins	c/o The Blackstone Group, L.P., 345 Park Avenue, New York, NY 10154

Name of Signatory	Address
Ted A. Gardner	c/o Silverhawk Capital Partners, LLC, 140 Greenwich Ave, 2nd Floor, Greenwich, CT 06830
Julia C. Kahr	c/o The Blackstone Group, L.P., 345 Park Avenue, New York, NY 10154

SCHEDULE IV

Selling Stockholder	Total Number of Shares to Be Sold
Blackstone Capital Partners (Delaware) V-NQ L.P.	7,523,988
Blackstone Capital Partners (Delaware) NQ V-AC L.P.	1,586,120
Summit BCP Intermediate Holdings L.P.	143,097
Blackstone Family Investment Partnership (Delaware) V-NQ L.P.	12,126
Blackstone Participation Partnership (Delaware) V-NQ L.P.	7,047
Silverhawk Summit, L.P. (a)	522,804
Gardner Family Investments, LLC (a)	50,000
Thomas W. Hill (a)	43,464
The Harris Family 2014 Trust fbo Michael J. Harris (a)	40,626
The Harris Family 2014 Trust fbo Cameron I.J. Harris(a)	40,626
M. Shane Evans (a)	20,000
Anne Lee Benedict (a)	5,500
Kevin A. Gill (a)	4,602

Total	10,000,000

(a) The Selling Stockholders are represented by Simpson Thacher and Bartlett LLP and have appointed Thomas W. Hill, Brian J. Harris, Anne Lee Benedict and Christopher B. Gaskill, and each of them, as the Attorneys in Fact for such Selling Stockholders.

ANNEX I

[FORM OF LOCK-UP AGREEMENT]

Summit Materials, Inc.

Lock-Up Agreement

April 13, 2016

Barclays Capital Inc.

    As representative of the several Underwriters

    c/o Barclays Capital Inc.

    745 Seventh Avenue

    New York, New York 10019

Re: Summit Materials, Inc.—Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that Barclays Capital Inc., as representative (the “Representative”) propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), among Summit Materials, Inc., a Delaware corporation (the “Company”), Summit Materials Holdings L.P., a Delaware limited partnership (“Summit Holdings”) and the selling stockholders named in Schedule IV to such agreement (the “Selling Stockholders”), providing for a public offering (the “Offering”) of shares of Class A common stock, par value $0.01 per share (the “Common Stock”), of the Company (the “Shares”) pursuant to a Registration Statement on Form S-3 previously filed with the Securities and Exchange Commission (the “SEC”). To the extent there are no additional Underwriters listed on Schedule I thereto other than you, the representatives as used herein shall mean you, as Underwriter, and the terms “representatives” and “Underwriters” shall mean either singular or plural as the context requires.

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction that is designed to or that reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares whether any such transaction is to be settled by delivery of the Undersigned’s Shares or other securities, in cash or otherwise.

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 30 days after the date set forth on the final prospectus used to sell the Shares (the “Public Offering Date”) pursuant to the Underwriting Agreement.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) by will or intestacy, (ii) as a bona fide gift or gifts, (iii) to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, current or former marriage or adoption, not more remote than first cousin), (iv) to any immediate family member or other dependent, (v) as a distribution to limited partners, members or stockholders of the undersigned, (vi) to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned, (vii) to exchange LP Units (as defined in the Underwriting Agreement) for Shares, (viii) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (vi) above, (ix) pursuant to an order of a court or regulatory agency, (x) from an executive officer to the Company or its parent entities upon death, disability or termination of employment, in each case, of such executive officer, (xi) in connection with transactions by any person other than the Company relating to Shares acquired in open market transactions after the completion of the Offering provided that in the case of this clause (xi) no public reports or filings (including filings under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) reporting a reduction in beneficial ownership of Common Stock shall be required or shall be voluntarily made during the Lock-Up Period or any extension thereof and/or (xii) with the prior written consent of the Representatives; provided that:

(1) in the case of each transfer or distribution pursuant to clauses (ii) through (viii) and (ix) above, (a) each donee, trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein; and (b) any such transfer or distribution shall not involve a disposition for value, other than with respect to any such transfer or distribution for which the transferor or distributor receives (x) equity interests of such transferee or (y) such transferee’s interests in the transferor; and

(2) in the case of each transfer or distribution pursuant to clauses (ii) through (vii), if any public reports or filings (including filings under Section 16(a) of the Exchange Act) reporting a reduction in beneficial ownership of Common Stock shall be required or shall be voluntarily made during the Lock-Up Period or any extension thereof (a) the undersigned shall provide the Representatives prior written notice informing them of such report or filing and (b) such report or filing shall disclose that such donee, trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein.

In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such capital stock except in accordance with this Lock-Up Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned now has, and, except as contemplated by clauses (i) through (xii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The restrictions described in this Lock-Up Agreement shall not apply to (i) the sale of the Undersigned’s Shares pursuant to the Underwriting Agreement; (ii) any sales made pursuant to a trading plan adopted pursuant to Rule 10b5-1 of the Exchange Act prior to the date of this Lock-Up Agreement, provided that any filing under Section 16(a) of the Exchange Act that is made in connection with any such sales during the Lock-Up Period shall state that such sales have been executed under a trading plan pursuant to Rule 10b5-1 under the Exchange Act, and shall also state the date such trading plan was adopted; (iii) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act on or after the date of this Lock-Up Agreement, provided that no transfers occur under such plan during the Lock-Up Period and no public announcement or filing shall be required or voluntarily made by any person in connection therewith other than general disclosure in Company periodic reports to the effect that Company directors and officers may enter into such trading plans from time to time; [and/or] (iv) [the pledge, hypothecation or other granting of a security interest in Common Stock to one or more banks or financial institutions as collateral or security for any loan, advance or extension of credit and any transfer upon foreclosure upon such shares or thereafter, provided that the undersigned or the Company, as the case may be, shall provide the Representatives prior written notice informing them of any public filing, report or announcement made by or on behalf of the Company or the undersigned with respect thereto; and/or (v)]1 the delivery of LP Units to the Company and/or Summit Holdings for sale or exchange for Common Stock as contemplated in the Pricing Prospectus.

The undersigned understands that, if (i) the Underwriting Agreement (other than the provisions which survive termination under the terms thereof) shall terminate or be terminated prior to payment for the delivery of the Common Stock to be sold thereunder, (ii) the Registration Statement is withdrawn by the Company, (iii) the Company notifies the Representatives that it does not intend to proceed with the Offering, or (iv) the underwriting agreement for the Offering is not executed by June 30, 2016, the undersigned shall be released from all obligations under this Lock-Up Agreement and this Lock-Up Agreement shall be of no

[1]	To be included in Blackstone and Silverhawk forms.

further effect. The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

[Remainder of Page Intentionally Blank]

Very truly yours,

Exact Name of Stockholder, Director or Officer

Authorized Signature

Title

ANNEX II

[FORM OF CHIEF FINANCIAL OFFICER’S CERTIFICATE]

April [●], 2016

This Chief Financial Officer’s Certificate (this “Certificate”) is delivered pursuant to Section 9(m) of the Underwriting Agreement (as defined below) in connection with the offering (the “Offering”) of the Shares of Summit Materials, Inc. (the “Company”) by certain stockholders of the Company (the “Selling Stockholders”). Capitalized terms used but not defined in this Certificate have the meaning ascribed to them in the Underwriting Agreement.

I, Brian J. Harris, the Chief Financial Officer of the Company, hereby certify in such capacity and not in any individual capacity that:

1.	I am providing this Certificate in connection with the Offering of the Shares by the Selling Stockholders pursuant to the Underwriting Agreement, dated April 13, 2016 (the “Underwriting Agreement”), among the Company, Summit Materials Holdings L.P., a Delaware limited partnership (“Summit”), the Selling Stockholders and Barclays Capital Inc., as described in the Registration Statement, Basic Prospectus and Prospectus Supplement.

2.	I am familiar with the accounting and record systems of the Company.

3.	I have supervised the compilation of and reviewed the circled information contained in the attached Exhibit A, which is included in the Registration Statement, Basic Prospectus and Prospectus Supplement and which otherwise has not been confirmed by the Company’s independent auditors. Nothing has come to my attention that has caused me to believe that the circled information contained in the attached Exhibit A is not true, correct and accurate in all material respects.

This Certificate is being furnished to the Underwriters solely to assist them in conducting their investigation of the Company in connection with the offering of the Shares by the Selling Stockholders. This Certificate may not be used, quoted or otherwise referred to without the prior written consent of the Company.

*    *    *

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first written above.

SUMMIT MATERIALS, INC.

By:
	Name:	Brian J. Harris
	Title:	Chief Financial Officer

EXHIBIT A

[See attached]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended April 2, 2016

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                      to

Commission file numbers:

001-36873 (Summit Materials, Inc.)

333-187556 (Summit Materials, LLC)

SUMMIT MATERIALS, INC.

SUMMIT MATERIALS, LLC

(Exact name of registrants as specified in their charters)

Delaware (Summit Materials, Inc.)	47-1984212
Delaware (Summit Materials, LLC)	26-4138486
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1550 Wynkoop Street, 3rd Floor Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone number, including area code: (303) 893-0012

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Summit Materials, Inc.	Yes ☒ No ☐
Summit Materials, LLC	Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).

Summit Materials, Inc.	Yes ☒ No ☐
Summit Materials, LLC	Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Summit Materials, Inc.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Summit Materials, LLC

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).

Summit Materials, Inc.	Yes ☐ No ☒
Summit Materials, LLC	Yes ☐ No ☒

As of May 3, 2016, the number of shares of Summit Materials, Inc.’s outstanding Class A and Class B common stock, par value $0.01 per share for each class, was 62,622,655 and 69,007,297, respectively.

As of April 27, 2016, 100% of Summit Materials, LLC’s outstanding limited liability company interests were held by Summit Materials Intermediate Holdings, LLC, its sole member and an indirect subsidiary of Summit Materials, Inc.

EXPLANATORY NOTE

This quarterly report on Form 10-Q (this “report”) is a combined quarterly report being filed separately by two registrants: Summit Materials, Inc. and Summit Materials, LLC. Each registrant hereto is filing on its own behalf all of the information contained in this report that relates to such registrant. Each registrant hereto is not filing any information that does not relate to such registrant, and therefore makes no representation as to any such information. We believe that combining the quarterly reports on Form 10-Q of Summit Materials, Inc. and Summit Materials, LLC into this single report eliminates duplicative and potentially confusing disclosure and provides a more streamlined presentation since a substantial amount of the disclosure applies to both registrants.

Unless stated otherwise or the context requires otherwise, references to “Summit Inc.” mean Summit Materials, Inc., a Delaware corporation, and references to “Summit LLC” mean Summit Materials, LLC, a Delaware limited liability company. The references to Summit Inc. and Summit LLC are used in cases where it is important to distinguish between them. We use the terms “we,” “our,” “us” or “the Company” to refer to Summit Inc. and Summit LLC together with their respective subsidiaries, unless otherwise noted or the context otherwise requires.

Summit Inc. was formed on September 23, 2014 to be a holding company. As of April 2, 2016, its sole material asset was a 49.7% economic interest in Summit Materials Holdings L.P. (“Summit Holdings”). Summit Inc. has 100% of the voting rights of Summit Holdings, which is the indirect parent of Summit LLC. Summit LLC is a co-issuer of our outstanding 8 1⁄2% senior notes due 2022 (“2022 Notes”) and our 6 1⁄8% senior notes due 2023 (“2023 Notes” and collectively with the 2022 Notes, the “Senior Notes”). Summit Inc.’s only revenue for the three months ended April 2, 2016 was that generated by Summit LLC. Summit Inc. controls all of the business and affairs of Summit Holdings and, in turn, Summit LLC, as a result of its reorganization into a holding corporation structure consummated in connection with the initial public offering of its Class A common stock on March 11, 2015 (“IPO”).

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This report includes “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include all statements that do not relate solely to historical or current facts, and you can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “trends,” “plans,” “estimates,” “projects” or “anticipates” or similar expressions that concern our strategy, plans, expectations or intentions. All statements made relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. These forward-looking statements are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, it is very difficult to predict the effect of known factors, and, of course, it is impossible to anticipate all factors that could affect our actual results. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be realized. Important factors could affect our results and could cause results to differ materially from those expressed in our forward-looking statements, including but not limited to the factors discussed in the section entitled “Risk Factors” in Summit Inc.’s Annual Report on Form 10-K for the fiscal year ended January 2, 2016 (the “Annual Report”), as filed with the Securities and Exchange Commission (the “SEC”), any factors discussed in the section entitled “Risk Factors” of this report, and the following:

•	our dependence on the construction industry and the strength of the local economies in which we operate;

•	the cyclical nature of our business;

•	risks related to weather and seasonality;

•	risks associated with our capital-intensive business;

•	competition within our local markets;

•	our ability to execute on our acquisition strategy, successfully integrate acquisitions with our existing operations and retain key employees of acquired businesses;

•	our dependence on securing and permitting aggregate reserves in strategically located areas;

•	declines in public infrastructure construction and reductions in governmental funding, including the funding by transportation authorities and other state agencies;

•	environmental, health, safety and climate change laws or governmental requirements or policies concerning zoning and land use;

•	conditions in the credit markets;

•	our ability to accurately estimate the overall risks, requirements or costs when we bid on or negotiate contracts that are ultimately awarded to us;

•	material costs and losses as a result of claims that our products do not meet regulatory requirements or contractual specifications;

•	cancellation of a significant number of contracts or our disqualification from bidding for new contracts;

•	special hazards related to our operations that may cause personal injury or property damage not covered by insurance;

•	our substantial current level of indebtedness;

•	our dependence on senior management and other key personnel; and

•	interruptions in our information technology systems and infrastructure.

All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.

Any forward-looking statement that we make herein speaks only as of the date of this report. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.

CERTAIN DEFINITIONS

As used in this report, unless otherwise noted or the context otherwise requires:

•	“Finance Corp.” refers to Summit Materials Finance Corp., an indirect wholly-owned subsidiary of Summit LLC and the co-issuer of the Senior Notes;

•	the “Issuers” refers to Summit LLC and Finance Corp. as co-issuers of the Senior Notes but not to any of their subsidiaries;

•	“Continental Cement” refers to Continental Cement Company, L.L.C.;

•	“Harper Contracting” refers collectively to substantially all the assets of Harper Contracting, Inc., Harper Sand and Gravel, Inc., Harper Excavating, Inc., Harper Ready Mix Company, Inc. and Harper Investments, Inc.;

•	“Lafarge” refers to Lafarge North America Inc.;

•	“Mainland” refers to Mainland Sand & Gravel ULC, which is the surviving entity from the acquisition of Rock Head Holdings Ltd., B.I.M Holdings Ltd., Carlson Ventures Ltd., Mainland Sand and Gravel Ltd. and Jamieson Quarries Ltd.;

•	“Lewis & Lewis” refers to Lewis & Lewis, Inc.;

•	“Davenport Assets” refers to a cement plant and quarry in Davenport, Iowa and seven cement distribution terminals along the Mississippi River;

•	“LeGrand” refers to LeGrand Johnson Construction Co.;

•	“Pelican” refers to Pelican Asphalt Company, LLC;

•	“AMC” refers to American Materials Company;

•	“Boxley” refers to Boxley Materials Company;

•	“Sierra” refers to Sierra Ready Mix, LLC;

•	“Blackstone” refers to investment funds associated with or designated by The Blackstone Group L.P. and its affiliates;

•	“Silverhawk” refers to certain investment funds affiliated with Silverhawk Summit, L.P.;

•	“Sponsors” refers to Blackstone and Silverhawk; and

•	“EBITDA” refers to net loss before interest expense, income tax expense (benefit), depreciation, depletion and amortization expense.

SUMMIT MATERIALS, INC.

SUMMIT MATERIALS, LLC

FORM 10-Q

		Page No.

PART I—Financial Information

Item 1.	Financial Statements for Summit Materials, Inc.	1

	Consolidated Balance Sheets as of April 2, 2016 (unaudited) and January 2, 2016	1

	Unaudited Consolidated Statements of Operations for the three months ended April 2, 2016 and March 28, 2015	2

	Unaudited Consolidated Statements of Comprehensive Loss for the three months ended April 2, 2016 and March 28, 2015	3

	Unaudited Consolidated Statements of Cash Flows for the three months ended April 2, 2016 and March 28, 2015	4

	Unaudited Consolidated Statements of Changes in Stockholders Equity and Redeemable Noncontrolling Interest for the three months ended April 2, 2016 and March 28, 2015	5

	Notes to Unaudited Consolidated Financial Statements	6

	Financial Statements for Summit Materials, LLC	21

Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations	22

Item 3.	Quantitative and Qualitative Disclosures About Market Risk	38

Item 4.	Controls and Procedures	38

PART II — Other Information

Item 1.	Legal Proceedings	40

Item 1A.	Risk Factors	40

Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds	40

Item 3.	Defaults Upon Senior Securities	40

Item 4.	Mine Safety Disclosures	40

Item 5.	Other Information	40

Item 6.	Exhibits	41

SIGNATURES		43

PART I—FINANCIAL INFORMATION

ITEM 1.	FINANCIAL STATEMENTS

SUMMIT MATERIALS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	April 2, 2016 (unaudited)	January 2, 2016 (audited)
Assets
Current assets:
Cash and cash equivalents	$92,244	$186,405
Accounts receivable, net	132,513	145,544
Costs and estimated earnings in excess of billings	7,797	5,690
Inventories	171,991	130,082
Other current assets	15,003	4,807

Total current assets	419,548	472,528
Property, plant and equipment, less accumulated depreciation, depletion and amortization (April 2, 2016 - $395,192 and January 2, 2016 - $366,505)	1,397,702	1,269,006
Goodwill	735,746	596,397
Intangible assets, less accumulated amortization (April 2, 2016 - $5,871 and January 2, 2016 - $5,237)	14,521	15,005
Other assets	46,531	43,243

Total assets	$2,614,048	$2,396,179

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of debt	$6,500	$6,500
Current portion of acquisition-related liabilities	17,797	20,584
Accounts payable	91,560	81,397
Accrued expenses	78,963	92,942
Billings in excess of costs and estimated earnings	10,667	13,081

Total current liabilities	205,487	214,504
Long-term debt	1,517,680	1,273,652
Acquisition-related liabilities	32,175	39,977
Other noncurrent liabilities	129,050	100,186

Total liabilities	1,884,392	1,628,319

Commitments and contingencies (see note 11)
Stockholders’ equity:
Class A common stock, par value $0.01 per share; 1,000,000,000 shares authorized, 49,746,982 and 49,745,944 shares issued and outstanding as of April 2, 2016 and January 2, 2016, respectively	498	497
Class B common stock, par value $0.01 per share; 250,000,000 shares authorized, 69,007,297 shares issued and outstanding as of April 2, 2016 and January 2, 2016	690	690
Additional paid-in capital	622,608	619,003
Accumulated (deficit) earnings	(11,932)	10,870
Accumulated other comprehensive loss	(1,597)	(2,795)

Stockholders’ equity	610,267	628,265
Noncontrolling interest in consolidated subsidiaries	1,283	1,362
Noncontrolling interest in Summit Materials, Inc.	118,106	138,233

Total stockholders’ equity	729,656	767,860

Total liabilities and stockholders’ equity	$2,614,048	$2,396,179

See notes to unaudited consolidated financial statements.

SUMMIT MATERIALS, INC. AND SUBSIDIARIES

Unaudited Consolidated Statements of Operations

(In thousands, except share and per share amounts)

	Three months ended
	April 2, 2016	March 28, 2015
Revenue:
Product	$180,102	$148,920
Service	27,937	26,219

Net revenue	208,039	175,139
Delivery and subcontract revenue	20,340	18,848

Total revenue	228,379	193,987

Cost of revenue (excluding items shown separately below):
Product	132,494	119,791
Service	24,054	19,630

Net cost of revenue	156,548	139,421
Delivery and subcontract cost	20,340	18,848

Total cost of revenue	176,888	158,269

General and administrative expenses	45,370	67,234
Depreciation, depletion, amortization and accretion	32,360	26,126
Transaction costs	3,316	1,364

Operating loss	(29,555)	(59,006)
Other (income) expense, net	(432)	391
Loss on debt financings	—	799
Interest expense	21,577	24,109

Loss from operations before taxes	(50,700)	(84,305)
Income tax benefit	(8,166)	(4,468)

Net loss	(42,534)	(79,837)
Net loss attributable to noncontrolling interest in subsidiaries	(79)	(1,982)
Net loss attributable to Summit Holdings	(21,337)	(67,704)

Net loss attributable to Summit Materials, Inc.	$(21,118)	$(10,151)

Net loss per share of Class A common stock:
Basic	$(0.42)	$(0.37)
Diluted	$(0.42)	$(0.37)
Weighted average shares of Class A common stock:
Basic	49,746,971	27,319,846
Diluted	49,746,971	27,319,846

See notes to unaudited consolidated financial statements.

SUMMIT MATERIALS, INC. AND SUBSIDIARIES

Unaudited Consolidated Statements of Comprehensive Loss

(In thousands)

	Three months ended
	April 2, 2016	March 28, 2015
Net loss	$(42,534)	$(79,837)
Other comprehensive loss:
Foreign currency translation adjustment	4,642	(6,299)
Loss on cash flow hedges	(2,234)	—

Other comprehensive income (loss)	2,408	(6,299)

Comprehensive loss	(40,126)	(86,136)
Less comprehensive loss attributable to the noncontrolling interest in consolidated subsidiaries	(79)	(1,982)
Less comprehensive loss attributable to Summit Holdings	(20,127)	(72,953)

Comprehensive loss attributable to Summit Materials, Inc.	$(19,920)	$(11,201)

See notes to unaudited consolidated financial statements.

SUMMIT MATERIALS, INC. AND SUBSIDIARIES

Unaudited Consolidated Statements of Cash Flows

(In thousands)

	Three months ended
	April 2, 2016	March 28, 2015
Cash flow from operating activities:
Net loss	$(42,534)	$(79,837)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, depletion, amortization and accretion	36,817	27,358
Share-based compensation expense	2,036	15,217
Deferred income tax benefit	(17)	—
Net gain on asset disposals	(1,683)	(1,834)
Net gain on debt financings	—	688
Other	130	780
Decrease (increase) in operating assets, net of acquisitions:
Accounts receivable, net	22,281	30,309
Inventories	(25,612)	(21,413)
Costs and estimated earnings in excess of billings	(1,981)	(1,662)
Other current assets	(9,583)	(303)
Other assets	351	755
(Decrease) increase in operating liabilities, net of acquisitions:
Accounts payable	(618)	(10,045)
Accrued expenses	(17,890)	(20,467)
Billings in excess of costs and estimated earnings	(2,552)	(649)
Other liabilities	(1,103)	(203)

Net cash used in operating activities	(41,958)	(61,306)

Cash flow from investing activities:
Acquisitions, net of cash acquired	(249,111)	—
Purchases of property, plant and equipment	(39,125)	(17,708)
Proceeds from the sale of property, plant and equipment	6,019	2,741
Other	—	(276)

Net cash used for investing activities	(282,217)	(15,243)

Cash flow from financing activities:
Proceeds from equity offerings	—	460,000
Capital issuance costs	—	(35,956)
Proceeds from debt issuances	250,000	104,000
Debt issuance costs	(5,001)	(4,055)
Payments on debt	(3,458)	(106,441)
Purchase of noncontrolling interests	—	(35,000)
Payments on acquisition-related liabilities	(11,973)	(4,032)

Net cash provided by financing activities	229,568	378,516

Impact of foreign currency on cash	446	(202)
Net (decrease) increase in cash	(94,161)	301,765

Cash and cash equivalents—beginning of period	186,405	13,215

Cash and cash equivalents—end of period	$92,244	$314,980

See notes to unaudited consolidated financial statements.

SUMMIT MATERIALS, INC. AND SUBSIDIARIES

Unaudited Consolidated Statements of Changes in Stockholders’ Equity and Redeemable Noncontrolling Interest

(In thousands, except share amounts)

				Summit Materials, Inc.
	Redeemable Noncontrolling Interest	Partners’ Interest	Noncontrolling Interest in Subsidiaries	Accumulated Earnings	Accumulated Other Comprehensive Loss	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Noncontrolling Interest in Summit Inc.	Total Stockholders’ Equity/ Partners’ Interest
						Shares	Dollars	Shares	Dollars
Balance — January 2, 2016	$—	$—	$1,362	$10,870	$(2,795)	49,745,944	$497	69,007,297	$690	$619,003	$138,233	$767,860
Net loss	—	—	(79)	(21,118)	—	—	—	—	—	—	(21,337)	(42,534)
Issuance of Class A Shares	—	—	—	—	—	1,038	1	—	—	(115)	—	(114)
Other comprehensive income	—	—	—	—	1,198	—	—	—	—	—	1,210	2,408
Share-based compensation	—	—	—	(1,684)	—	—	—	—	—	3,720	—	2,036

Balance — April 2, 2016	$—	$—	$1,283	$(11,932)	$(1,597)	49,746,982	$498	69,007,297	$690	$622,608	$118,106	$729,656

Balance — December 27, 2014	$33,740	$285,685	$1,298	$—	$—	—	$—	—	$—	$—	—	$286,983
Accretion/ redemption value adjustment	32,252	(32,252)	—	—	—	—	—	—	—	—	—	(32,252)
Net loss	(1,890)	(41,338)	(77)	—	—	—	—	—	—	—	—	(41,415)
Other comprehensive income	—	(5,249)	—	—	—	—	—	—	—	—	—	(5,249)
Share-based compensation	—	424	—	—	—	—	—	—	—	—	—	424
Balance — March 11, 2015	$64,102	$207,270	$1,221	$—	$—	—	$—	—	$—	$—	—	$208,491

Recording of noncontrolling interest upon reorganization	—	(207,270)	—	—	—	—	—	—	—	—	207,270	—
Net loss	—	—	(15)	(10,151)	—	—	—	—	—	—	(26,366)	(36,532)
Issuance of Class A Shares	—	—	—	—	—	25,555,555	256	—	—	423,788	—	424,044
Issuance of Class B Shares	—	—	—	—	—	—	—	69,007,397	690	(690)	—	—
Other comprehensive income	—	—	—	—	(1,050)	—	—	—	—	—	—	(1,050)
Share repurchase	—	—	—	—	—	—	—	(100)	—	—	—	—
Purchase of redeemable noncontrolling interest	(64,102)	—	—	—	—	1,029,183	10	—	—	18,515	—	18,525
Share-based compensation	—	—	—	—	—	—	—	—	—	14,793	—	14,793

Balance — March 28, 2015	$—	$—	$1,206	$(10,151)	$(1,050)	26,584,738	$266	69,007,297	$690	456,406	$180,904	$628,271

See notes to unaudited consolidated financial statements.

SUMMIT MATERIALS, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Tables in thousands, except share amounts)

1.	SUMMARY OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Summit Materials, Inc. (“Summit Inc.” and, together with its subsidiaries, the “Company”) is a vertically-integrated construction materials company. The Company is engaged in the production and sale of aggregates, cement, ready-mixed concrete, asphalt paving mix and concrete products and owns and operates quarries, sand and gravel pits, two cement plants, cement distribution terminals, ready-mixed concrete plants, asphalt plants and landfill sites. It is also engaged in paving and related services. The Company has three operating segments, which are also its reporting segments: West; East; and Cement.

Substantially all of the Company’s products and services are produced, consumed and performed outdoors, primarily in the spring, summer and fall. Seasonal changes and other weather-related conditions can affect the production and sales volumes of its products and delivery of services. Therefore, the financial results for any interim period are typically not indicative of the results expected for the full year. Furthermore, the Company’s sales and earnings are sensitive to national, regional and local economic conditions and to cyclical changes in construction spending, among other factors.

On September 23, 2014, Summit Inc. was formed as a Delaware corporation to be a holding company. Its sole material asset is a controlling equity interest in Summit Materials Holdings L.P. (“Summit Holdings”). Pursuant to a reorganization into a holding company structure (the “Reorganization”) consummated in connection with Summit Inc.’s March 2015 initial public offering, Summit Inc. became a holding corporation operating and controlling all of the business and affairs of Summit Holdings and its subsidiaries and, through Summit Holdings, conducts its business. Together with Summit Inc., certain investment funds affiliated with Blackstone Capital Partners V L.P. and Silverhawk Summit, L.P. (collectively, the “Sponsors”) are the primary owners of Summit Holdings.

Equity Offerings—Summit Inc. commenced operations on March 11, 2015 upon the pricing of the initial public offering of its Class A common stock (“IPO”). Summit Inc. raised $433.0 million, net of underwriting discounts, through the issuance of 25,555,555 shares of Class A common stock at a public offering price of $18.00 per share. Summit Inc. used the offering proceeds to purchase a number of newly-issued Class A Units (“LP Units”) from Summit Holdings equal to the number of shares of Class A common stock issued to the public. Summit Inc. caused Summit Holdings to use these proceeds: (i) to redeem $288.2 million in aggregate principal amount of outstanding 10 1⁄2% senior notes due January 31, 2020 (“2020 Notes”); (ii) to purchase 71,428,571 Class B Units of Continental Cement Company, L.L.C. (“Continental Cement”); (iii) to pay a one-time termination fee of $13.8 million primarily to affiliates of the Sponsors in connection with the termination of a transaction and management fee agreement; and (iv) for general corporate purposes. The $288.2 million redemption of 2020 Notes was completed in the second quarter of 2015 at a redemption price equal to par plus an applicable premium of $38.2 million plus $5.2 million of accrued and unpaid interest.

On August 11, 2015, Summit Inc. raised $555.8 million, net of underwriting discounts, through the issuance of 22,425,000 shares of Class A common stock at a public offering price of $25.75 per share (“follow-on offering”). Summit Inc. used these proceeds to purchase 3,750,000 newly-issued LP Units from Summit Holdings and 18,675,000 LP Units from certain of our pre-IPO owners, at a purchase price per LP Unit equal to the public offering price per share of Class A common stock, less underwriting discounts and commissions. Summit Holdings used the proceeds from the 3,750,000 newly-issued LP Units to pay the deferred purchase price of $80.0 million related to the July 17, 2015 acquisition of a cement plant and a quarry in Davenport, Iowa, and seven cement terminals along the Mississippi River (the “Davenport Assets”) and for general corporate purposes.

Basis of Presentation—These unaudited consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) for interim financial information, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures typically included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. These unaudited consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and the notes thereto as of and for the year ended January 2, 2016. The Company continues to follow the accounting policies set forth in those consolidated financial statements.

Management believes that these consolidated interim financial statements include all adjustments, normal and recurring in nature, that are necessary to present fairly the financial position of the Company as of April 2, 2016 and the results of operations and cash flows for the three months ended April 2, 2016 and March 28, 2015. All significant intercompany balances and transactions have been eliminated.

The Company’s fiscal year is based on a 52-53 week year with each quarter composed of 13 weeks ending on a Saturday. The 53-week year occurs approximately once every seven years and occurred in 2015. The additional week in the 53-week year was included in the fourth quarter of 2015.

Principles of Consolidation—The consolidated financial statements include the accounts of Summit Inc. and its majority owned subsidiaries. As a result of the Reorganization, Summit Holdings became a variable interest entity. Summit Inc. is the primary beneficiary of Summit Holdings as a result of its 100% voting power and control over Summit Holdings and its obligation to absorb losses and its right to receive benefits of Summit Holdings and thus consolidates Summit Holdings in its consolidated financial statements with a corresponding noncontrolling interest elimination of 50.3% between January 2, 2016 and April 2, 2016 and 72.2% between March 11, 2015 and March 28, 2015. Collectively, Summit Inc.’s August 2015 follow-on offering and its December 2015 stock dividend decreased the noncontrolling interest’s economic interest from 72.2% to 50.3%.

Noncontrolling interests in consolidated subsidiaries represent a 20% ownership in Ohio Valley Asphalt, LLC and, prior to the IPO and concurrent purchase of the noncontrolling interests of Continental Cement, a 30% redeemable ownership in Continental Cement. All intercompany balances and transactions have been eliminated. The Company attributes consolidated stockholders’ equity and net income separately to the controlling and noncontrolling interests. The Company accounts for investments in entities for which it has an ownership of 20% to 50% using the equity method of accounting.

Use of Estimates—Preparation of these consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions. These estimates and the underlying assumptions affect the amounts of assets and liabilities reported, disclosures about contingent assets and liabilities and reported amounts of revenue and expenses. Such estimates include the valuation of accounts receivable, inventories, goodwill, intangibles and other long-lived assets, pension and other postretirement obligations and asset retirement obligations. Estimates also include revenue earned on contracts and costs to complete contracts. Most of the Company’s paving and related services are performed under fixed unit-price contracts with state and local governmental entities. Management regularly evaluates its estimates and assumptions based on historical experience and other factors, including the current economic environment. Management adjusts such estimates and assumptions when circumstances dictate. As future events and their effects cannot be determined with precision, actual results can differ significantly from estimates made. Changes in estimates, including those resulting from continuing changes in the economic environment, are reflected in the Company’s consolidated financial statements when the change in estimate occurs.

Business and Credit Concentrations—The Company’s operations are conducted primarily across 22 U.S. states and in British Columbia, Canada, with the most significant revenue generated in Texas, Kansas, Utah, Missouri and Kentucky. The Company’s accounts receivable consist primarily of amounts due from customers within these areas. Therefore, collection of these accounts is dependent on the economic conditions in the aforementioned states, as well as specific situations affecting individual customers. Credit granted within the Company’s trade areas has been granted to many customers, and management does not believe that a significant concentration of credit exists with respect to any individual customer or group of customers. No single customer accounted for more than 10% of the Company’s total revenue in the three months ended April 2, 2016.

Earnings per Share—The Company computes basic earnings per share attributable to stockholders by dividing income attributable to Summit Inc. by the weighted-average shares of Class A common stock outstanding.

Diluted earnings per share reflects the potential dilution beyond shares for basic earnings per share that could occur if securities or other contracts to issue common stock were exercised, converted into common stock, or resulted in the issuance of common stock that would have shared in the Company’s earnings. Since the Class B common stock has no economic value, those shares are not included in the weighted-average common share amount for basic or diluted earnings per share. In addition, as the shares of Class A common stock are issued by Summit Inc., the earnings and equity interests of noncontrolling interests are not included in basic or diluted earnings per share.

Fair Value Measurements—Certain acquisitions made by the Company require the payment of contingent amounts of purchase consideration. These payments are contingent on specified operating results being achieved in periods subsequent to the acquisition and will only be made if earn-out thresholds are achieved. Contingent consideration obligations are measured at fair value each reporting period. Any adjustments to fair value are recognized in earnings in the period identified.

The Company has entered into interest rate derivatives on $200.0 million of its term loan borrowings to add stability to interest expense and to manage its exposure to interest rate movements. The effective portion of changes in the fair value of derivatives designated and that qualify as cash flow hedges is recorded in accumulated other comprehensive loss and will be subsequently reclassified into earnings in the period that the hedged forecasted transaction affects earnings. The fair value of contingent consideration and derivatives as of April 2, 2016 and January 2, 2016 was:

	April 2, 2016	January 2, 2016
Current portion of acquisition-related liabilities and Accrued expenses:
Contingent consideration	$5,057	$4,918
Cash flow hedges	457	224
Acquisition-related liabilities and Other noncurrent liabilities
Contingent consideration	$1,844	$2,475
Cash flow hedges	2,654	681

The fair value of contingent consideration was based on unobservable, or Level 3, inputs, including projected probability-weighted cash payments and an 11.0% discount rate, which reflects a market discount rate. Changes in fair value may occur as a result of a change in actual or projected cash payments, the probability weightings applied by the Company to projected payments or a change in the discount rate. Significant increases or decreases in any of these inputs in isolation could result in a lower, or higher, fair value measurement. The fair value of the cash flow hedges are based on observable, or Level 2, inputs such as interest rates, bond yields and prices in inactive markets. There were no material valuation adjustments in the three months ended April 2, 2016 or March 28, 2015.

Financial Instruments—The Company’s financial instruments include debt and certain acquisition-related liabilities (deferred consideration and noncompete obligations). The carrying value and fair value of these financial instruments as of April 2, 2016 and January 2, 2016 was:

	April 2, 2016		January 2, 2016
	Fair Value	Carrying Value	Fair Value	Carrying Value
Level 2
Long-term debt(1)	$1,517,706	$1,540,410	$1,283,799	$1,291,858

Level 3
Current portion of deferred consideration and noncompete obligations(2)	12,740	12,740	15,666	15,666
Long term portion of deferred consideration and noncompete obligations(3)	30,331	30,331	37,502	37,502

(1)	$6.5 million included in current portion of debt as of April 2, 2016 and January 2, 2016. Capitalized loan costs of $16.2 million and $11.7 million are excluded, respectively.
(2)	Included in current portion of acquisition-related liabilities on the balance sheet.
(3)	Included in acquisition-related liabilities on the balance sheet.

The fair value of debt was determined based on observable, or Level 2, inputs, such as interest rates, bond yields and quoted prices in inactive markets. The fair values of the deferred consideration and noncompete obligations were determined based on unobservable, or Level 3, inputs, including the cash payment terms in the purchase agreements and a discount rate reflecting the Company’s credit risk.

Redeemable Noncontrolling Interest — On March 17, 2015, upon the consummation of the IPO and the transactions contemplated by a contribution and purchase agreement entered into with the holders of all of the outstanding Class B Units of Continental Cement, Continental Cement became a wholly-owned indirect subsidiary of Summit Inc. The noncontrolling interests of Continental Cement were acquired for aggregate consideration of $64.1 million, consisting of $35.0 million of cash, 1,029,183 shares of Summit Inc.’s Class A common stock and $15.0 million aggregate principal amount of non-interest bearing notes payable in six annual installments of $2.5 million, beginning on March 17, 2016.

New Accounting Standards — In March 2016, the Financial Accounting Standards Board (“FASB”) issued a new accounting standard with targeted amendments to the accounting for employee share-based payments. Accounting Standards Update (“ASU”) 2016-09, Improvements to Employee Share-Based Payment Accounting, requires that the income tax effect of share-based awards be recognized in the income statement and allows entities to elect an accounting method to recognize forfeitures as they occur or to estimate forfeitures, as is currently required. The ASU is effective for public entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2016 and interim periods within those years. However, the Company early adopted this ASU as of the beginning of fiscal year 2016 and made an election to recognize forfeitures as they occur. The ASU adoption was applied using a modified retrospective method by means of a $1.7 million cumulative-effect adjustment to equity as of the beginning of the fiscal year.

In February 2016, the FASB issued new accounting guidance to the standard of lease accounting, ASU No. 2016-02, Leases, which will result in lessees recognizing most leases on-balance sheet. Lessees are required to disclose more quantitative and qualitative information about their leases than current U.S. GAAP requires. They are also required to apply the new guidance at the beginning of the earliest period presented in the financial statements when they first apply the new standard. The new standard must be adopted by December 15, 2018. Early adoption is permitted. Management is currently assessing the effect that the adoption of this ASU will have on the consolidated financial statements.

In May 2014, the FASB issued a new accounting standard to improve and converge the financial reporting requirements for revenue from contracts with customers. ASU No. 2014-09, Revenue from Contracts with Customers, prescribes a five-step model for revenue recognition that will replace most existing revenue recognition guidance in U.S. GAAP. The ASU will supersede nearly all existing revenue recognition guidance under U.S. GAAP and provides that an entity recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This update also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments, and assets recognized from costs incurred to obtain or fulfill a contract. ASU No. 2014-09 allows for either full retrospective or modified retrospective adoption. In July 2015, the FASB postponed the effective date of the new revenue standard by one year to the first quarter of 2018. Early adoption is permitted, but no earlier than 2017. Management is currently assessing the effect that the adoption of this standard will have on the consolidated financial statements.

Reclassifications — Certain amounts in the prior year have been reclassified to conform to the current period’s presentation.

2.	REORGANIZATION

Prior to the IPO and Reorganization, the capital structure of Summit Holdings consisted of six different classes of limited partnership interests (Class A-1, Class A-2, Class B-1, Class C, Class D-1 and Class D-2), each of which was subject to unique distribution rights. There were no outstanding Class A-2 interests. In connection with the IPO and the Reorganization, the limited partnership agreement of Summit Holdings was amended and restated to, among other things, modify its capital structure by creating the LP Units, referred to as the “Reclassification.” Immediately following the Reclassification, 69,007,297 LP Units were outstanding. In addition, in substitution for part of the economic benefit of the Class C and Class D interests that was not reflected in the conversion of such interests to LP Units, warrants were issued to holders of Class C interests to purchase an aggregate of 160,333 shares of Class A common stock, and options were issued to holders of Class D interests to purchase an aggregate of 4,358,842 shares of Class A common stock (“leverage restoration options”). The exercise price of the warrants and leverage restoration options is the IPO price of $18.00 per share. In conjunction with the Reclassification of the equity-based awards, the Company recognized a $14.5 million modification charge in general and administrative costs in the three months ended March 28, 2015.

The leverage restoration options were granted under the Summit Materials, Inc. 2015 Omnibus Incentive Plan (the “Omnibus Incentive Plan”). The leverage restoration options that correlate to time-vesting interests vest over four years, beginning on the Reclassification date and the leverage restoration options that correlate to performance-vesting interests vest only when both the relevant return multiple is achieved and a four year time-vesting condition is satisfied. The time-based vesting condition for both the time-vesting and performance-vesting interests will be satisfied with respect to 25% of the performance-vesting options on each of the first four anniversaries of the Reclassification date, subject to the employee’s continued employment through the applicable vesting date.

The Company also granted 240,000 options to purchase shares of Class A common stock under the Omnibus Incentive Plan to certain employees some of whom had not previously been granted equity-based interests. These stock options have an exercise price of $18.00 per share, the IPO price, and are subject to a time-based vesting condition that will be satisfied with respect to 25% of the award on each of the first four anniversaries of the grant date, subject to the employee’s continued employment through the applicable vesting date.

3.	INTANGIBLE ASSETS

The Company’s intangible assets are primarily composed of goodwill, lease agreements and reserve rights. The assets related to lease agreements reflect the submarket royalty rates paid under agreements, primarily, for extracting aggregates. The values were determined as of the respective acquisition dates by a comparison of market-royalty rates. The reserve rights relate to aggregate reserves to which the Company has the rights of ownership, but do not own the reserves. The intangible assets are amortized on a straight-line basis over the lives of the leases.

Changes in the carrying amount of goodwill, by reportable segment, from January 2, 2016 to April 2, 2016 are summarized as follows:

	West	East	Cement	Total
Balance, January 2, 2016	$303,926	$98,308	$194,163	$596,397
Acquisitions(1)	1,724	134,774	—	136,498
Foreign currency translation adjustments	2,851	—	—	2,851

Balance, April 2, 2016	$308,501	$233,082	$194,163	$735,746

Accumulated impairment losses as of April 2, 2016 and January 2, 2016	$(53,264)	$(14,938)	$—	$(68,202)

(1)	Includes goodwill from the East segment’s acquisitions of Boxley Materials Company (“Boxley”) and American Materials Company (“AMC”) in the three months ended April 2, 2016. Boxley is a vertically-integrated materials-based company serving Roanoke, Virginia and surrounding areas. AMC is an aggregates and ready-mixed concrete business serving the Carolinas. The purchase price allocation for the 2015 and 2016 acquisitions, primarily related to the valuation of property, plant and equipment, has not yet been finalized due to the recent timing of the acquisitions. Included in the West segment’s goodwill are certain working capital adjustments related to 2015 acquisitions.

The following table shows intangible assets by type and in total:

	April 2, 2016			January 2, 2016
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Leases	$10,357	$(2,656)	$7,701	$10,357	$(2,531)	$7,826
Reserve rights	8,786	(2,555)	6,231	8,636	(2,078)	6,558
Trade names	1,000	(583)	417	1,000	(558)	442
Other	249	(77)	172	249	(70)	179

Total intangible assets	$20,392	$(5,871)	$14,521	$20,242	$(5,237)	$15,005

Amortization expense in the three months ended April 2, 2016 and March 28, 2015 was $0.4 million in each period. The estimated amortization expense for the intangible assets for each of the five years subsequent to April 2, 2016 is as follows:

2016 (nine months)	$1,690
2017	959
2018	959
2019	959
2020	901
2021	859
Thereafter	8,194

Total	$14,521

4.	ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consisted of the following as of April 2, 2016 and January 2, 2016:

	April 2, 2016	January 2, 2016
Trade accounts receivable	$124,444	$133,418
Retention receivables	9,356	13,217
Receivables from related parties	704	635

Accounts receivable	134,504	147,270
Less: Allowance for doubtful accounts	(1,991)	(1,726)

Accounts receivable, net	$132,513	$145,544

Retention receivables are amounts earned by the Company but held by customers until paving and related service contracts and projects are near completion or fully completed. Amounts are generally expected to be billed and collected within one year.

5.	INVENTORIES

Inventories consisted of the following as of April 2, 2016 and January 2, 2016:

	April 2, 2016	January 2, 2016
Aggregate stockpiles	$102,167	$86,236
Finished goods	46,751	14,840
Work in process	5,667	5,141
Raw materials	17,406	23,865

Total	$171,991	$130,082

6.	ACCRUED EXPENSES

Accrued expenses consisted of the following as of April 2, 2016 and January 2, 2016:

	April 2, 2016	January 2, 2016
Interest	$10,318	$19,591
Payroll and benefits	17,606	24,714
Capital lease obligations	12,509	15,263
Insurance	9,163	9,824
Non-income taxes	6,017	4,618
Professional fees	2,391	2,528
Other(1)	20,959	16,404

Total	$78,963	$92,942

(1)	Consists primarily of subcontractor and working capital settlement accruals.

7.	DEBT

Debt consisted of the following as of April 2, 2016 and January 2, 2016:

	April 2, 2016	January 2, 2016
Term Loan, due 2022:
$645.1 million term loan, net of $2.9 million discount at April 2, 2016 and $646.8 million term loan, net of $3.1 million discount at January 2, 2016	$642,185	$643,693
8 1⁄2% Senior Notes, due 2022	250,000	—
6 1⁄8% Senior Notes, due 2023:
$650 million senior notes, net of $1.8 million discount at April 2, 2016 and January 2, 2016	648,225	648,165

Total	1,540,410	1,291,858
Current portion of long-term debt	6,500	6,500

Long-term debt	$1,533,910	$1,285,358

The contractual payments of long-term debt, including current maturities, for the five years subsequent to April 2, 2016, are as follows:

2016 (nine months)	$4,875
2017	6,500
2018	4,875
2019	6,500
2020	8,125
2021	6,500
Thereafter	1,507,750

Total	1,545,125
Less: Original issue net discount	(4,715)
Less: Capitalized loan costs	(16,230)

Total debt	$1,524,180

Senior Notes— On March 8, 2016, the Issuers issued $250.0 million of 8.500% senior notes due April 15, 2022 (the “2022 Notes”). The 2022 Notes were issued at 100.0% of their par value with proceeds of $246.3 million, net of related fees and expenses. The proceeds from the sale of the 2022 Notes were used to fund the acquisition of Boxley, replenish cash used for the acquisition of AMC and the expenses incurred in connection with these acquisitions. The 2022 Notes were issued under an indenture dated March 8, 2016 (as amended and supplemented, the “2016 Indenture”). The 2016 Indenture contains covenants limiting, among other things, Summit LLC and its restricted subsidiaries’ ability to incur additional indebtedness or issue certain preferred shares, pay dividends, redeem stock or make other distributions, make certain investments, sell or transfer certain assets, create liens, consolidate, merger, sell or otherwise dispose of all or substantially all of the company’s assets, enter into certain transactions with affiliates, and designate subsidiaries as unrestricted subsidiaries. The 2016 Indenture also contains customary events of default. Interest on the 2022 Notes is payable semi-annually on April 15 and October 15 of each year commencing on October 15, 2016.

In 2015, the Issuers issued $650.0 million of 6.125% senior notes due July 2023 (the “2023 Notes”). The net proceeds from the 2023 Notes, with proceeds from the refinancing of the term loan described below, were used to pay the $370.0 million initial purchase price for the Davenport Assets, to redeem $183.0 million plus $153.8 million in aggregate principal amount of the then outstanding 2020 Notes and pay related fees and expenses. Of the aggregate $650.0 million of 2023 Notes in 2015, $350.0 million were issued at par and $300.0 million were issued at 99.375% of par. The 2023 Notes were issued under an indenture dated July 8, 2015 (as amended and supplemented, the “2015 Indenture”), the terms of which are generally consistent with the 2016 Indenture. Interest on the 2023 Notes is payable semi-annually in arrears on January 15 and July 15 of each year commencing on January 15, 2016.

In April, August and November 2015, using proceeds from the IPO, the refinancing of the term loan described below and the proceeds from the 2023 Notes, $288.2 million, $183.0 million and $153.8 million, respectively, aggregate principal amount of the outstanding 2020 Notes were redeemed at a price equal to par plus an applicable premium and the indenture under which the 2020 Notes were issued was satisfied and discharged. As a result of the redemptions, net charges of $56.5 million were recognized in the year ended January 2, 2016. The fees included $66.6 million for the applicable prepayment premium and $11.9 million for the write-off of deferred financing fees, partially offset by $22.0 million of net benefit from the write-off the original issuance net premium in the year ended January 2, 2016. There were no related charges recognized for the three months ended March 28, 2015, as the first redemption was in April 2015.

As of April 2, 2016 and January 2, 2016, the Company was in compliance with all covenants under the indentures that were applicable as of each date.

Senior Secured Credit Facilities— Summit LLC has credit facilities that provide for term loans in an aggregate amount of $650.0 million and revolving credit commitments in an aggregate amount of $235.0 million (the “Senior Secured Credit Facilities”). Under the Senior Secured Credit Facilities, required principal repayments of 0.25% of term debt are due on the last business day of each March, June, September and December. The unpaid principal balance is due in full on the maturity date, which is July 17, 2022. On July 17, 2015, Summit LLC refinanced its term loan under the Senior Secured Credit Facilities (the “Refinancing”). The Refinancing, among other things: (i) reduced the applicable margins used to calculate interest rates for term loans under the Senior Secured Credit Facilities to 3.25% for LIBOR rate loans and 2.25% for base rate loans, subject to a LIBOR floor of 1.00% (and one 25 basis point step down upon Summit LLC achieving a certain first lien net leverage ratio); (ii) increased term loans borrowed under the term loan facility from $422.0 million to an aggregate $650.0 million; and (iii) created additional flexibility under the financial maintenance covenants, which are tested quarterly, by increasing the applicable maximum Consolidated First Lien Net Leverage Ratio (as defined in the credit agreement governing the Senior Secured Credit Facilities, the “Credit Agreement”).

On March 11, 2015, Summit LLC entered into Amendment No. 3 to the Credit Agreement, which became effective on March 17, 2015 upon the consummation of the IPO. The amendment: (i) increased the size of the revolving credit facility from $150.0 million to $235.0 million; (ii) extended the maturity date of the revolving credit facility to March 11, 2020; (iii) amended certain covenants; and (iv) permits periodic tax distributions as contemplated in a tax receivable agreement, dated March 11, 2015. As a result of this amendment, $0.8 million of financing fees were recognized in the three months ended March 28, 2015.

The revolving credit facility bears interest per annum equal to, at Summit LLC’s option, either (i) a base rate determined by reference to the highest of (a) the federal funds rate plus 0.50%, (b) the prime rate of Bank of America, N.A. and (c) LIBOR plus 1.00%, plus an applicable margin of 2.25% for base rate loans or (ii) a LIBOR rate determined by reference to Reuters prior to the interest period relevant to such borrowing adjusted for certain additional costs plus an applicable margin of 3.25% for LIBOR rate loans.

There were no outstanding borrowings under the revolving credit facility as of April 2, 2016, leaving remaining borrowing capacity of $210.6 million, which is net of $24.4 million of outstanding letters of credit. The outstanding letters of credit are renewed annually and support required bonding on construction projects and the Company’s insurance liabilities.

Summit LLC’s Consolidated First Lien Net Leverage Ratio, as such term is defined in the Senior Secured Credit Facilities, should be no greater than 4.75:1.0 as of each quarter-end. As of April 2, 2016 and January 2, 2016, Summit LLC was in compliance with all covenants.

Summit LLC’s wholly-owned domestic subsidiary companies, subject to certain exclusions and exceptions, are named as subsidiary guarantors of the Senior Notes and the Senior Secured Credit Facilities. In addition, Summit LLC has pledged substantially all of its assets as collateral, subject to certain exclusions and exceptions, for the Senior Secured Credit Facilities.

Interest expense related to debt totaled $18.3 million and $22.0 million in the three months ended April 2, 2016 and March 28, 2015, respectively.

The following table presents the activity for the deferred financing fees for the three months ended April 2, 2016 and March 28, 2015:

Deferred financing fees
Balance—January 2, 2016	$15,892
Loan origination fees	5,001
Amortization	(729)

Balance—April 2, 2016	$20,164

Balance—December 27, 2014	$17,215
Loan origination fees	4,048
Amortization	(982)
Write off of deferred financing fees	(688)

Balance—March 28, 2015	$19,593

Other—On January 15, 2015, the Company’s wholly-owned subsidiary in British Columbia, Canada entered into an agreement with HSBC for a (i) $6.0 million Canadian dollar (“CAD”) revolving credit commitment to be used for operating activities that bears interest per annum equal to the bank’s prime rate plus 0.20%, (ii) $0.5 million CAD revolving credit commitment to be used for capital equipment that bears interest per annum at the bank’s prime rate plus 0.90% and (iii) $0.4 million CAD revolving credit commitment to provide guarantees on behalf of that subsidiary. There were no amounts outstanding under this agreement as of April 2, 2016 or January 2, 2016.

8.	ACCUMULATED OTHER COMPREHENSIVE LOSS

The changes in each component of accumulated other comprehensive loss consisted of the following:

	Change in retirement plans	Foreign currency translation adjustments	Cash flow hedge adjustments	Accumulated other comprehensive loss
Balance — January 2, 2016	$1,049	$(3,379)	$(465)	$(2,795)
Foreign currency translation adjustment	—	2,309	—	2,309
Loss on cash flow hedges	—	—	(1,111)	(1,111)

Balance — April 2, 2016	$1,049	$(1,070)	$(1,576)	$(1,597)

9.	INCOME TAXES

Summit Inc.’s tax provision includes its proportional share of Summit Holdings’ tax attributes. Summit Holdings’ subsidiaries are primarily limited liability companies, but do include certain entities organized as C corporations and a Canadian subsidiary. The tax attributes related to the limited liability companies are passed on to Summit Holdings and then to its partners, including Summit Inc. The tax attributes associated with the C corporation and Canadian subsidiaries are fully reflected in the Company’s accounts.

The effective income tax rate for the C corporations differ from the statutory federal rate primarily due to (1) tax depletion expense in excess of the expense recorded under U.S. GAAP, (2) state income taxes and the effect of graduated tax rates and (3) various other items such as limitations on meals and entertainment and other costs. The effective income tax rate for the Canadian subsidiary is not significantly different from its historical effective tax rate.

As of April 2, 2016, and January 2, 2016, Summit Inc. and its subsidiaries had not recognized any liabilities for uncertain tax positions. The Company records interest and penalties as a component of the income tax provision. No material interest or penalties were recognized in income tax expense during the three months ended April 2, 2016, or March 28, 2015.

10.	NET LOSS PER SHARE

Basic loss per share is computed by dividing net loss by the weighted average common shares outstanding and diluted net loss is computed by dividing net loss, adjusted for changes in the amount allocated to Summit Inc. as a result of the assumed conversion of LP Units, by the weighted-average common shares outstanding assuming dilution.

The following table shows the calculation of basic loss per share:

	Three months ended
	April 2, 2016	March 28, 2015
Net loss attributable to Summit Inc.	$(21,118)	$(10,151)
Weighted average shares of Class A shares outstanding	49,746,971	27,319,846

Basic loss per share	$(0.42)	$(0.37)

Excluded from the above calculation for the three months ended April 2, 2016 and March 28, 2015 were 50,261,471 and 69,007,297 LP Units, respectively, and 336,657 time-vesting restricted stock units and 130,691 market-based restricted stock units were excluded from the above calculation for the three months ended April 2, 2016 as they had no effect on loss per share. Also excluded from the calculation were 2,767,458 and 2,280,314 time-vesting stock options in the three months ended April 2, 2016 and March 28, 2015, respectively, as they were antidilutive. In addition, 160,333 warrants were excluded from the above calculation in the three months ended April 2, 2016 and March 28, 2015 as they were antidilutive.

11.	COMMITMENTS AND CONTINGENCIES

The Company is party to certain legal actions arising from the ordinary course of business activities. Accruals are recorded when the outcome is probable and can be reasonably estimated. While the ultimate results of claims and litigation cannot be predicted with certainty, management expects that the ultimate resolution of all pending or threatened claims and litigation will not have a material effect on the Company’s consolidated results of operations, financial position or liquidity. The Company records legal fees as incurred.

Litigation and Claims—The Company is obligated under an indemnification agreement entered into with the sellers of Harper Contracting, Inc., Harper Sand and Gravel, Inc., Harper Excavating, Inc., Harper Ready Mix Company, Inc. and Harper Investments, Inc. for the sellers’ ownership interests in a joint venture agreement. The Company has the rights to any benefits under the joint venture as well as the assumption of any obligations, but does not own equity interests in the joint venture. The joint venture has incurred significant losses on a highway project in Utah, which have resulted in requests for funding from the joint venture partners and ultimately from the Company. Through April 2, 2016, the Company has funded $8.8 million, $4.0 million in 2012 and $4.8 million in 2011. In 2012 and 2011, the Company recognized losses on the indemnification agreement of $8.0 million and $1.9 million, respectively. As of April 2, 2016 and January 2, 2016, an accrual of $4.3 million was recorded in other noncurrent liabilities as management’s best estimate of future funding obligations.

Environmental Remediation and Site Restoration —The Company’s operations are subject to and affected by federal, state, provincial and local laws and regulations relating to the environment, health and safety and other regulatory matters. These operations require environmental operating permits, which are subject to modification, renewal and revocation. The Company regularly monitors and reviews its operations, procedures and policies for compliance with these laws and regulations. Despite these compliance efforts, risk of environmental liability is inherent in the operation of the Company’s business, as it is with other companies engaged in similar businesses and there can be no assurance that environmental liabilities or noncompliance will not have a material adverse effect on the Company’s consolidated financial condition, results of operations or liquidity.

The Company has site restoration obligations arising from regulatory and contractual requirements to perform reclamation activities at the time certain quarries and landfills are closed. As of April 2, 2016 and January 2, 2016, $19.1 million and $18.7 million, respectively, were included in other noncurrent liabilities on the consolidated balance sheets and $2.1 million and $2.0 million were included in accrued expenses for future reclamation costs. The total undiscounted anticipated costs for site reclamation as of April 2, 2016 and January 2, 2016 were $63.2 million and $56.7 million, respectively.

Other—During the ordinary course of business, there may be revisions to project costs and conditions that can give rise to change orders. Revisions can also result in claims that the Company may make against the customer or a subcontractor to recover project variances that have not been satisfactorily addressed through change orders with the customer. As of April 2, 2016, there were no unapproved change orders or claims and, as of January 2, 2016, unapproved change orders and claims included in accounts receivable totaled $1.2 million.

The Company is obligated under various firm purchase commitments for certain raw materials and services that are in the ordinary course of business. Management does not expect any significant changes in the market value of these goods and services during the commitment period that would have a material adverse effect on the financial condition, results of operations, and cash flows of the Company. The terms of the purchase commitments generally approximate one year.

12.	SUPPLEMENTAL CASH FLOW INFORMATION

Supplemental cash flow information is as follows:

	Three months ended
	April 2, 2016	March 28, 2015
Cash payments:
Interest	$28,129	$39,165
Income taxes	269	453
Non cash financing activities:
Purchase of noncontrolling interest in Continental Cement	$—	$(29,102)

13.	SEGMENT INFORMATION

The Company has three operating segments: West; East; and Cement, which are its reportable segments. These segments are consistent with the Company’s management reporting structure. In the fourth quarter of 2015, the Company reorganized the operations and management reporting structure of the Cement and East segment operations, resulting in a change to its reportable business segments. The Company now conducts the cement business separate from the regional segments. As a result, the cement business is a reportable business segment. In addition, we have combined the materials-based businesses centered in Kansas and Missouri with the Kentucky-based operations, creating an expanded East segment and eliminating what was the Central region. These changes did not affect the West segment. Amounts in prior periods have been revised to reflect the current reporting structure.

The operating results of each segment are regularly reviewed and evaluated by the Chief Executive Officer, the Company’s Chief Operating Decision Maker (“CODM”). The CODM primarily evaluates the performance of its segments and allocates resources to them based on a segment profit metric that we call Adjusted EBITDA, which is computed as earnings from continuing operations before interest, taxes, depreciation, depletion, amortization, accretion, share-based compensation, and transaction costs, as well as various other non-recurring, non-cash amounts.

The West and East segments have several acquired subsidiaries that are engaged in various activities including quarry mining, aggregate production and contracting. The Cement segment is engaged in the production of Portland cement. Assets employed by segment include assets directly identified with those operations. Corporate assets consist primarily of cash, property, plant and equipment for corporate operations and other assets not directly identifiable with a reportable business segment. The accounting policies applicable to each segment are consistent with those used in the consolidated financial statements.

The following tables display selected financial data for the Company’s reportable business segments as of April 2, 2016 and January 2, 2016, and for the three months ended April 2, 2016 and March 28, 2015:

	Three months ended
	April 2, 2016	March 28, 2015
Revenue:
West	$123,717	$127,674
East	70,674	52,536
Cement	33,988	13,777

Total revenue	$228,379	$193,987

	Three months ended
	April 2, 2016	March 28, 2015
Adjusted EBITDA
West	$13,279	$12,032
East	3,173	(3,504)
Cement	971	(3,413)
Corporate and other	(9,014)	(6,469)

Total reportable segments and corporate	8,409	(1,354)
Interest expense	21,577	24,109
Depreciation, depletion and amortization	31,900	25,722
Accretion	460	404
Initial public offering costs	—	28,296
Loss on debt financings	—	799
Acquisition transaction expenses	3,316	1,364
Management fees and expenses	—	993
Non-cash compensation	2,036	766
Other	(180)	498

Loss from continuing operations before taxes	$(50,700)	$(84,305)

	Three months ended
	April 2, 2016	March 28, 2015
Cash paid for capital expenditures:
West	$23,252	$5,419
East	11,050	7,385
Cement	4,229	4,013

Total reportable segments	38,531	16,817
Corporate and other	594	891

Total capital expenditures	$39,125	$17,708

	Three months ended
	April 2, 2016	March 28, 2015
Depreciation, depletion, amortization and accretion:
West	$16,036	$12,088
East	10,431	10,135
Cement	5,259	3,414

Total reportable segments	31,726	25,637
Corporate and other	634	489

Total depreciation, depletion, amortization and accretion	$32,360	$26,126

	April 2, 2016	January 2, 2016
Total assets:
West	$826,775	$821,479
East	828,343	545,187
Cement	856,764	843,941

Total reportable segments	2,511,882	2,210,607
Corporate and other	102,166	185,572

Total	$2,614,048	$2,396,179

	Three months ended
	April 2, 2016	March 28, 2015
Revenue by product:*
Aggregates	$65,057	$52,337
Cement	30,632	11,819
Ready-mixed concrete	80,237	70,088
Asphalt	14,357	20,914
Paving and related services	35,668	43,899
Other	2,428	(5,070)

Total revenue	$228,379	$193,987

*	Revenue by product includes intercompany and intracompany sales transferred at market value. The elimination of intracompany transactions is included in Other. Revenue from the liquid asphalt terminals is included in asphalt revenue.

14.	RELATED PARTY TRANSACTIONS

Under the terms of a transaction and management fee agreement between Summit Holdings and Blackstone Management Partners L.L.C. (“BMP”), whose affiliates include controlling stockholders of the Company, BMP provided monitoring, advisory and consulting services to the Company through March 17, 2015. Under the terms of the agreement, BMP was permitted to assign, and had assigned, a portion of the fees to which it was entitled to Silverhawk Summit, L.P. and to certain other equity investors.

The management fee was calculated based on the greater of $300,000 or 2.0% of the Company’s annual consolidated profit, as defined in the agreement, and is included in general and administrative expenses. The Company incurred management fees totaling $1.0 million during the period between December 28, 2014 and March 17, 2015.

In connection with the IPO, the transaction and management fee agreement with BMP was terminated on March 17, 2015 for a final payment of $13.8 million; $13.4 million was paid to affiliates of BMP and the remaining $0.4 million was paid to affiliates of Silverhawk Summit, L.P. and to certain other equity investors.

In addition to the transaction and management fees paid to BMP, the Company reimbursed BMP for direct expenses incurred, which were not material in the three months ended April 2, 2016 and March 28, 2015.

Blackstone Advisory Partners L.P., an affiliate of BMP, served as an initial purchaser of $18.8 million of the 2022 Notes issued in March 2016 and $22.5 million and $26.3 million of the 2023 Notes issued in November 2015 and July 2015, respectively, and received compensation in connection therewith. In addition, Blackstone Advisory Partners L.P. served as an underwriter of 1,681,875 shares of Class A common stock issued in connection with the August 2015 follow-on offering and received compensation in connection therewith.

On July 17, 2015, the Company purchased the Davenport Assets from Lafarge North America Inc. for a purchase price of $450.0 million in cash and a cement distribution terminal in Bettendorf, Iowa. At closing, $370.0 million of the purchase price was paid, and the remaining $80.0 million was paid on August 13, 2015. Summit Holdings entered into a commitment letter dated April 16, 2015, with Blackstone Capital Partners V L.P. (“BCP”) for equity financing up to $90.0 million in the form of a preferred equity interest (the “Equity Commitment Financing”), which would have been used to pay the $80.0 million deferred purchase price if other financing was not attained by December 31, 2015. For the Equity Commitment Financing, the Company paid a $1.8 million commitment fee to BCP for the year ended January 2, 2016.

15.	SUBSEQUENT EVENTS

In April 2016, the Company acquired Sierra Ready Mix, LLC, an aggregates and ready-mixed concrete business serving the Las Vegas, Nevada market. The acquisition includes one sand and gravel pit and two ready-mixed concrete plants.

* * *

SUMMIT MATERIALS, LLC

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited consolidated financial statements and notes thereto for Summit Materials, LLC and subsidiaries are included as Exhibit 99.1 to this Quarterly Report on Form 10-Q and are incorporated by reference herein.

ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Management’s Discussion and Analysis of Financial Condition and Results of Operations is intended to assist in understanding and assessing the trends and significant changes in our results of operations and financial condition. Historical results may not be indicative of future performance. Forward-looking statements reflect our current views about future events, are based on assumptions and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those contemplated by these statements. Factors that may cause differences between actual results and those contemplated by forward-looking statements include, but are not limited to, those discussed in the section entitled “Risk Factors” in the Annual Report and any factors discussed in the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” of this report. This Management’s Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with our consolidated interim financial statements and the related notes and other information included in this report.

Overview

We are one of the fastest growing construction materials companies in the United States. Our materials include aggregates, which we supply across the country, with a focus on Texas, Kansas, Utah, Missouri and Kentucky, and cement, which we supply primarily in Missouri, Iowa and along the Mississippi River. Within our markets, we offer customers a single-source provider for construction materials and related downstream products through our vertical integration. In addition to supplying aggregates to customers, we use our materials internally to produce ready-mixed concrete and asphalt paving mix, which may be sold externally or used in our paving and related services businesses. Our vertical integration creates opportunities to increase aggregates volumes, optimize margin at each stage of production and provide customers with efficiency gains, convenience and reliability, which we believe gives us a competitive advantage.

We have completed 41 acquisitions, which are organized into 12 operating companies that make up our three distinct operating segments—West, East and Cement—spanning 19 U.S. states and British Columbia, Canada and 38 metropolitan statistical areas. Our highly experienced management team, led by our President and Chief Executive Officer, Tom Hill, a 35-year industry veteran, has successfully enhanced the operations of acquired companies by focusing on scale advantages, cost efficiencies and pricing discipline to improve profitability and cash flow.

As of April 2, 2016, we had 2.6 billion tons of proven and probable aggregates reserves serving our aggregates and cement businesses and operated over 300 sites and plants, to which we believe we have adequate road, barge and/or railroad access. From time to time, in connection with certain acquisitions, we engage a third party engineering firm to perform an aggregates reserves audit, but we do not perform annual reserve audits.

We operate in 22 U.S. states and British Columbia, Canada and currently have assets in 19 U.S. states and in British Columbia, Canada. The map below illustrates our geographic footprint:

West Segment
East Segment
Cement Segment
East & Cement Segments

Business Trends and Conditions

The U.S. construction materials industry is composed of four primary sectors: aggregates; cement; ready-mixed concrete; and asphalt paving mix. Each of these materials is widely used in most forms of construction activity. Participants in these sectors typically range from small, privately-held companies focused on a single material, product or market to multinational corporations that offer a wide array of construction materials and services. Competition is constrained in part by the distance materials can be transported efficiently, resulting in predominantly local or regional operations. Due to the lack of product differentiation, competition for all of our products is predominantly based on price and, to a lesser extent, quality of products and service. As a result, the prices we charge our customers are not likely to be materially different from the prices charged by other producers in the same markets. Accordingly, our profitability is generally dependent on the level of demand for our products and our ability to control operating costs.

Our revenue is derived from multiple end-use markets including private residential and nonresidential construction, as well as public infrastructure construction. Residential and nonresidential construction consists of new construction and repair and remodel markets. The construction sectors in the local economies in which we operate have begun to show signs of recovery. However, we could still be affected by any economic stagnation or decline, which could vary by local region and market, could affect our results of operations. Our sales and earnings are sensitive to national, regional and local economic conditions and particularly to cyclical changes in construction spending, especially in the private sector. From a macroeconomic view, we see positive indicators for the construction sector, including upward trends in housing starts, construction employment and highway obligations. All of these factors should result in increased construction activity in the private sector. However, we do not expect this recovery to be consistent across the United States. Certain of our markets are showing greater, more rapid signs of recovery. Increased construction activity in the private sector could lead to increased public infrastructure spending in the relatively near future. Public infrastructure includes spending by federal, state and local governments for roads, highways, bridges, airports and other infrastructure projects. Public infrastructure projects have historically been a relatively stable portion of state and federal budgets.

Transportation infrastructure projects, driven by both federal and state funding programs, represent a significant share of the U.S. construction materials market. Federal funds are allocated to the states, which are required to match a portion of the federal funds they receive. Federal highway spending uses funds predominantly from the Federal Highway Trust Fund, which derives its revenue from taxes on diesel fuel, gasoline and other user fees. The dependability of federal funding allows the state departments of transportation to plan for their long term highway construction and maintenance needs. The FAST Act was signed into law on December 4, 2015 and authorizes $305 billion of funding between 2016 and 2020. Over its five year term, it provides funding for surface transportation infrastructure, including roads, bridges, transit systems, and the rail transportation network. With the nation’s infrastructure aging, we expect U.S. infrastructure spending to grow over the long term, and we believe we are well positioned to capitalize on any such increase.

In addition to federal funding, highway construction and maintenance funding is also available through state, county and local agencies. Each of our five largest states by revenue (Texas, Kansas, Utah, Missouri and Kentucky, which represented approximately 33%, 16%, 11%, 10% and 8%, respectively, of our total revenue in 2015) each have funds whose revenue sources have certain constitutional protections that limit spending to transportation projects:

•	Texas Department of Transportation’s budget from 2014 to 2016 is $25.3 billion.

•	Kansas has a 10-year $8.2 billion highway bill that was passed in May 2010.

•	Utah’s transportation investment fund has $3.0 billion committed through 2018.

•	Missouri has an estimated $0.7 billion in annual construction funding committed to essential road and bridge programs through 2017.

•	Kentucky’s biennial highway construction plan has funding of $3.6 billion from July 2014 to June 2016.

Within many of our markets, state and local governments have taken actions to maintain or grow highway funding. For example:

•	On November 3, 2015, voters in Texas passed an additional proposition that dedicates up to $2.5 billion of the state’s sales and use tax revenue to the state’s highway fund beginning in 2018, and 35% of any excess revenue over $5 billion generated from the motor vehicles sales tax beginning in 2020.

•	On November 4, 2014, voters in Texas passed a proposition that is estimated to provide up to $1.7 billion of incremental funding annually to the Texas Department of Transportation. The funds must be used for construction, maintenance, rehabilitation and acquiring right-of-way for public roads.

•	Increases in heavy truck registration fees, dedicated sales tax revenue and bond issuances have enabled Kansas to maintain stability in public infrastructure spending.

•	We believe that public infrastructure spending in Kentucky, which comprises the majority of our revenue in the state, will remain consistent in the upcoming years.

•	We expect primarily maintenance-related public demand in Utah and Missouri, both of which have recently completed large spending programs.

Use and consumption of our products fluctuate due to seasonality. Nearly all of the products used by us, and by our customers, in the private construction and public infrastructure industries are used outdoors. Our highway operations and production and distribution facilities are also located outdoors. Therefore, seasonal changes and other weather-related conditions, in particular extended rainy and cold weather in the spring and fall and major weather events, such as hurricanes, tornadoes, tropical storms and heavy snows, can adversely affect our business and operations through a decline in both the use of our products and demand for our services. In addition, construction materials production and shipment levels follow activity in the construction industry, which typically occurs in the spring, summer and fall. Warmer and drier weather during the second and third quarters of our fiscal year typically result in higher activity and revenue levels during those quarters.

We are subject to commodity price risk with respect to price changes in liquid asphalt and energy, including fossil fuels and electricity for aggregates, cement, ready-mixed concrete and asphalt paving mix production, natural gas for hot mix asphalt production and diesel fuel for distribution vehicles and production related mobile equipment. Liquid asphalt escalator provisions in most of our private and commercial contracts limit our exposure to price fluctuations in this commodity. We often obtain similar escalators on public infrastructure contracts. In addition, we enter into various firm purchase commitments, with terms generally less than one year, for certain raw materials. Through effective use of our purchase commitments and a year on year decline in prices, our costs associated with liquid asphalt and energy have decreased $2.4 million in the three months ended April 2, 2016 as compared to the three months ended March 28, 2015, taking into consideration organic and acquisition-related volume increases.

Our reporting unit based in Austin, Texas, where the economy has been expanding, has seen new market entrants, some of whom are aggressively seeking market share. We will continue to monitor the effect of this activity to assess whether an event occurs that indicates the carrying amount of the Austin-based reporting unit may be impaired requiring a goodwill impairment analysis. We did not recognize a goodwill impairment charge on the reporting unit’s $17.7 million of goodwill as of April 2, 2016. The estimated fair value of the reporting unit was 8.9% greater than its carrying value as of the date of the 2015 impairment test. The key assumptions in the impairment analysis were cash flows assuming no to moderate growth from 2015 and an 11.0% discount rate.

Our acquisition strategy has historically required us to raise capital through equity issuances or debt financings. As of April 2, 2016 and January 2, 2016, our long-term borrowings, including the current portion and less original issue discount, totaled $1,545.1 million and $1,296.8 million, respectively, and we incurred $21.6 million and $24.1 million of interest expense for the three months ended April 2, 2016 and March 28, 2015, respectively. Although the amounts borrowed and related interest expense are material to us, we have been in compliance with our debt covenants and, when we have made additional issuances of senior notes to fund acquisitions, we have complied with the incurrence tests in the indentures governing our senior notes. In addition, our cash flows provided by operating activities was $98.2 million in the year ended January 2, 2016, which is net of interest payments, all of which have been paid when due, along with principal payments. Our senior secured revolving credit facility, which provides us with up to $210.6 million of borrowing capacity, net of $24.4 million of outstanding letters of credit, has been adequate to fund our seasonal working capital needs and certain acquisitions. We had no outstanding borrowings on the revolving credit facility as of April 2, 2016 and January 2, 2016.

Backlog

Our products are generally delivered upon receipt of orders or requests from customers, or shortly thereafter. Accordingly, the backlog associated with product sales is converted into revenue within a relatively short period of time. Inventory for products is generally maintained in sufficient quantities to meet rapid delivery requirements of customers. Therefore, a period over period increase or decrease of backlog does not necessarily result in an improvement or a deterioration of our business. Our backlog includes only those products and projects for which we have obtained a purchase order or a signed contract with the customer and does not include products purchased and sold or services awarded and provided within the period. Subject to applicable contract terms, substantially all contracts in our backlog may be cancelled or modified by our customers. Historically, we have not been materially adversely affected by contract cancellations or modifications.

As a vertically-integrated business, approximately 20% of our aggregates sales volume was further processed and sold into either ready-mixed concrete or asphalt paving mix and approximately 55% of the asphalt paving mix we sold was installed by our own paving crews during the three months ended April 2, 2016. The following table sets forth our backlog as of the indicated dates:

(in thousands)	April 2, 2016	March 28, 2015
Aggregate (in tons)	13,683	6,868
Asphalt (in tons)	2,512	2,844
Ready-mixed concrete (in cubic yards)	375	301
Construction services(1)	$371,671	$403,783

(1)	The dollar value of the construction services backlog includes the value of the aggregate and asphalt tons and ready-mixed concrete cubic yards in backlog that are expected to be sourced internally.

Financial Highlights

The principal factors in evaluating our financial condition and operating results for the three months ended April 2, 2016 as compared to the three months ended March 28, 2015, are:

•	Net revenue increased $32.9 million as a result of pricing and volume increases across our product lines, which includes volume contributions from our acquisitions.

•	Our operating loss decreased $29.5 million. The 2015 results included $28.3 million of costs associated with Summit Inc.’s IPO.

•	In March 2016, we issued $250.0 million in aggregate principal amount of 8.500% Senior Notes due 2022. The proceeds were used to help finance the acquisitions of Boxley (vertically integrated) and AMC, construction materials companies based in Roanoke, Virginia and the Carolinas, respectively.

Acquisitions

In addition to our organic growth, we continued to grow our business through acquisitions, completing the following transactions in 2016 and 2015:

•	On April 29, 2016, we acquired Sierra Ready Mix, LLC, a vertically integrated aggregates and ready mix concrete business located in Las Vegas, Nevada.

•	On March 18, 2016, we acquired Boxley, a vertically integrated materials-based company in Roanoke, Virginia.

•	On February 5, 2016, we acquired AMC, a construction materials company servicing North and South Carolina.

•	On December 11, 2015, we acquired Pelican, an asphalt terminal business in Texas.

•	On August 21, 2015, we acquired LeGrand, a vertically integrated materials-based company based in Utah and servicing the northern and central Utah, western Wyoming and southern Idaho markets.

•	On July 17, 2015, we completed the acquisition of the Davenport Assets. Our combined business has over two million short tons of cement capacity across our two plants in Hannibal, Missouri and Davenport, Iowa and eight cement distribution terminals along the Mississippi River from Minneapolis, Minnesota to New Orleans, Louisiana.

•	On June 1, 2015, we acquired all of the issued and outstanding shares of Lewis & Lewis, a vertically integrated, materials-based business in Wyoming.

Results of Operations

The following discussion of our results of operations is focused on the key financial measures we use to evaluate the performance of our business from both a consolidated and operating segment perspective. Operating income and margins are discussed in terms of changes in volume, pricing and mix of revenue source (i.e., type of product sales or service revenue). We focus on operating margin, which we define as operating income as a percentage of net revenue, as a key metric when assessing the performance of the business, as we believe that analyzing changes in costs in relation to changes in revenue provides more meaningful insight into the results of operations than examining costs in isolation.

Operating income (loss) reflects our profit (loss) from continuing operations after taking into consideration cost of revenue, general and administrative expenses, depreciation, depletion, amortization and accretion and transaction costs. Cost of revenue generally increases ratably with revenue, as labor, transportation costs and subcontractor costs are recorded in cost of revenue. General and administrative costs as a percentage of revenue vary throughout the year due to the seasonality of our business. As a result of our revenue growth occurring primarily through acquisitions, general and administrative costs and depreciation, depletion, amortization and accretion have historically grown ratably with revenue. However, as volumes increase, we expect these costs, as a percentage of revenue, to decrease. Our transaction costs fluctuate with the number and size of acquisitions completed each year.

The table below includes revenue and operating loss by segment for the three months ended April 2, 2016 and March 28, 2015.

	Three months ended
	April 2, 2016		March 28, 2015
(in thousands)	Revenue	Operating loss	Revenue	Operating loss
West	$123,717	$(2,833)	$127,674	$(185)
East	70,674	(7,569)	52,536	(13,466)
Cement	33,988	(4,337)	13,777	(7,083)
Corporate(1)	—	(14,816)	—	(38,272)

Total	$228,379	$(29,555)	$193,987	$(59,006)

(1)	Corporate results primarily consist of compensation and office expenses for employees included in the Company’s headquarters. Approximately $28.3 million of costs associated with the IPO are included in the operating loss for the three months ended March 28, 2015.

Non-GAAP Performance Measures

We evaluate our operating performance using metrics that we refer to as “Adjusted EBITDA” and “gross margin” which are not defined by U.S. GAAP and should not be considered as an alternative to earnings measures defined by U.S. GAAP. We define Adjusted EBITDA as EBITDA, as adjusted to exclude accretion, loss on debt financings, IPO costs, loss from discontinued operations and certain non-cash and non-operating items. We define gross profit as operating income (loss) before general and administrative costs, depreciation, depletion, amortization and accretion and transaction costs and gross margin as gross profit as a percentage of net revenue.

We present Adjusted EBITDA and gross margin for the convenience of investment professionals who use such metrics in their analyses. The investment community often uses Adjusted EBITDA to assess the operating performance of a company’s business and to provide a more consistent comparison of performance from period to period. We use Adjusted EBITDA and gross margin, among other metrics, to assess the operating performance of our individual segments and the consolidated company. Adjusted EBITDA and gross margin are used for certain items to provide a more consistent comparison of performance from period to period.

Non-GAAP financial measures are not standardized; therefore, it may not be possible to compare such financial measures with other companies’ non-GAAP financial measures having the same or similar names. We strongly encourage investors to review our consolidated financial statements in their entirety and not rely on any single financial measure.

The tables below reconcile our net loss to EBITDA and Adjusted EBITDA and present Adjusted EBITDA by segment for the periods indicated:

	Three months ended
Reconciliation of Net Loss to Adjusted EBITDA	April 2, 2016	March 28, 2015
(in thousands)
Net loss(1)	$(42,534)	$(79,837)
Interest expense(1)	21,577	24,109
Income tax benefit	(8,166)	(4,468)
Depreciation, depletion and amortization	31,900	25,722

EBITDA	$2,777	$(34,474)

Accretion	460	404
IPO costs	—	28,296
Loss on debt financings	—	799
Transaction costs	3,316	1,364
Management fees and expenses	—	993
Non-cash compensation	2,036	766
Other	(180)	498

Adjusted EBITDA(1)	$8,409	$(1,354)

Adjusted EBITDA by Segment
(in thousands)
West	$13,279	$12,032
East	3,173	(3,504)
Cement	971	(3,413)
Corporate	(9,014)	(6,469)

Adjusted EBITDA	$8,409	$(1,354)

(1)	The reconciliation of net loss to Adjusted EBITDA is based on the financial results of Summit Inc. Summit Inc.’s net loss in the three months ended April 2, 2016 was $291 thousand greater than Summit LLC’s due to interest expense associated with a deferred consideration obligation that is an obligation of Summit Holdings and is thus excluded from Summit LLC’s interest expense.

	Three months ended
Reconciliation of Operating Loss to Gross Profit	April 2, 2016	March 28, 2015
(in thousands)
Operating loss	$(29,555)	$(59,006)
General and administrative expenses	45,370	67,234
Depreciation, depletion, amortization and accretion	32,360	26,126
Transaction costs	3,316	1,364

Gross Profit	$51,491	$35,718

Gross Margin(1)	24.8%	20.4%

(1)	Gross margin, which we define as gross profit as a percentage of net revenue, improved 440 basis points in the three months ended April 2, 2016 primarily as a result of a shift in product mix and increased volumes. Our recent acquisitions have been primarily materials and products businesses, including the July 2015 acquisition of a cement plant in Davenport, Iowa. As a result, and as shown in the table below, gross revenue from cement was 13.4% of total revenue in the three months ended April 2, 2016 compared to 6.1% in the three months ended March 28, 2015. Gross revenue from paving and related services, which generally has lower operating margins than the materials and products operations, was 15.6% of total gross revenue in the three months ended April 2, 2016 compared to 22.6% in the three months ended March 28, 2015. Our business includes a significant amount of fixed costs and, as a result, volume growth across our lines of business resulted in an improvement in gross margin.

Consolidated Results of Operations

The table below sets forth our consolidated results of operations for the three months ended April 2, 2016 and March 28, 2015.

	Three months ended
	April 2, 2016	March 28, 2015
(in thousands)
Net revenue	$208,039	$175,139
Delivery and subcontract revenue	20,340	18,848

Total revenue	228,379	193,987

Cost of revenue (excluding items shown separately below):	176,888	158,269
General and administrative expenses	45,370	67,234
Depreciation, depletion, amortization and accretion	32,360	26,126
Transaction costs	3,316	1,364

Operating loss	(29,555)	(59,006)
Other (income) loss, net	(432)	391
Loss on debt financings	—	799
Interest expense (1)	21,577	24,109

Loss from operations before taxes	(50,700)	(84,305)
Income tax benefit	(8,166)	(4,468)

Net loss (1)	$(42,534)	$(79,837)

(1)	The statement of operations above is based on the financial results of Summit Inc. Summit Inc.’s net loss in the three months ended April 2, 2016 was $291 thousand greater than Summit LLC’s due to interest expense associated with a certain deferred consideration obligation that is an obligation of Summit Holdings and is thus excluded from Summit LLC’s interest expense.

Three months ended April 2, 2016 compared to the three months ended March 28, 2015

	Three months ended
($ in thousands)	April 2, 2016	March 28, 2015	Variance
Net Revenue	$208,039	$175,139	$32,900	18.8%
Operating loss	(29,555)	(59,006)	29,451	(49.9)%
Operating margin	(14.2)%	(33.7)%
Adjusted EBITDA	$8,409	$(1,354)	$9,763	(721.0)%

Net revenue increased $32.9 million in the three months ended April 2, 2016, of which $29.5 million was from increased sales of materials, $1.7 million was from increased sales of products, and $1.7 million was from increased service revenue. We had volume growth in our aggregates, cement and ready-mixed concrete lines of business, driven by the 2015 and 2016 acquisitions and organic growth. Excluding the cement segment, $4.2 million of the net revenue growth was organic and $8.5 million was contributed by acquisitions. Approximately $20.2 million of the revenue growth was attributable to our cement operations. The Davenport Assets acquired in July 2015 were immediately integrated with our existing cement operations such that it is impracticable to bifurcate the $20.2 million increase in cement revenue between organic and acquisition growth.

As a vertically-integrated company, we include intercompany sales from materials to products and from products to services when assessing the operating results of our business. We refer to revenue inclusive of intercompany sales as gross revenue. These intercompany transactions are eliminated in the consolidated financial statements. Gross revenue by line of business was as follows:

	Three months ended
(in thousands)	April 2, 2016	March 28, 2015	Variance
Revenue by product:*
Aggregates	$65,057	$52,337	$12,720
Cement	30,632	11,819	18,813
Ready-mixed concrete	80,237	70,088	10,149
Asphalt	14,357	20,914	(6,557)
Paving and related services	35,668	43,899	(8,231)
Other	2,428	(5,070)	7,498

Total revenue	$228,379	$193,987	$34,392

*	Revenue by product includes intercompany and intracompany sales transferred at market value. The elimination of intracompany transactions is included in Other. Revenue from the liquid asphalt terminals is included in asphalt revenue.

Gross revenue for paving and related services decreased $8.2 million in the three months ended April 2, 2016, primarily in the Austin, Texas market. In Austin, Texas where the economy has been expanding, a new aggressive entrant has entered the market and has attracted a number of our employees, which have collectively resulted in a decrease in our paving and related services revenue. Detail of our volumes and average selling prices by product in the three months ended April 2, 2016 and March 28, 2015 were as follows:

	Three months ended
	April 2, 2016		March 28, 2015
	Volume(1)		Volume(1)		Percentage Change in
	(in thousands)	Pricing(2)	(in thousands)	Pricing(2)	Volume	Pricing
Aggregates	6,962	$9.34	6,089	$8.60	14.3%	8.6%
Cement	301	101.89	124	95.52	142.7%	6.7%
Ready-mixed concrete	762	105.33	693	101.19	10.0%	4.1%
Asphalt	217	58.30	296	56.98	(26.7)%	2.3%

(1)	Volumes are shown in tons for aggregates, cement and asphalt and in cubic yards for ready-mixed concrete.
(2)	Pricing is shown on a per ton basis for aggregates, cement and asphalt and on a per cubic yard basis for ready-mixed concrete.

Aggregates volumes were positively affected by favorable weather, particularly in the East segment, and 2015 and 2016 acquisitions. Aggregates pricing improved across our markets and would have been greater, absent the effect from the U.S./Canadian exchange rate. The U.S. dollar was stronger as compared to the Canadian dollar in the three months ended April 2, 2016 compared to the three months ended March 28, 2015. Absent the effect of foreign currency fluctuations, aggregates pricing would have increased 9.8% in the three months ended April 2, 2016.

Our cement volumes increased as a result of the July 2015 acquisition of the Davenport Assets and prices increased as a result of an improved market. Ready-mixed concrete volumes were positively affected by better weather in the East segment and in Utah, as compared to 2015 and pricing was positively affected by the higher cement input costs. Asphalt volumes decreased from the three months ended March 28, 2015 primarily in Austin related to a new aggressive entrant in that paving market. The increased asphalt pricing was largely due to a shift in product mix. Prior to eliminations, the net effect of these volume and pricing changes on gross revenue in the three months ended April 2, 2016 was approximately $31.2 million and $4.0 million, respectively.

Operating loss decreased $29.5 million in the three months ended April 2, 2016, and Adjusted EBITDA improved $9.8 million. For the three months ended April 2, 2016 operating margin improved from (33.7)% to (14.2)%, which was attributable to the following:

Operating margin—2015	(33.7)%
IPO costs(1)	13.6%
Other	5.9%

Operating margin—2016	(14.2)%

(1)	In conjunction with our March 2015 IPO, we recognized a $14.5 million charge on the modification of our share-based awards and a $13.8 million charge on the termination of a management fee agreement with our Sponsors. The management fee agreement was terminated on March 17, 2015.
(2)	The remaining improvement in operating margin primarily resulted from improved pricing across our lines of business, volume growth and a continued shift in total product mix toward materials and products.

Segment results of operations

West Segment

	Three months ended
($ in thousands)	April 2, 2016	March 28, 2015	Variance
Net Revenue	$113,847	$117,006	$(3,159)	(2.7)%
Operating loss	(2,833)	(185)	(2,648)	1,431.4%
Operating margin	(2.5)%	(0.2)%
Adjusted EBITDA	$13,279	$12,032	$1,247	10.4%

Net revenue in the West segment decreased approximately 2.7% in the three months ended April 2, 2016, due primarily to a decline in volumes at our Austin, Texas operations, partially offset by $3.2 million of acquisition growth. Our Austin, Texas operations have been affected by a new aggressive competitor in the market. Gross revenue by product/service was as follows:

	Three months ended
(in thousands)	April 2, 2016	March 28, 2015	Variance
Revenue by product:*
Aggregates	$33,594	$31,678	$1,916
Ready-mixed concrete	62,364	55,938	6,426
Asphalt	12,471	19,451	(6,980)
Paving and related services	23,850	31,576	(7,726)
Other	(8,562)	(10,969)	2,407

Total revenue	$123,717	$127,674	$(3,957)

*	Revenue by product includes intercompany and intracompany sales transferred at market value. The elimination of intracompany transactions is included in Other. Revenue from the liquid asphalt terminals is included in asphalt revenue.

Gross revenue for paving and related services decreased by $7.7 million in the three months ended April 2, 2016 primarily due to decreased revenue in Austin, Texas. The West segment’s percent changes in sales volumes and pricing in the three months ended April 2, 2016 from the three months ended March 28, 2015 were as follows:

	Percentage Change in
	Volume	Pricing
Aggregates	(3.8)%	10.3%
Ready-mixed concrete	6.1%	5.0%
Asphalt	(34.6)%	5.7%

Aggregates volumes decreased, primarily in British Columbia, Canada, as a large commercial project in 2015 has been completed. Aggregate prices increased due primarily to product mix and an improving pricing environment across our markets and partially offset by the effect of foreign currency rates. Absent the currency effects, aggregate pricing would have increased 12.3%. The increase in ready-mixed concrete volumes primarily occurred in the Utah market and prices increased as a result of higher cement input prices. Asphalt volumes decreased, primarily in Austin, Texas, due to a new aggressive competitor entering that paving market. The increased asphalt pricing was largely due to a shift in product mix. Prior to eliminations of intercompany transactions, the net effect of volume and pricing changes on gross revenue in the three months ended April 2, 2016 was approximately $(1.2) million and $2.6 million, respectively.

The West segment’s operating loss increased $2.6 million in the three months ended April 2, 2016, and Adjusted EBITDA improved $1.2 million. The Adjusted EBITDA improvement was primarily driven by the inclusion of a full quarter of results from the 2015 acquisitions of Lewis & Lewis and LeGrand, partially offset by a decline in organic volumes. Operating margin fell in the three months ended April 2, 2016 from (0.2)% to (2.5)%, which was attributable to the following:

Operating margin — 2015	(0.2)%
Gross margin(1)	3.1%
Depreciation, depletion, amortization and accretion(2)	(3.8)%
Other	(1.6)%

Operating margin — 2016	(2.5)%

(1)	The gross margin improvement in the West segment was primarily due to a shift in product mix. The materials and products acquired with our 2015 acquisitions have boosted aggregate and ready mix revenue in the first quarter of 2016. As a result and as shown in the table above, gross revenue from aggregates and ready-mixed concrete was 27.2% and 50.4%, respectively, of total revenue in the three months ended April 2, 2016, compared to 24.8% and 43.8%, respectively, in the three months ended March 28, 2015. Gross revenue from paving and related services, which generally has lower operating margins than the materials and products operations, was 19.3% of total gross revenue in the three months ended April 2, 2016 compared to 24.7% in the three months ended March 28, 2015.
(2)	Depreciation, depletion, amortization and accretion, as a percentage of revenue, increased from 10.3% to 14.1% in the first quarter of 2016 reflective of the incremental depreciation, depletion and accretion associated with the 2015 acquisitions of Lewis & Lewis and LeGrand.

East Segment

	Three months ended
($ in thousands)	April 2, 2016	March 28, 2015	Variance
Net Revenue	$60,204	$44,356	$15,848	35.7%
Operating loss	(7,569)	(13,466)	5,897	(43.8)%
Operating margin	(12.6)%	(30.4)%
Adjusted EBITDA	$3,173	$(3,504)	$6,677	(190.6)%

The East segment’s net revenue increased 35.7% in the three months ended April 2, 2016 due to both acquisitions and organic growth. Incremental net revenue from acquisitions totaled $5.2 million and organic net revenue increased $10.6 million. Gross revenue by product/service was as follows:

	Three months ended
(in thousands)	April 2, 2016	March 28, 2015	Variance
Revenue by product:*
Aggregates	$31,463	$20,659	$10,804
Ready-mixed concrete	17,873	14,150	3,723
Asphalt	1,886	1,463	423
Paving and related services	11,818	12,323	(505)
Other	7,634	3,941	3,693

Total revenue	$70,674	$52,536	$18,138

*	Revenue by product includes intercompany and intracompany sales transferred at market value. The elimination of intracompany transactions is included in Other. Revenue from the liquid asphalt terminals is included in asphalt revenue.

The $0.5 million decrease in paving and related services primarily was a result of our exit of grading operations in Kentucky in 2015. The East segment’s percent changes in sales volumes and pricing in the three months ended April 2, 2016 from the three months ended March 28, 2015 were as follows:

	Percentage Change in
	Volume	Pricing
Aggregates	47.4%	3.3%
Ready-mixed concrete	25.7%	0.6%
Asphalt	112.5%	(14.7)%

Aggregate volumes in the three months ended April 2, 2016 increased 47.4% as a result of good weather driving in growth of all of the segment’s markets and the AMC and Boxley acquisitions on February 5, 2016 and March 18, 2016, respectively. Aggregates pricing increased as a result of an improved market and shift in product mix. Ready-mixed concrete volumes improved in Kansas and Missouri and the increase in asphalt volumes was driven by the Kansas markets on relatively low volumes. Prior to eliminations of intercompany transactions, the net effect of volume and pricing changes on gross revenue in the three months ended April 2, 2016 was approximately $14.3 million and $0.6 million, respectively.

The East segment’s operating loss decreased $5.9 million in the three months ended April 2, 2016, and Adjusted EBITDA increased $6.7 million. Operating margin for the three months ended April 2, 2016 improved from (30.4)% to (12.6)%, which was attributable to the following:

Operating margin — 2015	(30.4)%
Gross margin(1)	7.3%
General and administrative costs(2)	5.0%
Depreciation, depletion, amortization and accretion(3)	5.5%

Operating margin — 2016	(12.6)%

(1)	The operating margin improvement in the East segment was partially due to a shift in product mix, increased organic volumes and price improvements across the segment’s markets. As shown in the table above, gross revenue from aggregates and ready-mixed concrete was 44.5% and 25.3%, respectively, of total revenue in the three months ended April 2, 2016, compared to 39.3% and 26.9%, respectively, in the three months ended March 28, 2015. Gross revenue from paving and related services, which generally has lower operating margins than the materials and products, was 16.7% of total revenue in the three months ended April 2, 2016, compared to 23.5% in the three months ended March 28, 2015. Our business includes a significant amount of fixed costs and, as a result, volume growth across the East segment’s lines of business resulted in an improvement in gross margin.
(2)	General and administrative costs as a percentage of net revenue decreased from 25.0% to 20.0% in the first quarter of 2016 as the East segment’s revenue growth was primarily organic resulting in general and administrative costs growing at a slower rate than revenue.
(3)	Depreciation, depletion, amortization and accretion, as a percentage of revenue, decreased from 22.8% to 17.3% in the first quarter of 2016 as the East segment’s growth was primarily organic.

Cement Segment

	Three months ended
($ in thousands)	April 2, 2016	March 28, 2015	Variance
Net Revenue	$33,988	$13,777	$20,211	146.7%
Operating loss	(4,337)	(7,083)	2,746	(38.8)%
Operating margin	(12.8)%	(51.4)%
Adjusted EBITDA	$971	$(3,413)	$4,384	(128.5)%

Net revenue in the Cement segment increased $20.2 million in three months ended April 2, 2016 primarily as a result of the acquisition of the Davenport Assets in July 2015. The Davenport Assets were immediately integrated with our existing cement operations such that it is impracticable to bifurcate the $20.2 million increase in cement revenue between organic and acquisition growth. However, a significant portion of the 146.7% increase in Cement revenue is estimated to be a result of the acquisition of the Davenport Assets in July 2015. Gross revenue by product/service was as follows:

	Three months ended
(in thousands)	April 2, 2016	March 28, 2015	Variance
Revenue by product:*
Cement	$30,632	$11,819	$18,813
Other	3,356	1,958	1,398

Total revenue	$33,988	$13,777	$20,211

*	Revenue by product includes intercompany and intracompany sales transferred at market value. Revenue from waste processing is included in Other.

The Cement segment’s percent changes in sales volumes and pricing in the three months ended April 2, 2016 from the three months ended March 28, 2015 were as follows:

	Percentage Change in
	Volume	Pricing
Cement	142.7%	6.7%

For the three months ended April 2, 2016, cement volumes and pricing increased primarily as a result of the acquisition of the Davenport Assets. With the acquisition of the Davenport Assets, we expanded our markets from Minnesota to Louisiana, which included higher-priced markets than St. Louis and Hannibal, Missouri. The net effect of volume and pricing changes on gross revenue in the three months ended April 2, 2016 was approximately $18.1 million and $0.8 million, respectively.

The Cement segment’s operating loss decreased $2.7 million in the three months ended April 2, 2016 and Adjusted EBITDA improved $4.4 million. Operating margin for the three months ended April 2, 2016 increased from (51.4)% to (12.4)%, primarily attributable to pricing improvements and increased production.

Liquidity and Capital Resources

Our primary sources of liquidity include cash on-hand, cash provided by operations and amounts available for borrowing under our credit facilities and capital-raising activities in the debt and capital markets. As of April 2, 2016, we had $92.2 million in cash and cash equivalents and $214.1 million of working capital compared to cash and working capital of $186.4 million and $258.0 million, respectively, at January 2, 2016. Working capital is calculated as current assets less current liabilities. There were no restricted cash balances as of April 2, 2016 or January 2, 2016. Our remaining borrowing capacity on our senior secured revolving credit facility was $210.6 million as of April 2, 2016, which is net of $24.4 million of outstanding letters of credit, and is fully available to us within the terms and covenant requirements of our credit agreement.

Given the seasonality of our business, we typically experience significant fluctuations in working capital needs and balances throughout the year. Our working capital requirements generally increase during the first half of the year as we build up inventory and focus on repair and maintenance and other set-up costs for the upcoming season. Working capital levels then decrease as the construction season winds down and we enter the winter months, which is when we see significant inflows of cash from the collection of receivables. For example, net cash used for operating activities in the three months ended March 28, 2015 was $61.3 million, compared to full year 2015 net cash provided by operating activities of $98.2 million. Net cash used for operating activities in the three months ended April 2, 2016 was $42.0 million.

We believe we have access to sufficient financial resources from our liquidity sources to fund our business and operations, including contractual obligations, capital expenditures and debt service obligations, for at least the next twelve months. Our growth strategy contemplates future acquisitions for which we believe we have sufficient access to capital.

As market conditions warrant, we and our equity holders, including our Sponsors, their respective affiliates and members of our management, may from time to time seek to purchase our outstanding debt securities or loans, including Senior Notes and borrowings under our Senior Secured Credit Facilities, in privately negotiated or open market transactions, by tender offer or otherwise. Subject to any applicable limitations contained in the agreements governing our indebtedness, any purchases made by us may be funded by the use of cash on our balance sheet or the incurrence of new secured or unsecured debt. The amounts involved in any such purchase transactions, individually or in the aggregate, may be material. Any such purchases may be with respect to a substantial amount of a particular class or series of debt, with the attendant reduction in the trading liquidity of such class or series.

Indebtedness

Please refer to the notes to the consolidated interim financial statements for detailed information about our long-term debt, scheduled maturities of long-term debt and affirmative and negative covenants, including the maximum allowable consolidated first lien net leverage ratio. As of April 2, 2016, we were in compliance with all debt covenants.

At April 2, 2016 and January 2, 2016, $1,545.1 million and $1,296.8 million, respectively, of total debt, without giving effect to original issuance discount, were outstanding under our respective debt agreements. Summit LLC has senior secured credit facilities that provide for term loans in an aggregate amount of $650.0 million and revolving credit commitments in an aggregate amount of $235.0 million (the “Senior Secured Credit Facilities”). Summit LLC’s domestic wholly-owned subsidiary companies are named as guarantors of the Senior Notes and the Senior Secured Credit Facilities. Certain other partially-owned subsidiaries, and the wholly-owned Canadian subsidiary, Mainland, do not guarantee the Senior Notes or Senior Secured Credit Facilities. Summit LLC has pledged substantially all of its assets as collateral for the Senior Secured Credit Facilities.

On March 8, 2016, the Issuers issued $250.0 million in aggregate principal amount of 8.500% senior notes due April 15, 2022. The 2022 notes were issued at par and interest on the 2022 Notes is payable semi-annually on April 15 and October 15 of each year commencing on October 15, 2016. The net proceeds of the 2022 Notes were used to fund the Boxley acquisition, replenish cash used for the AMC acquisition and the expenses incurred therewith.

In 2015, the Issuers issued $650.0 million aggregate principal amount of 2023 Notes due July, 2023 under an indenture dated as of July 8, 2015 –$350.0 million on July 8, 2015 and $300.0 million on November 19, 2015. The July issuance of the 2023 notes was issued at par and the November add-on was issued at a discount. Interest on the 2023 notes is payable semi-annually on January 15 and July 15 of each year commencing on January 15, 2016.

In 2015, $625.0 million aggregate principal amount of outstanding 10  1⁄2% senior notes due January 31, 2020 (“2020 Notes”) were redeemed – $288.2 million in April 2015 using proceeds from the IPO, $183.0 million in August 2015 and $153.8 million in December 2015.

On July 17, 2015, we refinanced our term loan under the Senior Secured Credit Facilities (the “Refinancing”). The Refinancing, among other things: (i) reduced the applicable margins used to calculate interest rates for term loans under our senior secured credit facilities to 3.25% for LIBOR rate loans and 2.25% for base rate loans, subject to a LIBOR floor of 1.00% (and one 25 basis point step down upon Summit LLC achieving a certain first lien net leverage ratio); (ii) increased term loans borrowed under our term loan facility from $422.0 million to $650.0 million; and (iii) created additional flexibility under the financial maintenance covenants, which are tested quarterly, by increasing the applicable maximum Consolidated First Lien Net Leverage Ratio (as defined in the amended and restated credit agreement that governs the senior secured credit facilities).

We used the net proceeds from the 2023 Notes and the Refinancing to finance the initial $370.0 million cash to purchase the Davenport Assets, to refinance our existing senior secured term loan facility, to redeem $183.0 million aggregate principal amount of our outstanding 2020 Notes and to pay related fees and expenses.

Cash Flows

The following table summarizes our net cash used for or provided by operating, investing and financing activities and our capital expenditures in the three months ended April 2, 2016 and March 28, 2015:

	Summit Inc.		Summit LLC
(in thousands)	April 2, 2016	March 28, 2015	April 2, 2016	March 28, 2015
Net cash (used for) provided by
Operating activities	$(41,958)	$(61,306)	$(41,958)	$(61,306)
Investing activities	(282,217)	(15,243)	(282,217)	(15,243)
Financing activities	229,568	378,516	229,568	378,516
Cash paid for capital expenditures	$(39,125)	$(17,708)	$(39,125)	$(17,708)

Operating activities

During the three months ended April 2, 2016, cash used in operating activities was $42.0 million primarily as a result of:

•	Net loss of $42.5 million, adjusted for $37.3 million of non-cash expenses, including $36.8 million of depreciation, depletion, amortization and accretion.

•	Additional investment in inventory of $25.6 million consistent with the seasonality of our business for which our inventory levels typically increase in the first quarter in preparation for the upcoming season.

•	The timing of payments associated with accounts payable and accrued expenses withdrew $18.5 million of cash in conjunction with the build-up of inventory levels and incurrence of repairs and maintenance costs to ready the business for increased sales volumes in the summer and fall. Almost all of our products are consumed and services provided outdoors. In addition, we made $27.5 million of interest payments in the three months ended April 2, 2016.

•	$20.3 million of accounts receivable collections (billed and unbilled) as a result of the seasonality of our business. The majority of our sales occur in the spring, summer and fall and we typically incur an increase in accounts receivable (net billed and unbilled) during the second and third quarters of each year. This amount is typically converted to cash in the fourth and first quarters.

During the three months ended March 28, 2015, cash used in operating activities was $61.3 million primarily as a result of:

•	Net loss of $79.8 million, adjusted for $42.2 million of non-cash expenses, including $27.4 million of depreciation, depletion, amortization and accretion and $15.2 million of share-based compensation expense.

•	$21.4 million utilized to increase inventory consistent with the seasonality of our business for which our inventory levels typically decrease in the fourth quarter in preparation for the winter slowdown and are then increased during the first half of the year in preparation for the increased sales volumes in the spring and summer.

•	The timing of payments associated with accounts payable and accrued expenses utilized $30.5 million of cash in conjunction with the build-up of inventory levels and incurrence of repairs and maintenance costs to ready the business for increased sales volumes in the summer and fall. In addition, we made $39.2 million of interest payments in the three months ended March 28, 2015.

•	Offsetting these cash outlays were $30.3 million of net collections on accounts receivable in conjunction with the seasonality of our business.

Investing activities

During the three months ended April 2, 2016, cash used for investing activities was $282.2 million, of which $249.1 million related to the acquisitions of AMC and Boxley and $39.1 million was invested in capital expenditures, which was partially offset by $6.0 million of proceeds from asset sales.

During the three months ended March 28, 2015, cash used for investing activities was $15.2 million, of which $17.7 million was invested in capital expenditures, offset by $2.7 million of proceeds from asset sales.

Financing activities

During the three months ended April 2, 2016, cash provided by financing activities was $229.6 million, which was primarily composed of $246.3 million of proceeds from the 2022 Notes, net of fees. Summit made $12.0 million of payments on acquisition related liabilities, and $5.0 million in debt issuance costs.

During the three months ended March 28, 2015, cash provided by financing activities was $378.5 million, which was primarily composed of $460.0 million of proceeds from the IPO. Summit Inc. sold 25.6 million shares of Common Stock in the first quarter of 2015, receiving $424.0 million of proceeds net of underwriter and other issuance costs. Summit Inc. utilized $35.0 million of the proceeds for the purchase of the noncontrolling interest of Continental Cement. The remaining proceeds were contributed to Summit LLC. We also made $4.0 million of payments on acquisition related liabilities and paid $4.1 million for the amendment to the revolving credit facility, which was accounted for as a modification.

Cash paid for capital expenditures

We expended approximately $39.1 million in capital expenditures in the three months ended April 2, 2016 compared to $17.7 million in the three months ended March 28, 2015. The first quarter 2016 capital expenditures were primarily composed of plant upgrades and rolling stock.

We estimate that we will invest between $150.0 million and $170.0 million in capital expenditures in 2016, which we have funded or expect to fund through cash on hand, cash from operations, outside financing arrangements and available borrowings under our revolving credit facility. In 2016, we expect to invest in Texas, including approximately $23.7 million on new aggregate and ready-mix plants near Houston, $7.3 million on an aggregate plant upgrade near Austin and the completion of a new asphalt plant in San Antonio. We also plan to invest approximately $7.5 million on upgrades to our aggregate plants in Kentucky and South Carolina.

Commitments and contingencies

We are party to certain legal actions arising from the ordinary course of business activities. Accruals are recorded when the outcome is probable and can be reasonably estimated. While the ultimate results of claims and litigation cannot be predicted with certainty, management expects that the ultimate resolution of all pending or threatened claims and litigation will not have a material effect on our consolidated results of operations, financial position or liquidity. We record legal fees as incurred.

Litigation and Claims—We are obligated under an indemnification agreement entered into with the sellers of Harper Contracting for the sellers’ ownership interests in a joint venture agreement. We have the rights to any benefits under the joint venture as well as the assumption of any obligations, but do not own equity interests in the joint venture. The joint venture has incurred significant losses on a highway project in Utah, which have resulted in requests for funding from the joint venture partners and ultimately from us. Through April 2, 2016, we have funded $8.8 million,

$4.0 million in 2012 and $4.8 million in 2011. In 2012 and 2011, we recognized losses on the indemnification agreement of $8.0 million and $1.9 million, respectively. As of April 2, 2016 and January 2, 2016, an accrual of $4.3 million was recorded in other noncurrent liabilities as management’s best estimate of future funding obligations.

Environmental Remediation—Our operations are subject to and affected by federal, state, provincial and local laws and regulations relating to the environment, health and safety and other regulatory matters. These operations require environmental operating permits, which are subject to modification, renewal and revocation. We regularly monitor and review its operations, procedures and policies for compliance with these laws and regulations. Despite these compliance efforts, risk of environmental liability is inherent in the operation of our business, as it is with other companies engaged in similar businesses and there can be no assurance that environmental liabilities and noncompliance will not have a material adverse effect on our consolidated financial condition, results of operations or liquidity.

Other—During the ordinary course of business, there may be revisions to project costs and conditions that can give rise to change orders. Revisions can also result in claims we might make against the customer or a subcontractor to recover project variances that have not been satisfactorily addressed through change orders with the customer. As of April 2, 2016, there were no unapproved change orders or claims and, as of January 2, 2016, unapproved change orders and claims in accounts receivable totaled $1.2 million.

We are obligated under various firm purchase commitments for certain raw materials and services that are in the ordinary course of business. Management does not expect any significant changes in the market value of these goods and services during the commitment period that would have a material adverse effect on the financial condition, results of operations, and cash flows of the Company. The terms of the purchase commitments generally approximate one year.

Off-Balance sheet arrangements

As of April 2, 2016, we had no material off-balance sheet arrangements.

ITEM 3.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are exposed to certain market risks arising from transactions that are entered into in the normal course of business. Our operations are highly dependent upon the interest rate-sensitive construction industry as well as the general economic environment. These marketplaces could experience lower levels of economic activity in an environment of rising interest rates or escalating costs. For a discussion of quantitative and qualitative disclosures about market risk, please refer to the Annual Report. Our exposure to market risk has not materially changed from what we previously disclosed in our Annual Report.

ITEM 4.	CONTROLS AND PROCEDURES

Disclosure Controls and Procedures

Summit Inc.

Summit Inc. maintains disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are designed to ensure that information required to be disclosed in Summit Inc.’s reports under the Exchange Act, is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to Summit Inc.’s management, including its Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure. Any controls and procedures, no matter how well designed and operated, can provide only reasonable, not absolute, assurance of achieving the desired control objectives. Summit Inc.’s management, with the participation of its Chief Executive Officer and Chief Financial Officer, has evaluated the effectiveness of Summit Inc.’s disclosure controls and procedures as of April 2, 2016. Based upon that evaluation, Summit Inc.’s Chief Executive Officer and Chief Financial Officer concluded that, as of April 2, 2016, Summit Inc.’s disclosure controls and procedures were effective to accomplish their objectives at the reasonable assurance level.

Summit LLC

Summit LLC maintains disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) that are designed to ensure that information required to be disclosed in Summit LLC’s reports under the Exchange Act, is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to Summit LLC’s management, including its Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure. Any controls and procedures, no matter how well designed and operated, can provide only reasonable, not absolute, assurance of achieving the desired control objectives. Summit LLC’s management, with the participation of its Chief Executive Officer and Chief Financial Officer, has evaluated the effectiveness of Summit LLC’s disclosure controls and procedures as of April 2, 2016. Based upon that evaluation, Summit LLC’s Chief Executive Officer and Chief Financial Officer concluded that, as of April 2, 2016, Summit LLC’s disclosure controls and procedures were effective to accomplish their objectives at the reasonable assurance level.

Changes in Internal Control over Financial Reporting

Summit Inc.

There was no change in Summit Inc.’s internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) that occurred during its last fiscal quarter that has materially affected, or is reasonably likely to materially affect, Summit Inc.’s internal control over financial reporting.

Summit LLC

There was no change in Summit LLC’s internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) that occurred during its last fiscal quarter that has materially affected, or is reasonably likely to materially affect, Summit LLC’s internal control over financial reporting.

PART II—OTHER INFORMATION

ITEM 1.	LEGAL PROCEEDINGS

We are party to certain legal actions arising from the ordinary course of business activities. Accruals are recorded when the outcome is probable and can be reasonably estimated. While the ultimate results of claims and litigation cannot be predicted with certainty, management expects that the ultimate resolution of all current pending or threatened claims and litigation will not have a material effect on our results of operations, financial position or liquidity.

ITEM 1A.	RISK FACTORS

In addition to the other information set forth in this report, you should carefully consider the factors discussed in the section entitled “Risk Factors” in the Annual Report, which could materially affect the Company’s business, financial condition, operating results or liquidity or future results. The risks described in the Annual Report are not the only risks facing the Company. Additional risks and uncertainties not currently known to the Company or that it currently deems to be immaterial also may materially adversely affect its results of operations, financial condition or liquidity. There have been no material changes to the risk factors disclosed in the Annual Report.

ITEM 2.	UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

None.

ITEM 3.	DEFAULTS UPON SENIOR SECURITIES

None.

ITEM 4.	MINE SAFETY DISCLOSURES

The information concerning mine safety violations and other regulatory matters required by Section 1503(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 104 of Regulation S-K (17 CFR 229.104) is included in Exhibit 95.1 to this report.

ITEM 5.	OTHER INFORMATION

Pursuant to Section 219 of the Iran Threat Reduction and Syria Human Rights Act of 2012, which added Section 13(r) of the Exchange Act, the Company hereby incorporates by reference herein Exhibit 99.2 of this report, which includes disclosures publicly filed and/or provided to The Blackstone Group L.P., an affiliate of certain investment funds that indirectly equity interests of the Company, by Hilton Worldwide Holdings Inc., which may be considered the Company’s affiliate.

We are not presently aware that we and our subsidiaries have knowingly engaged in any transaction or dealing reportable under Section 13(r) of the Exchange Act during the three months ended April 2, 2016.

ITEM 6.	EXHIBITS

3.1	Amended and Restated Certificate of Incorporation of Summit Materials, Inc. (incorporated by reference to Exhibit 3.1 to Summit Materials, Inc.’s Current Report on Form 8-K filed on March 17, 2015).

3.2	Amended and Restated Bylaws of Summit Materials, Inc. (incorporated by reference to Exhibit 3.2 to Summit Materials, Inc.’s Current Report on Form 8-K filed on March 17, 2015).

3.3	Certificate of Formation of Summit Materials, LLC, as amended (incorporated by reference from Exhibit 3.1 to Summit Materials, LLC’s Registration Statement on Form S-4, filed March 27, 2013 (File No. 333-187556)).

3.4	Amended and Restated Limited Liability Company Agreement of Summit Materials, LLC (incorporated by reference from Exhibit 3.2 to Summit Materials, LLC’s Registration Statement on Form S-4, filed March 27, 2013 (File No. 333-187556)).

4.1	Indenture dated as of March 8, 2016, by and among Summit Materials, LLC, Summit Materials Finance Corp., the subsidiary guarantors named on the signature pages thereto and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 filed with the Registrants’ Current Report on Form 8-K filed on March 8, 2016 (File No. 001-36873)).

4.2	Form of 8.5000% Senior Note due 2022 (included in Exhibit 4.1).

4.3	Registration Rights Agreement, dated March 8, 2016, by and among Summit Materials, LLC, Summit Materials Finance Corp., the subsidiary guarantors named on the signature pages thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of the initial purchasers (incorporated by reference to Exhibit 4.3 filed with the Registrants’ Current Report on Form 8-K filed on March 8, 2016 (File No. 001-36873)).

4.4*	First Supplemental Indenture, dated as of April 5, 2016, between American Materials Company, LLC, Boxley Materials Company and Wilmington Trust, National Association, as trustee.

4.5*	Fifth Supplemental Indenture, dated as of April 5, 2016, between American Materials Company, LLC, Boxley Materials Company and Wilmington Trust, National Association, as trustee.

10.1*+	Form of Restricted Stock Unit Award Notice and Agreement for Directors.

10.2*+	Form of Restricted Stock Unit Award Notice and Agreement for Executive Officers.

10.3*+	Form of Nonqualified Stock Option Award Notice and Agreement for Executive Officers.

10.4*+	Form of Performance Unit Award Notice and Agreement for Executive Officers.

31.1*	Summit Materials, Inc.’s Certification of the Chief Executive Officer pursuant to Rule 13a-14(a) or Rule 15d-14(a) of the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

31.2*	Summit Materials, Inc.’s Certification of the Chief Financial Officer pursuant to Rule 13a-14(a) or Rule 15d-14(a) of the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.3*	Summit Materials, LLC’s Certification of the Chief Executive Officer pursuant to Rule 13a-14(a) or Rule 15d-14(a) of the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.4*	Summit Materials, LLC’s Certification of the Chief Financial Officer pursuant to Rule 13a-14(a) or Rule 15d-14(a) of the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1**	Summit Materials, Inc.’s Certification of the Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2**	Summit Materials, Inc.’s Certification of the Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.3**	Summit Materials, LLC’s Certification of the Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.4**	Summit Materials, LLC’s Certification of the Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

95.1*	Mine Safety Disclosures

99.1*	Summit Materials, LLC’s Unaudited Consolidated Financial Statements and Notes to Unaudited Consolidated Financial Statements.

99.2*	Section 13(r) Disclosure.

101.INS*	XBRL Instance Document

101.SCH*	XBRL Taxonomy Extension Schema Document

101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB*	XBRL Taxonomy Extension Label Linkbase Document

101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document

*	Filed herewith
**	Furnished herewith
+	Indicates management contract or compensatory plan or arrangement

The agreements and other documents filed as exhibits to this report are not intended to provide factual information or other disclosure other than with respect to the terms of the agreements or other documents themselves, and you should not rely on them for that purpose. In particular, any representations and warranties made by us in these agreements or other documents were made solely within the specific context of the relevant agreement or document and may not describe the actual state of affairs as of the date they were made or at any other time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

SUMMIT MATERIALS, INC.
SUMMIT MATERIALS, LLC

Date: May 4, 2016	By:	/s/ Thomas W. Hill
Thomas W. Hill
Chief Executive Officer
(Principal Executive Officer)

Date: May 4, 2016	By:	/s/ Brian J. Harris
Brian J. Harris
Chief Financial Officer
(Principal Financial and Accounting Officer)

Exhibit 4.4

FIRST SUPPLEMENTAL INDENTURE

First Supplemental Indenture (this “Supplemental Indenture”), dated as of April 5, 2016, among American Materials Company, LLC, a North Carolina limited liability company, and Boxley Materials Company, a Virginia corporation (each, a “Guaranteeing Subsidiary”), each a subsidiary of Summit Materials, LLC, a Delaware limited liability company (the “Issuer”), and Wilmington Trust, National Association, a national banking association, as trustee (the “Trustee”), Transfer Agent, Registrar and Paying Agent.

W I T N E S S E T H

WHEREAS, the Issuer, Summit Materials Finance Corp., a Delaware corporation (together with the Issuer, the “Issuers”), and the Guarantors have heretofore executed and delivered to the Trustee an Indenture (the “Indenture”), dated as of March 8, 2016, providing for the issuance of $250,000,000 aggregate principal amount of 8.500% Senior Notes due 2022 (the “Initial Notes”);

WHEREAS, the Indenture provides that under certain circumstances a Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (each, a “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2) Agreement to Guarantee. Each Guaranteeing Subsidiary acknowledges that it has received and reviewed a copy of the Indenture and all other documents it deems necessary to review in order to enter into this Supplemental Indenture, and acknowledge and agree to (i) join and become a party to the Indenture as indicated by its signature below; (ii) be bound by the Indenture, as of the date hereof, as if made by, and with respect to, each signatory hereto; and (iii) perform all obligations and duties required of a Guarantor pursuant to the Indenture. Each Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Indenture, including, but not limited to, Article 10 thereof.

(3) Execution and Delivery. Each Guaranteeing Subsidiary agrees that its Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

(4) No Recourse Against Others. No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Issuers or any Guaranteeing Subsidiary shall have any liability for any obligations of the Issuers or the Guarantors (including any Guaranteeing Subsidiary) under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(5) Governing Law. THIS SUPPLEMENTAL INDENTURE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE, WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(6) Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmissions shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

(7) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(8) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Guaranteeing Subsidiary.

(9) Benefits Acknowledged. Each Guaranteeing Subsidiary’s Guarantee is subject to the terms and conditions set forth in the Indenture. Each Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

(10) Successors. All agreements of each Guaranteeing Subsidiary in this Supplemental Indenture shall bind its Successors, except as otherwise provided in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

AMERICAN MATERIALS COMPANY, LLC

By:	/s/ Christopher Gaskill
	Name:	Christopher Gaskill
	Title:	Assistant Secretary

BOXLEY MATERIALS COMPANY

By:	/s/ Christopher Gaskill
	Name:	Christopher Gaskill
	Title:	Assistant Secretary

[Signature Page to First Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Joseph O’Donnell
	Name:	Joseph O’Donnell
	Title:	Vice President

[Signature Page to First Supplemental Indenture]

Exhibit 4.5

FIFTH SUPPLEMENTAL INDENTURE

Fifth Supplemental Indenture (this “Supplemental Indenture”), dated as of April 5, 2016, among American Materials Company, LLC, a North Carolina limited liability company, and Boxley Materials Company, a Virginia corporation (each, a “Guaranteeing Subsidiary”), each a subsidiary of Summit Materials, LLC, a Delaware limited liability company (the “Issuer”), and Wilmington Trust, National Association, a national banking association, as trustee (the “Trustee”), Transfer Agent, Registrar and Paying Agent.

W I T N E S S E T H

WHEREAS, the Issuer, Summit Materials Finance Corp., a Delaware corporation (together with the Issuer, the “Issuers”), and the Guarantors have heretofore executed and delivered to the Trustee an Indenture (the “Indenture”), dated as of July 8, 2015, providing for the issuance of 6.125% Senior Notes due 2023 (the “Notes”), as supplemented by that First Supplemental Indenture, dated as of July 17, 2015, as further supplemented by that Second Supplemental Indenture, dated as of October 7, 2015, as further supplemented by that Third Supplemental Indenture, dated as of November 19, 2015, and as further supplemented by that Fourth Supplemental Indenture, dated as of February 3, 2016;

WHEREAS, the Indenture provides that under certain circumstances a Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (each, a “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2) Agreement to Guarantee. Each Guaranteeing Subsidiary acknowledges that it has received and reviewed a copy of the Indenture and all other documents it deems necessary to review in order to enter into this Supplemental Indenture, and acknowledge and agree to (i) join and become a party to the Indenture as indicated by its signature below; (ii) be bound by the Indenture, as of the date hereof, as if made by, and with respect to, each signatory hereto; and (iii) perform all obligations and duties required of a Guarantor pursuant to the Indenture. Each Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Indenture, including, but not limited to, Article 10 thereof.

(3) Execution and Delivery. Each Guaranteeing Subsidiary agrees that its Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

(4) No Recourse Against Others. No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Issuers or any Guaranteeing Subsidiary shall have any liability for any obligations of the Issuers or the Guarantors (including any Guaranteeing Subsidiary)

under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(5) Governing Law. THIS SUPPLEMENTAL INDENTURE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE, WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(6) Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmissions shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

(7) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(8) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Guaranteeing Subsidiary.

(9) Benefits Acknowledged. Each Guaranteeing Subsidiary’s Guarantee is subject to the terms and conditions set forth in the Indenture. Each Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

(10) Successors. All agreements of each Guaranteeing Subsidiary in this Supplemental Indenture shall bind its Successors, except as otherwise provided in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

AMERICAN MATERIALS COMPANY, LLC

By:	/s/ Christopher Gaskill
	Name:	Christopher Gaskill
	Title:	Assistant Secretary

BOXLEY MATERIALS COMPANY

By:	/s/ Christopher Gaskill
	Name:	Christopher Gaskill
	Title:	Assistant Secretary

[Signature Page to Fifth Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Joseph O’Donnell
	Name:	Joseph O’Donnell
	Title:	Vice President

[Signature Page to Fifth Supplemental Indenture]

Exhibit 10.1

[Directors]

RESTRICTED STOCK UNIT AWARD NOTICE

UNDER THE

SUMMIT MATERIALS, INC.

2015 OMNIBUS INCENTIVE PLAN

Summit Materials, Inc. (the “Company”), pursuant to its 2015 Omnibus Incentive Plan (the “Plan”), hereby grants to the Participant set forth below the number of Restricted Stock Units set forth below. The Restricted Stock Units are subject to all of the terms and conditions as set forth herein, in the Restricted Stock Unit Agreement attached hereto and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Participant: Participant_Name

Date of Grant: Date_of_Grant

Vesting Start Date: Vesting_Start_Date

Number of Shares of Common Stock Subject to Restricted Stock Units: Number_of_Shares

Vesting Schedule:

1. Vesting. So long as the Participant’s service as a member of the Board of Directors of the Company (“Service”) has not been terminated, the Restricted Stock Units shall become vested on the first anniversary of the Vesting Start Date. Subject to Section 2 and Section 3 of this Award Notice, any Restricted Stock Units that are unvested on the date of a termination of Service with the Company and its affiliates shall be immediately forfeited by the Participant.

2. Termination of Service.

(a) Upon the Participant’s death, if the Participant’s Service is terminated by the Company and each of its Subsidiaries without Cause or during the Participant’s Disability, 100% of the Restricted Stock Units shall become vested.

(b) Upon the Participant’s termination of Service as a result of a Retirement or a termination of Service as a result of such Participant declining to stand for reelection to the Board, in each case which occurs as of or after the regular annual meeting of shareholders for the calendar year which includes the Date of Grant, a pro rata portion of the number of Restricted Stock Units which would otherwise vest on the applicable vesting date shall vest, based on the number of full or partial calendar months elapsed since the Date of Grant (including the calendar months in which the Date of Grant and the termination of Service occur). Such vested Restricted Stock Units shall be settled at such time as the Restricted Stock Units would have been settled had vesting occurred pursuant to Section 1 of the Award Notice. For this purpose, “Retirement” shall mean a Director’s resignation from Service on the Board under circumstances to which Section 2(a) does not apply, prior to the expiration of his or her term and on or after the date he or she attains age seventy.

3. Change in Control. The Restricted Stock Units shall become vested immediately prior to a Change in Control if the Restricted Stock Units would not otherwise be continued, converted, assumed, or replaced by the Company or a successor entity thereto in connection with such Change in Control.

*        *        *

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THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS RESTRICTED STOCK UNIT AWARD NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT, AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF RESTRICTED STOCK UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS RESTRICTED STOCK UNIT AWARD NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT, AND THE PLAN.

SUMMIT MATERIALS, INC.	PARTICIPANT[1]

By:
Title:

[1]	To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute Participant’s signature hereof.

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RESTRICTED STOCK UNIT AGREEMENT

UNDER THE

SUMMIT MATERIALS, INC.

2015 OMNIBUS INCENTIVE PLAN

Pursuant to the Restricted Stock Unit Award Notice (the “Award Notice”) delivered to Participant (as defined in the Award Notice), and subject to the terms of this Restricted Stock Unit Agreement and the Summit Materials, Inc. 2015 Omnibus Incentive Plan (the “Plan”), Summit Materials, Inc. (the “Company”) and Participant agree as follows.

1. Definitions. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan. The following terms shall have the following meanings for purposes of this Agreement:

(a) “Agreement” shall mean this Restricted Stock Unit Agreement including (unless the context otherwise requires) the Award Notice.

(b) “Date of Grant” shall mean the “Date of Grant” listed in the Award Notice.

(c) “Shares” shall mean the number of shares of Common Stock listed in the Award Notice as “Number of Shares of Common Stock Subject to Restricted Stock Units”.

2. Grant of Restricted Stock Units. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to Participant the number of Restricted Stock Units provided in the Award Notice (with each Restricted Stock Unit representing an unfunded, unsecured right to receive one share of Common Stock). The Company may make one or more additional grants of Restricted Stock Units to Participant under this Agreement by providing Participant with a new Award Notice, which may also include any terms and conditions differing from this Agreement to the extent provided therein. The Company reserves all rights with respect to the granting of additional Restricted Stock Units hereunder and makes no implied promise to grant additional Restricted Stock Units.

3. Vesting. Subject to the conditions contained herein and in the Plan, the Restricted Stock Units shall vest and the restrictions on such Restricted Stock Units shall lapse as provided in the Award Notice.

4. Settlement of Restricted Stock Units. The provisions of Section 9(d) of the Plan are incorporated herein by reference and made a part hereof.

5. Treatment of Restricted Stock Units Upon Termination.

(a) Upon any Termination occurring prior to a Vesting Date (as defined in the Award Notice), except as set forth in the Award Notice all unvested Restricted Stock Units shall be forfeited immediately upon such Termination and revert back to the Company without any consideration paid in respect thereof. In addition, upon any Termination for Cause, all vested Restricted Stock Units which have not been settled in accordance with Section 4 hereof shall be forfeited immediately upon such Termination and revert back to the Company without any consideration paid in respect thereof. As a pre-condition to a Participant’s right to any vesting as a result of a Termination, or following a Termination, the Participant shall deliver a release of claims in favor of the Company and its affiliates in a form satisfactory to the Committee or its designee.

(b) Whether (and the circumstances under which) Service has been terminated and the determination of the date of Termination for the purposes of this Agreement shall be determined by the Committee.

6. Restrictions on Transfer. The Participant may not assign, alienate, pledge, attach, sell, or otherwise transfer or encumber the Restricted Stock Units or the Participant’s right under the Restricted Stock Units to receive Shares, except other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer, or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided, that the designation of a beneficiary (if permitted by the Committee) shall not constitute an assignment, alienation, pledge, attachment, sale, transfer, or encumbrance.

7. Rights as Stockholder. Participant or a permitted transferee of the Restricted Stock Units shall have no rights as a stockholder with respect to any share of Common Stock underlying a Restricted Stock Unit unless and until Participant shall have become the holder of record or the beneficial owner of such Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which Participant shall become the holder of record or the beneficial owner thereof.

8. Tax Withholding.

(a) The Participant acknowledges and agrees that to consistent with applicable law and the Participant’s status as an independent consultant for U.S. Federal income tax purposes, the Company does not intend to withhold any amounts as federal income tax withholdings under any other state or federal laws, and the Participant hereby agrees to make adequate provision for any sums required to satisfy all applicable federal, state, local and foreign tax withholding obligations of the Company which may arise in connection with the Restricted Stock Units.

(b) Notwithstanding the foregoing, the Company shall have the right and is hereby authorized to withhold, from any Common Stock or from any compensation (including from any cash retainer payments or any other amounts payable to the Participant) the amount (in cash, Common Stock, or other property) of any required withholding taxes in respect of the Restricted Stock Units, and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes; provided, however, that no amounts shall be withheld in excess of the Company’s statutory minimum withholding liability.

9. Repayment of Proceeds; Clawback Policy. The Restricted Stock Units and all proceeds of the Restricted Stock Units shall be subject to the Company’s clawback policy, as in effect from time to time.

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10. No Right to Continued Service. Neither the Plan nor this Agreement nor the Participant’s receipt of the Restricted Stock Units hereunder shall impose any obligation on the Company or any Affiliate to continue the engagement of the Participant, including the Participant’s service as a member of the Board. Further, the Company or any Affiliate (as applicable) may at any time terminate the engagement of such Participant, free from any liability or claim under the Plan or this Agreement, except as otherwise expressly provided herein.

11. Notice. Every notice or other communication relating to this Agreement between the Company and Participant shall be in writing, and shall be mailed or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, that, unless and until some other address be so designated, all notices or communications by Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Chief Human Resources Officer or another officer designated by the Company, and all notices or communications by the Company to Participant may be given to Participant personally or may be mailed to Participant at Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between Participant and any third-party plan administrator shall be mailed, delivered, transmitted, or sent in accordance with the procedures established by such third-party plan administrator and communicated to Participant from time to time.

12. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties hereto.

13. Waiver. The Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Participant or any other participant in the Plan.

14. Governing Law; Venue; Language. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. Any suit, action, or proceeding with respect to this Agreement, or any judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the State of Delaware, and each of the Participant and the Company each hereby irrevocably waives (a) any objections which it may now or hereafter have to the laying of the venue of any suit, action, or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Delaware, (b) any claim that any such suit, action, or proceeding brought in any such court has been brought in any inconvenient forum, and (c) any right to a jury trial.

15. Award Subject to Plan. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Restricted Stock Units granted hereunder are subject to the Plan. The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of this Agreement will govern and prevail.

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16. Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

17. Successors in Interest. Any successor to the Company shall have the benefits of the Company under, and be entitled to enforce, this Agreement. Likewise, the Participant’s legal representative shall have the benefits of Participant under, and be entitled to enforce, this Agreement. All obligations imposed upon the Participant and all rights granted to the Company under this Agreement shall be final, binding, and conclusive upon the Participant’s heirs, executors, administrators, and successors.

18. Data Privacy Consent. The Participant hereby explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement and any other Restricted Stock Unit grant materials by and among, as applicable, the Participant’s employer or contracting party (the “Employer”) and the Company for the exclusive purpose of implementing, administering, and managing the Participant’s participation in the Plan. The Participant understands that the Company may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address, and telephone number, work location and phone number, date of birth, social insurance number, or other identification number, salary, nationality, job title, hire date, any shares of stock or directorships held in the Company, details of all awards or any other entitlement to shares awarded, cancelled, exercised, vested, unvested, or outstanding in the Participant’s favor, for the purpose of implementing, administering, and managing the Plan (“Personal Data”). The Participant understands that Personal Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, now or in the future, that these recipients may be located in the Participant’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that the Participant may request a list with the names and addresses of any potential recipients of the Personal Data by contacting the Participant’s local human resources representative. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Personal Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that Personal Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that the Participant may, at any time, view Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative. Further, the Participant understands that the Participant is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke the Participant’s consent, the Participant’s status or service and career with the Company will not be adversely affected; the only consequence of the Participant’s refusing or withdrawing the Participant’s consent is that the Company would not be able to grant Restricted Stock Units or other equity awards to the Participant or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact the Participant’s local human resources representative.

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19. Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation. By accepting this Agreement and the grant of the Restricted Stock Units evidenced hereby, the Participant expressly acknowledges that: (a) the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (b) the grant of the Restricted Stock Units is a one-time benefit that does not create any contractual or other right to receive future grants of restricted stock units, or benefits in lieu of restricted stock units; (c) all determinations with respect to future restricted stock unit grants, if any, including the grant date and the number of Shares granted, will be at the sole discretion of the Company; (d) the Participant’s participation in the Plan is voluntary; (e) the value of the Restricted Stock Units is an extraordinary item of compensation that is outside the scope of the Participant’s employment or services contract, if any, and nothing can or must automatically be inferred from such employment or services contract or its consequences; (f) Restricted Stock Units are not part of normal or expected compensation for any purpose and are not to be used for calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments, the Participant waives any claim on such basis and, for the avoidance of doubt, the Restricted Stock Units shall not constitute an “acquired right” under the applicable law of any jurisdiction; (g) the value of Shares received upon settlement of the Restricted Stock Units may increase or decrease in value; and (h) the future value of the underlying Shares is unknown and cannot be predicted with certainty. In addition, the Participant understands, acknowledges and agrees that the Participant will have no rights to compensation or damages related to Restricted Stock Unit proceeds in consequence of the termination of the Participant’s engagement or service as a member of the Board for any reason whatsoever and whether or not in breach of contract.

20. Award Administrator. The Company may from time to time designate a third party (an “Award Administrator”) to assist the Company in the implementation, administration, and management of the Plan and any Restricted Stock Units granted thereunder, including by sending Award Notices on behalf of the Company to Participants, and by facilitating through electronic means acceptance of this Agreement by Participants.

21. Book Entry Delivery of Shares. Whenever reference in this Agreement is made to the issuance or delivery of certificates representing one or more Shares, the Company may elect to issue or deliver such Shares in book entry form in lieu of certificates.

22. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

23. Acceptance and Agreement by the Participant; Forfeiture upon Failure to Accept. By accepting the Restricted Stock Units (including through electronic means), the Participant agrees to be bound by the terms, conditions, and restrictions set forth in the Plan, this Agreement, and the Company’s policies, as in effect from time to time, relating to the Plan. The

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Participant’s rights under the Restricted Stock Units will lapse 45 days from the Date of Grant, and the Restricted Stock Units will be forfeited on such date if the Participant shall not have accepted this Agreement by such date. For the avoidance of doubt, the Participant’s failure to accept this Agreement shall not affect the Participant’s continuing obligations under any other agreement between the Company and the Participant. By accepting the Restricted Stock Units Participant expressly agrees that Participant has reviewed and agrees to abide by the Company’s Securities Trading Policy, available at [HYPERLINK], as such may be revised or updated from time to time.

24. No Advice Regarding Grant. The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares. The Participant is hereby advised to consult with his or her own personal tax, legal, and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

25. Appendices for Non-U.S. Participants. Notwithstanding any provisions in this Agreement, Participants residing and/or working outside the United States shall be subject to the Terms and Conditions for Non-U.S. Participants attached hereto as Appendix A. If the Participant relocates from the United States to another country, the Terms and Conditions for Non-U.S. Participants and the applicable Country-Specific Terms and Conditions will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Moreover, if the Participant relocates between any of the countries included in Country-Specific Terms and Conditions, the special terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Terms and Conditions for Non-U.S. Participants and the Country-Specific Terms and Conditions constitute part of this Agreement.

26. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Restricted Stock Units and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

27. Section 409A. This Agreement is intended to comply with the provisions of Section 409A of the Code and the regulations promulgated thereunder. Without limiting the foregoing, the Committee shall have the right to amend the terms and conditions of this Agreement in any respect as may be necessary or appropriate to comply with Section 409A of the Code or any regulations promulgated thereunder, including, without limitation, by delaying the issuance of the Shares contemplated hereunder.

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APPENDIX A

SUMMIT MATERIALS, INC.

2015 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

TERMS AND CONDITIONS FOR NON-U.S. PARTICIPANTS

Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Plan and the Restricted Stock Unit Agreement.

1. Responsibility for Taxes. This provision supplements Section 8 of the Restricted Stock Unit Agreement:

(a) The Participant acknowledges that, regardless of any action taken by the Company or, if different, the Employer, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant, vesting or settlement of the Restricted Stock Units, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends and/or any other distributions; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b) Prior to any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy their withholding obligations with regard to all Tax-Related Items by:

(i) withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or the Employer; or

(ii) withholding from proceeds of the sale of Shares acquired at settlement of the Restricted Stock Units either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization) without further consent; or

(iii) withholding in Shares to be issued upon settlement of the Restricted Stock Units;

Appendix A - 1

provided, however, that if the Participant is a Section 16 officer of the Company under the Exchange Act, then the Company will withhold in Shares upon the relevant taxable or tax withholding event, as applicable, unless the use of such withholding method is problematic under applicable tax or securities law or has materially adverse accounting consequences, in which case, the obligation for Tax-Related Items may be satisfied by one or a combination of methods (i) and (ii) above.

(c) Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case the Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the portion of the Restricted Stock Units that is settled, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.

(d) Finally, the Participant agrees to pay to the Company or the Employer, any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.

2. Nature of Grant. This provision supplements Section 20 of the Restricted Stock Unit Agreement:

In accepting the grant of the Restricted Stock Units, the Participant acknowledges, understands and agrees that:

(a) the Restricted Stock Unit grant and the Participant’s participation in the Plan shall not create a right to employment or engagement, or be interpreted as forming an employment or services contract with the Company or any Affiliate;

(b) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not intended to replace any pension rights or compensation;

(c) for purposes of the Restricted Stock Units, the date of Termination shall be the date the Participant is no longer actively providing services to the Company or its Affiliates (regardless of the reason for such termination and whether or not later to be found invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment or services agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, the Participant’s right to vest in the Restricted Stock Units under the Plan, if any, will terminate and the Participant’s right

Appendix A - 2

to have settled any vested Restricted Stock Units, if any, will be measured as of such date and will not be extended by any notice period (e.g., the Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment or services agreement, if any); the Committee shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the Restricted Stock Unit grant (including whether the Participant may still be considered to be providing services while on a leave of absence);

(d) unless otherwise provided in the Plan or by the Company in its discretion, the Restricted Stock Units and the benefits evidenced by this Agreement do not create any entitlement to have the Restricted Stock Units or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Company’s Common Stock; and

(e) neither the Company nor any Affiliate shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the Restricted Stock Units or of any amounts due to the Participant pursuant to the settlement of the Restricted Stock Units or the subsequent sale of any Shares acquired upon settlement.

3. Insider Trading Restrictions/Market Abuse Laws. The Participant acknowledges that, depending on his or her country of residence, the Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect his or her ability to acquire or sell Shares or rights to Shares (e.g., Restricted Stock Units) under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws in the Participant’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant is responsible for ensuring compliance with any applicable restrictions and is advised to consult his or her personal legal advisor on this matter.

Appendix A - 3

Exhibit 10.2

RESTRICTED STOCK UNIT AWARD NOTICE

UNDER THE

SUMMIT MATERIALS, INC.

2015 OMNIBUS INCENTIVE PLAN

Summit Materials, Inc. (the “Company”), pursuant to its 2015 Omnibus Incentive Plan (the “Plan”), hereby grants to the Participant set forth below the number of Restricted Stock Units set forth below. The Restricted Stock Units are subject to all of the terms and conditions as set forth herein, in the Restricted Stock Unit Agreement attached hereto and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Participant: Participant_Name

Date of Grant: Date_of_Grant

Vesting Start Date: Vesting_Start_Date

Number of Shares of Common Stock Subject to Restricted Stock Units: Number_of_Shares

Vesting Schedule:

1. Vesting. So long as the Participant’s employment with the Company and its Affiliates has not been terminated, one-third of the Restricted Stock Units shall become vested on each of the first three anniversaries of the Vesting Start Date, provided that if the number of Restricted Stock Units is not evenly divisible by three, then no fractional units shall vest and the installments shall be as equal as possible with the smaller installments vesting first. Subject to Section 2 and Section 3 of this Award Notice, any Restricted Stock Units that are unvested on the date of a termination of Employment with the Company and its affiliates shall be immediately forfeited by the Participant.

2. Termination of Employment.

(a) If the Participant’s Employment is terminated by the Company or any Subsidiary without Cause or by the Participant as a result of a Constructive Termination, a pro rata portion of the number of Restricted Stock Units which would otherwise vest on the next applicable vesting date shall become vested, based on the number of days elapsed since the prior vesting date (or the Date of Grant if there has been no prior vesting date) over 365 or 366, as applicable.

(b) If the Participant’s Employment is terminated by the Participant and such termination constitutes a Retirement, the Restricted Stock Units shall continue to vest, notwithstanding such termination of Employment, in accordance with the schedule set forth in the Award Notice so long as no Restrictive Covenant Violation occurs, as determined by the Committee, or its designee, in its sole discretion, prior to the applicable vesting date. As a pre-condition to a Participant’s right to continued vesting following Retirement, the Committee, or its designee, may require the Participant to certify in writing prior to any applicable vesting date that no Restrictive Covenant Violation has occurred.

(c) Upon the Participant’s death, or if the Participant’s Employment is terminated by the Company and each of its Subsidiaries during the Participant’s Disability, 100% of the Restricted Stock Units shall become vested.

3. Change in Control.

(a) The Restricted Stock Units shall become vested immediately prior to a Change in Control if the Restricted Stock Units would not otherwise be continued, converted, assumed, or replaced by the Company or a successor entity thereto in connection with such Change in Control.

(b) If the Participant’s employment with the Company and its Affiliates (or a successor) is terminated by the Company (or a successor) without Cause or by the Participant as a result of a Constructive Termination during the two-year period following a Change in Control, 100% of the Restricted Stock Units shall become vested.

4.	Definitions. The term “Constructive Termination” shall have the meaning set forth in any employment agreement entered into by and between the Participant and the Company or an Affiliate, or if no such agreement exists, any of the following, without the Participant’s prior written consent: (A) a material reduction in the Participant’s base salary or, to the extent applicable, target bonus (other than in connection with an across the board reduction in compensation of similarly situated employees, of, on an individual-by-individual basis, less than 10%); (B) a material diminution of the Participant’s authority, duties or responsibilities; (C) a relocation of the Participant’s primary place of business by more than fifty (50) miles from its then-current location; (D) any material breach by the Company of any written agreement relating to the Participant’s compensation (including any equity awards); provided that any such event shall constitute a Constructive Termination only if the Participant gives written notice to the Company within 10 days of the later of its occurrence of Executive’s knowledge thereof and the Company fails to cure such event within 30 days after receipt from the Participant of written notice of such event; provided, further, that a “Constructive Termination” shall cease to exist for an event on the 60th day after the lapse of any such cure period.

*        *        *

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THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS RESTRICTED STOCK UNIT AWARD NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT, AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF RESTRICTED STOCK UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS RESTRICTED STOCK UNIT AWARD NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT, AND THE PLAN.

SUMMIT MATERIALS, INC.	PARTICIPANT[1]

By:
Title:

[1]	To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute Participant’s signature hereof.

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RESTRICTED STOCK UNIT AGREEMENT

UNDER THE

SUMMIT MATERIALS, INC.

2015 OMNIBUS INCENTIVE PLAN

Pursuant to the Restricted Stock Unit Award Notice (the “Award Notice”) delivered to Participant (as defined in the Award Notice), and subject to the terms of this Restricted Stock Unit Agreement and the Summit Materials, Inc. 2015 Omnibus Incentive Plan (the “Plan”), Summit Materials, Inc. (the “Company”) and Participant agree as follows.

1. Definitions. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan. The following terms shall have the following meanings for purposes of this Agreement:

(a) “Agreement” shall mean this Restricted Stock Unit Agreement including (unless the context otherwise requires) the Award Notice.

(b) “Date of Grant” shall mean the “Date of Grant” listed in the Award Notice.

(c) “Restrictive Covenant Violation” shall mean Participant’s breach of the Restrictive Covenants listed on Appendix A or any covenant regarding confidentiality, competitive activity, solicitation of the Company’s vendors, suppliers, customers, or employees, or any similar provision applicable to or agreed to by Participant.

(d) “Retirement” shall mean the Participant’s termination of employment with the Company and its Affiliates, other than for Cause or while grounds for Cause exist, and other than due to the Participant’s death or during the Participant’s Disability, following the date on which (i) the Participant attained the age of 62 years old, and (ii) the number of completed years of the Participant’s employment with the Company and/or its Affiliates is at least 5.

(e) “Shares” shall mean the number of shares of Common Stock listed in the Award Notice as “Number of Shares of Common Stock Subject to Restricted Stock Units”.

2. Grant of Restricted Stock Units. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to Participant the number of Restricted Stock Units provided in the Award Notice (with each Restricted Stock Unit representing an unfunded, unsecured right to receive one share of Common Stock). The Company may make one or more additional grants of Restricted Stock Units to Participant under this Agreement by providing Participant with a new Award Notice, which may also include any terms and conditions differing from this Agreement to the extent provided therein. The Company reserves all rights with respect to the granting of additional Restricted Stock Units hereunder and makes no implied promise to grant additional Restricted Stock Units.

3. Vesting. Subject to the conditions contained herein and in the Plan, the Restricted Stock Units shall vest and the restrictions on such Restricted Stock Units shall lapse as provided in the Award Notice.

4. Settlement of Restricted Stock Units. The provisions of Section 9(d) of the Plan are incorporated herein by reference and made a part hereof.

5. Treatment of Restricted Stock Units Upon Termination.

(a) Upon any Termination occurring prior to a Vesting Date (as defined in the Award Notice), except as set forth in the Award Notice all unvested Restricted Stock Units shall be forfeited immediately upon such Termination and revert back to the Company without any consideration paid in respect thereof. In addition, upon any Termination for Cause, all vested Restricted Stock Units which have not been settled in accordance with Section 4 hereof shall be forfeited immediately upon such Termination and revert back to the Company without any consideration paid in respect thereof. As a pre-condition to a Participant’s right to any vesting as a result of a Termination, or following a Termination, the Participant shall deliver a release of claims in favor of the Company and its affiliates in a form satisfactory to the Committee or its designee.

(b) The Participant’s rights with respect to the Restricted Stock Units shall not be affected by any change in the nature of the Participant’s employment so long as the Participant continues to be an employee of the Company or any of its Subsidiaries. Whether (and the circumstances under which) employment has been terminated and the determination of the date of Termination for the purposes of this Agreement shall be determined by the Committee (or, with respect to any Participant who is not a director or “officer” as defined under Rule 16a-1(f) under the Exchange Act, its designee, whose good faith determination shall be final, binding, and conclusive; provided, that such designee may not make any such determination with respect to the designee’s own employment for purposes of the Restricted Stock Units).

6. Restrictions on Transfer. The Participant may not assign, alienate, pledge, attach, sell, or otherwise transfer or encumber the Restricted Stock Units or the Participant’s right under the Restricted Stock Units to receive Shares, except other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer, or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided, that the designation of a beneficiary (if permitted by the Committee) shall not constitute an assignment, alienation, pledge, attachment, sale, transfer, or encumbrance.

7. Rights as Stockholder. Participant or a permitted transferee of the Restricted Stock Units shall have no rights as a stockholder with respect to any share of Common Stock underlying a Restricted Stock Unit unless and until Participant shall have become the holder of record or the beneficial owner of such Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which Participant shall become the holder of record or the beneficial owner thereof.

8. Tax Withholding. The provisions of Section 15(d) of the Plan are incorporated herein by reference and made a part hereof.

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9. Restrictive Covenants. Participant acknowledges and recognizes the highly competitive nature of the businesses of the Company and its Affiliates and accordingly agrees to the provisions of Appendix A to this Agreement (the “Restrictive Covenants”). For the avoidance of doubt, the Restrictive Covenants contained in this Agreement are in addition to, and not in lieu of, any other restrictive covenants or similar covenants or agreements between Participant and the Company or any of its Affiliates.

10. Repayment of Proceeds; Clawback Policy. If a Restrictive Covenant Violation occurs or the Company discovers after a Termination that grounds existed for Cause at the time thereof, then Participant shall be required, in addition to any other remedy available (on a non-exclusive basis), to pay to the Company, within ten (10) business days of the Company’s request to Participant therefor, an amount equal to the aggregate after-tax proceeds (taking into account all amounts of tax that would be recoverable upon a claim of loss for payment of such proceeds in the year of repayment) Participant received upon the sale or other disposition of, or distributions in respect of, the Restricted Stock Units and any Shares issued in respect thereof. Any reference in this Agreement to grounds existing for a Termination with Cause shall be determined without regard to any notice period, cure period, or other procedural delay or event required prior to finding of or Termination with Cause. The Restricted Stock Units and all proceeds of the Restricted Stock Units shall be subject to the Company’s clawback policy, as in effect from time to time, to the extent Participant is a director or “officer” as defined under Rule 16a-1(f) of the Exchange Act.

11. No Right to Continued Employment. Neither the Plan nor this Agreement nor the Participant’s receipt of the Restricted Stock Units hereunder shall impose any obligation on the Company or any Affiliate to continue the employment or engagement of the Participant. Further, the Company or any Affiliate (as applicable) may at any time terminate the employment or engagement of such Participant, free from any liability or claim under the Plan or this Agreement, except as otherwise expressly provided herein.

12. Notice. Every notice or other communication relating to this Agreement between the Company and Participant shall be in writing, and shall be mailed or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, that, unless and until some other address be so designated, all notices or communications by Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Chief Human Resources Officer or another officer designated by the Company, and all notices or communications by the Company to Participant may be given to Participant personally or may be mailed to Participant at Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between Participant and any third-party plan administrator shall be mailed, delivered, transmitted, or sent in accordance with the procedures established by such third-party plan administrator and communicated to Participant from time to time.

13. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties hereto.

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14. Waiver. The Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Participant or any other participant in the Plan.

15. Governing Law; Venue; Language. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. Any suit, action, or proceeding with respect to this Agreement, or any judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the State of Delaware, and each of the Participant and the Company each hereby irrevocably waives (a) any objections which it may now or hereafter have to the laying of the venue of any suit, action, or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Delaware, (b) any claim that any such suit, action, or proceeding brought in any such court has been brought in any inconvenient forum, and (c) any right to a jury trial.

16. Award Subject to Plan. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Restricted Stock Units granted hereunder are subject to the Plan. The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of this Agreement will govern and prevail.

17. Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

18. Successors in Interest. Any successor to the Company shall have the benefits of the Company under, and be entitled to enforce, this Agreement. Likewise, the Participant’s legal representative shall have the benefits of Participant under, and be entitled to enforce, this Agreement. All obligations imposed upon the Participant and all rights granted to the Company under this Agreement shall be final, binding, and conclusive upon the Participant’s heirs, executors, administrators, and successors.

19. Data Privacy Consent. The Participant hereby explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement and any other Restricted Stock Unit grant materials by and among, as applicable, the Participant’s employer or contracting party (the “Employer”) and the Company for the exclusive purpose of implementing, administering, and managing the Participant’s participation in the Plan. The Participant understands that the Company may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address, and telephone number, work location and phone number, date of birth, social insurance number, or other identification number, salary, nationality, job title, hire date, any shares of stock or directorships held in the Company, details of all awards or any other entitlement to shares awarded, cancelled, exercised, vested, unvested, or outstanding in the Participant’s favor, for the purpose of implementing, administering, and managing the Plan (“Personal Data”). The Participant understands that Personal Data may be transferred to any

7

third parties assisting in the implementation, administration and management of the Plan, now or in the future, that these recipients may be located in the Participant’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that the Participant may request a list with the names and addresses of any potential recipients of the Personal Data by contacting the Participant’s local human resources representative. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Personal Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that Personal Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that the Participant may, at any time, view Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative. Further, the Participant understands that the Participant is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke the Participant’s consent, the Participant’s employment status or service and career with the Employer will not be adversely affected; the only consequence of the Participant’s refusing or withdrawing the Participant’s consent is that the Company would not be able to grant Restricted Stock Units or other equity awards to the Participant or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact the Participant’s local human resources representative.

20. Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation. By accepting this Agreement and the grant of the Restricted Stock Units evidenced hereby, the Participant expressly acknowledges that: (a) the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (b) the grant of the Restricted Stock Units is a one-time benefit that does not create any contractual or other right to receive future grants of restricted stock units, or benefits in lieu of restricted stock units; (c) all determinations with respect to future restricted stock unit grants, if any, including the grant date and the number of Shares granted, will be at the sole discretion of the Company; (d) the Participant’s participation in the Plan is voluntary; (e) the value of the Restricted Stock Units is an extraordinary item of compensation that is outside the scope of the Participant’s employment contract, if any, and nothing can or must automatically be inferred from such employment contract or its consequences; (f) Restricted Stock Units are not part of normal or expected compensation for any purpose and are not to be used for calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments, the Participant waives any claim on such basis and, for the avoidance of doubt, the Restricted Stock Units shall not constitute an “acquired right” under the applicable law of any jurisdiction; (g) the value of Shares received upon settlement of the Restricted Stock Units may increase or decrease in value; and (h) the future value of the underlying Shares is unknown and cannot be predicted with certainty. In addition, the Participant understands, acknowledges and agrees that the Participant will have no rights to compensation or damages related to Restricted Stock Unit proceeds in consequence of the termination of the Participant’s employment for any reason whatsoever and whether or not in breach of contract.

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21. Award Administrator. The Company may from time to time designate a third party (an “Award Administrator”) to assist the Company in the implementation, administration, and management of the Plan and any Restricted Stock Units granted thereunder, including by sending Award Notices on behalf of the Company to Participants, and by facilitating through electronic means acceptance of this Agreement by Participants.

22. Book Entry Delivery of Shares. Whenever reference in this Agreement is made to the issuance or delivery of certificates representing one or more Shares, the Company may elect to issue or deliver such Shares in book entry form in lieu of certificates.

23. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

24. Acceptance and Agreement by the Participant; Forfeiture upon Failure to Accept. By accepting the Restricted Stock Units (including through electronic means), the Participant agrees to be bound by the terms, conditions, and restrictions set forth in the Plan, this Agreement, and the Company’s policies, as in effect from time to time, relating to the Plan. The Participant’s rights under the Restricted Stock Units will lapse 45 days from the Date of Grant, and the Restricted Stock Units will be forfeited on such date if the Participant shall not have accepted this Agreement by such date. For the avoidance of doubt, the Participant’s failure to accept this Agreement shall not affect the Participant’s continuing obligations under any other agreement between the Company and the Participant. By accepting the Restricted Stock Units Participant expressly agrees that Participant has reviewed and agrees to abide by the Company’s Securities Trading Policy, available at [HYPERLINK], as such may be revised or updated from time to time.

25. No Advice Regarding Grant. The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares. The Participant is hereby advised to consult with his or her own personal tax, legal, and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

26. Appendices for Non-U.S. Participants. Notwithstanding any provisions in this Agreement, Participants residing and/or working outside the United States shall be subject to the Terms and Conditions for Non-U.S. Participants attached hereto as Appendix B. If the Participant relocates from the United States to another country, the Terms and Conditions for Non-U.S. Participants and the applicable Country-Specific Terms and Conditions will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Moreover, if the Participant relocates between any of the countries included in Country-Specific Terms and Conditions, the special terms and conditions for such country will apply to the Participant, to the

9

extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Terms and Conditions for Non-U.S. Participants and the Country-Specific Terms and Conditions constitute part of this Agreement.

27. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Restricted Stock Units and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

28. Section 409A. This Agreement is intended to comply with the provisions of Section 409A of the Code and the regulations promulgated thereunder. Without limiting the foregoing, the Committee shall have the right to amend the terms and conditions of this Agreement in any respect as may be necessary or appropriate to comply with Section 409A of the Code or any regulations promulgated thereunder, including, without limitation, by delaying the issuance of the Shares contemplated hereunder.

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Appendix A

Restrictive Covenants

1.	Confidentiality; Non-Compete; Non-Solicit; Non-Disparagement.

(a)	For the purposes of this Appendix A, any reference to the “Company” shall mean the Company and its Subsidiaries and Affiliates, collectively. In view of the fact that Participant’s work for the Company brings Participant into close contact with many confidential affairs of the Company not readily available to the public, and plans for further developments, Participant agrees:

(i)	Participant will not at any time (whether during or after Participant’s Employment with the Company): (x) retain or use for the benefit, purposes, or account of Participant or any other person; or (y) disclose, divulge, reveal, communicate, share, transfer, or provide access to any person outside the Company (other than its professional advisers who are bound by confidentiality obligations), any non-public, proprietary, or confidential information – including without limitation trade secrets, know-how, research and development, software, databases, inventions, processes, formulae, technology, designs, and other intellectual property, information concerning finances, investments, profits, pricing, costs, products, services, vendors, customers, clients, partners, investors, personnel, compensation, recruiting, training, advertising, sales, marketing, promotions, and government and regulatory activities and approvals – concerning the past, current, or future business, activities, and operations of the Company and/or any third party that has disclosed or provided any of same to the Company on a confidential basis (“Confidential Information”) without the prior written authorization of the Board, except as specifically necessary during the term of Participant’s Employment in order to perform the duties of his or her position and in the best interests of the Company.

(ii)	“Confidential Information” shall not include any information that is: (x) generally known to the industry or the public other than as a result of Participant’s breach of this covenant or any breach of other confidentiality obligations by third parties; (y) made legitimately available to Participant by a third party without breach of any confidentiality obligation; or (z) required by law to be disclosed; provided, that Participant shall give prompt written notice to the Company of such requirement, disclose no more information than is so required, and cooperate with any attempts by the Company to obtain a protective order or similar treatment.

(iii)	Except as required by law, Participant will not disclose to anyone, other than Participant’s immediate family and legal or financial advisors, the existence or contents of this Agreement; provided, that Participant may disclose to any prospective future employer the provisions of Section (b) of this Appendix A provided they agree to maintain the confidentiality of such terms.

(iv)

Upon termination of Participant’s Employment with the Company for any reason, Participant shall: (x) cease and not thereafter commence use of any Confidential Information or intellectual property (including, without limitation, any

Appendix A - 1

patent, invention, copyright, trade secret, trademark, trade name, logo, domain name, or other source indicator) owned or used by the Company, its Subsidiaries, or Affiliates; (y) immediately destroy, delete, or return to the Company, at the Company’s option, all originals and copies in any form or medium (including memoranda, books, papers, plans, computer files, letters, and other data) in Participant’s possession or control (including any of the foregoing stored or located in Participant’s office, home, laptop, or other computer, whether or not Company property) that contain Confidential Information or otherwise relate to the business of the Company, except that Participant may retain only those portions of any personal notes, notebooks, and diaries that do not contain any Confidential Information; and (z) notify and fully cooperate with the Company regarding the delivery or destruction of any other Confidential Information of which Participant is or becomes aware.

(b)	Participant acknowledges and recognizes the highly competitive nature of the businesses of the Company and accordingly agrees as follows:

(i)	Participant will not, within twelve (12) months following the termination of Participant’s Employment with the Company (the “Post-Termination Period”) or during Participant’s Employment (collectively with the Post-Termination Period, the “Restricted Period”):

(A)	engage in any business involved, either directly or indirectly, in: (x) the acquisition of companies primarily engaged in the U.S. and Canadian aggregates and related downstream product sectors (including, but not limited to, asphalt, paving, cement, concrete, and concrete products) (any such company, a “Business”) or (y) the operation of any Business, in each case in any Restricted Area (any such business as described in subclauses (x) or (y), a “Competitive Business”); provided, that for the purposes of this Appendix A, “Restricted Area” shall mean any geographic area where each and any Service Recipient of the Participant during the Participant’s Employment conducts or conducted Business; provided, further, that if the Service Recipient with respect to a Participant is the Operating Partnership, Summit Materials, LLC, or any of their respective successors thereto at any time during the Participant’s Employment, the Restricted Area shall be the United States and Canada;

(B)	enter the employ of, or render any services to, any person (or any division or controlled or controlling affiliate of any person) who or which engages in a Competitive Business;

(C)	acquire a financial interest in, or otherwise become actively involved with, any Competitive Business, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, trustee, or consultant; or

(D)	interfere with, or attempt to interfere with, business relationships (whether formed before, on, or after the date of this Agreement) between the Company and customers, clients, suppliers, partners, members, investors, or acquisition targets.

Appendix A - 2

(ii)	During the Restricted Period, Participant will not, whether on Participant’s own behalf or on behalf of or in conjunction with any person, directly or indirectly:

(A)	solicit or encourage any employee of the Company to leave the Employment of the Company; or

(B)	hire any such employee who was employed by the Company as of the date of Participant’s termination of Employment with the Company or who left the Employment of the Company coincident with, or within one (1) year prior to or after, the termination of Participant’s Employment with the Company.

(iii)	During the Restricted Period, Participant will not, whether on Participant’s own behalf or on behalf of or in conjunction with any person, directly or indirectly solicit or assist in soliciting in competition with the Company, the business of any client or prospective client:

(A)	with whom Participant had personal contact or dealings on behalf of the Company during the one (1) year period preceding Participant’s termination of Employment;

(B)	with whom employees reporting to Participant have had personal contact or dealings on behalf of the Company during the one (1) year immediately preceding Participant’s termination of Employment; or

(C)	for whom Participant had direct or indirect responsibility during the one (1) year immediately preceding Participant’s termination of Employment.

Notwithstanding anything to the contrary in this Agreement, Participant may, directly or indirectly own, solely as an investment, securities of any person which are publicly traded on a national or regional stock exchange or on the over-the-counter market if Participant (x) is not a controlling person of, or a member of a group which controls, such person and (y) does not, directly or indirectly, own 5% or more of any class of securities of such person.

(c)	During the Restricted Period, Participant will not, directly or indirectly, solicit or encourage to cease to work with the Company any consultant then under contract with the Company.

(d)	Participant will not, other than as required by law or by order of a court or other competent authority, make or publish, or cause any other person to make or publish, any statement that is disparaging or that reflects negatively upon the Company, or that is or reasonably would be expected to be damaging to the reputation of the Company.

(e)

It is expressly understood and agreed that although Participant and the Company consider the restrictions contained in this Appendix A to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against

Appendix A - 3

Participant, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

(f)	The period of time during which the provisions of this Appendix A shall be in effect shall be extended by the length of time during which Participant is in breach of the terms hereof as determined by any court of competent jurisdiction on the Company’s application for injunctive relief.

2.	Specific Performance; Survival.

(a)	Participant acknowledges and agrees that the Company’s remedies at law for a breach or threatened breach of any of the provisions of this Appendix A would be inadequate and the Company would suffer irreparable damages as a result of such breach or threatened breach. In recognition of this fact, Participant agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to suspend making any payments or providing any benefit otherwise required by this Agreement and obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction, or any other equitable remedy which may then be available.

(b)	The provisions of this Appendix A shall survive the termination of Participant’s Employment for any reason.

Appendix A - 4

APPENDIX B

SUMMIT MATERIALS, INC.

2015 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

TERMS AND CONDITIONS FOR NON-U.S. PARTICIPANTS

Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Plan and the Restricted Stock Unit Agreement.

1. Responsibility for Taxes. This provision supplements Section 8 of the Restricted Stock Unit Agreement:

(a) The Participant acknowledges that, regardless of any action taken by the Company or, if different, the Employer, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant, vesting or settlement of the Restricted Stock Units, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends and/or any other distributions; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b) Prior to any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy their withholding obligations with regard to all Tax-Related Items by:

(i) withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or the Employer; or

(ii) withholding from proceeds of the sale of Shares acquired at settlement of the Restricted Stock Units either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization) without further consent; or

(iii) withholding in Shares to be issued upon settlement of the Restricted Stock Units;

Appendix B - 1

provided, however, that if the Participant is a Section 16 officer of the Company under the Exchange Act, then the Company will withhold in Shares upon the relevant taxable or tax withholding event, as applicable, unless the use of such withholding method is problematic under applicable tax or securities law or has materially adverse accounting consequences, in which case, the obligation for Tax-Related Items may be satisfied by one or a combination of methods (i) and (ii) above.

(c) Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case the Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the portion of the Restricted Stock Units that is settled, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.

(d) Finally, the Participant agrees to pay to the Company or the Employer, any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.

2. Nature of Grant. This provision supplements Section 20 of the Restricted Stock Unit Agreement:

In accepting the grant of the Restricted Stock Units, the Participant acknowledges, understands and agrees that:

(a) the Restricted Stock Unit grant and the Participant’s participation in the Plan shall not create a right to employment or be interpreted as forming an employment or services contract with the Company or any Affiliate;

(b) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not intended to replace any pension rights or compensation;

(c) for purposes of the Restricted Stock Units, the date of Termination shall be the date the Participant is no longer actively providing services to the Company or its Affiliates (regardless of the reason for such termination and whether or not later to be found invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, the Participant’s right to vest in the Restricted Stock Units under the Plan, if any, will terminate and the Participant’s right to have

Appendix B - 2

settled any vested Restricted Stock Units, if any, will be measured as of such date and will not be extended by any notice period (e.g., the Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any); the Committee shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the Restricted Stock Unit grant (including whether the Participant may still be considered to be providing services while on a leave of absence);

(d) unless otherwise provided in the Plan or by the Company in its discretion, the Restricted Stock Units and the benefits evidenced by this Agreement do not create any entitlement to have the Restricted Stock Units or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Company’s Common Stock; and

(e) neither the Company nor any Affiliate shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the Restricted Stock Units or of any amounts due to the Participant pursuant to the settlement of the Restricted Stock Units or the subsequent sale of any Shares acquired upon settlement.

3. Insider Trading Restrictions/Market Abuse Laws. The Participant acknowledges that, depending on his or her country of residence, the Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect his or her ability to acquire or sell Shares or rights to Shares (e.g., Restricted Stock Units) under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws in the Participant’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant is responsible for ensuring compliance with any applicable restrictions and is advised to consult his or her personal legal advisor on this matter.

Appendix B - 3

Exhibit 10.3

[Final]

NONQUALIFIED STOCK OPTION AWARD NOTICE

UNDER THE

SUMMIT MATERIALS, INC.

2015 OMNIBUS INCENTIVE PLAN

Summit Materials, Inc. (the “Company”), pursuant to its 2015 Omnibus Incentive Plan (the “Plan”), hereby grants to the Participant set forth below an Option with respect to the number of Shares set forth below. The Option shall be subject to all of the terms and conditions as set forth herein, in the Nonqualified Stock Option Agreement attached hereto, and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Participant: Participant_Name

Date of Grant: Date_of_Grant

Vesting Start Date: Vesting_Start_Date

Exercise Price: Exercise_Price

Number of Shares Subject to Option: Number_of_Shares

Vesting Schedule:

1.	Vesting. So long as the Participant’s employment with the Company and its Affiliates has not been terminated, one-third of the Options shall become vested on each of the first three anniversaries of the Vesting Start Date, provided that if the number of Options is not evenly divisible by three, then no fractional units shall vest and the installments shall be as equal as possible with the smaller installments vesting first. Subject to Section 2 and Section 3 of this Award Notice, any Options that are unvested on the date of a termination of Employment with the Company and its affiliates shall be immediately forfeited by the Participant.

2.	Termination of Employment.

(a) If the Participant’s Employment is terminated by the Company or any Subsidiary without Cause or by the Participant as a result of a Constructive Termination, a pro rata portion of the number of Options which would otherwise vest on the next applicable vesting date shall become vested and fully exercisable, based on the number of days elapsed since the prior vesting date (or the Date of Grant if there has been no prior vesting date) over 365 or 366, as applicable.

(b) If the Participant’s Employment is terminated by the Participant and such termination constitutes a Retirement, the Options shall continue to vest and become exercisable, notwithstanding such termination of Employment, in accordance with the schedule set forth in the Award Notice so long as no Restrictive Covenant Violation occurs, as determined by the Committee, or its designee, in its sole discretion, prior to the applicable vesting date. As a pre-condition to a Participant’s right to continued vesting following Retirement, the Committee, or its designee, may require the Participant to certify in writing prior to any applicable vesting date that no Restrictive Covenant Violation has occurred.

(c) Upon the Participant’s death, or if the Participant’s Employment is terminated by the Company and each of its Subsidiaries during the Participant’s Disability, 100% of the Options shall become vested and exercisable.

3.	Change in Control.

(a) The Options shall become vested and exercisable immediately prior to a Change in Control if the Options would not otherwise be continued, converted, assumed, or replaced by the Company or a successor entity thereto in connection with such Change in Control.

(b) If the Participant’s employment with the Company and its Affiliates (or a successor) is terminated by the Company (or a successor) without Cause or by the Participant as a result of a Constructive Termination during the two-year period following a Change in Control, 100% of the Options shall become vested and exercisable.

4.	Definitions. The term “Constructive Termination” shall have the meaning set forth in any employment agreement entered into by and between the Participant and the Company or an Affiliate, or if no such agreement exists, any of the following, without the Participant’s prior written consent: (A) a material reduction in the Participant’s annual base salary or, to the extent applicable, target bonus opportunity (other than in connection with an across the board reduction in compensation of similarly situated employees, of, on an individual-by-individual basis, less than 10%); (B) a material diminution of the Participant’s authority, duties or responsibilities; (C) a relocation of the Participant’s primary place of business by more than fifty (50) miles from its then-current location; (D) any material breach by the Company of any written agreement relating to the Participant’s compensation (including any equity awards); provided that any such event shall constitute a Constructive Termination only if the Participant gives written notice to the Company within 10 days of the later of its occurrence of Executive’s knowledge thereof and the Company fails to cure such event within 30 days after receipt from the Participant of written notice of such event; provided, further, that a “Constructive Termination” shall cease to exist for an event on the 60th day after the lapse of any such cure period.

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NONQUALIFIED STOCK OPTION AGREEMENT

UNDER THE

SUMMIT MATERIALS, INC.

2015 OMNIBUS INCENTIVE PLAN

Pursuant to the Nonqualified Stock Option Award Notice (the “Award Notice”) delivered to Participant (as defined in the Award Notice), and subject to the terms of this Nonqualified Stock Option Agreement and the Summit Materials, Inc. 2015 Omnibus Incentive Plan (the “Plan”), Summit Materials, Inc. (the “Company”) and Participant agree as follows.

1.	Definitions. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan. The following terms shall have the following meanings for purposes of this Agreement:

(a) “Agreement” shall mean this Nonqualified Stock Option Agreement including (unless the context otherwise requires) the Award Notice.

(b) “Date of Grant” shall mean the “Date of Grant” listed in the Award Notice.

(c) “Exercise Price” shall mean the “Exercise Price” listed in the Award Notice.

(d) “Participant” shall mean the “Participant” listed in the Award Notice.

(e) “Restrictive Covenant Violation” shall mean the Participant’s breach of the Restrictive Covenants listed on Appendix A or any covenant regarding confidentiality, competitive activity, solicitation of the Company’s vendors, suppliers, customers, or employees, or any similar provision applicable to or agreed to by the Participant.

(f) “Retirement” shall mean the Participant’s termination of employment with the Company and its Affiliates, other than for Cause or while grounds for Cause exist, and other than due to the Participant’s death or during the Participant’s Disability, following the date on which (i) the Participant attained the age of 62 years old, and (ii) the number of completed years of the Participant’s employment with the Company and/or its Affiliates is at least 5.

(g) “Shares” shall mean the number of shares of Common Stock listed in the Award Notice as “Number of Shares Subject to Option”.

2.	Grant of Options.

(a) Effective as of the Date of Grant, for good and valuable consideration, the Company hereby irrevocably grants to the Participant the right and option (the “Option”) to purchase all or any part of the Shares, subject to, and in accordance with, the terms, conditions and restrictions set forth in the Plan and this Agreement.

(b) The Option is not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

(c) This Agreement shall be construed in accordance and consistent with, and subject to, the terms of the Plan (the provisions of which are incorporated hereby by reference); and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan. In the event of any conflict between one or more of this Agreement, the Award Notice and the Plan, the Plan shall govern this Agreement and the Award Notice, and the Agreement (to the extent not in conflict with the Plan) shall govern the Award Notice.

3.	Exercise Price. The price at which the Participant shall be entitled to purchase the Shares upon the exercise of the Option shall be the Exercise Price per share, subject to adjustment as provided in Section 12.

4.	Exercisability of Option. The Option shall become vested and exercisable in accordance with the schedule set forth on the Award Notice.

5.	Duration of Option. The Option shall be exercisable to the extent and in the manner provided herein for a period of 10 years from the Date of Grant (the “Option Period”); provided, however, that the Option may be earlier terminated as provided in Section 7 hereof.

6.	Manner of Exercise and Payment.

(a) Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised by delivery of written or electronic notice to the Company in the manner prescribed in Section 7(d) of the Plan and as otherwise set forth by the Committee from time to time. Such notice shall set forth the number of Shares in respect of which the Option is being exercised and shall be signed by the person or persons exercising the Option. In the event the Company has designated an Award Administrator (as defined below), the Option may also be exercised by giving notice (including through electronic means) in accordance with the procedures established from time to time by the Award Administrator. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part, provided that partial exercise shall be for whole shares of Common Stock only.

(b) Upon exercise of the Option pursuant to Section 6(a), unless otherwise determined by the Committee, the Company shall withhold a number of Shares otherwise deliverable to the Participant to pay (i) the full purchase price for the Shares in respect of which the Option is being exercised (the “Aggregate Exercise Price”) and (ii) the minimum applicable withholding taxes, liabilities, and obligations (“Withholding Taxes”) associated with such exercise.

(c) Upon receipt of the notice of exercise and any payment or other documentation as may be necessary pursuant to Sections 6(a) and 6(b) relating to the Shares in respect of which the Option is being exercised, the Company shall, subject to the Plan and this Agreement, take such action as may be necessary to effect the transfer to the Participant of the number of Shares as to which such exercise was effective (less any Shares withheld pursuant to Section 6(b)).

(d) The Participant shall not be deemed to be the holder of, or to have any of the rights and privileges of a stockholder of the Company (including the right to vote or receive dividends) in respect of, Shares purchased upon exercise of the Option until (i) the Option shall have been exercised pursuant to the terms of this Agreement and the Participant shall have paid the Aggregate Exercise Price associated with such exercise and any applicable Withholding Taxes and (ii) the Company shall have issued the Shares in connection with such exercise.

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7.	Termination of Employment.

(a) Subject to the terms of Section 7(c) and the Award Notice, in the event that the Participant’s employment with the Company and its Subsidiaries is terminated for any reason, any unvested portion of the Option shall be forfeited and all of the Participant’s rights hereunder with respect to such unvested portion of the Option shall terminate as of the effective date of termination (the “Termination Date”) (unless otherwise provided for by the Committee in accordance with the Plan). As a pre-condition to a Participant’s right to any vesting as a result of a Termination Date, or following a Termination Date, the Participant shall deliver a release of claims in favor of the Company and its affiliates in a form satisfactory to the Committee or its designee.

(b) Notwithstanding any portion of this Agreement to the contrary, if the Participant’s employment is terminated by the Company or any Subsidiary with Cause or by the Participant when grounds existed for Cause at the time thereof, the vested and unvested portions of the Option shall terminate as of the Termination Date.

(c) In the event of (i) the Participant’s employment with the Company and its Subsidiaries is terminated by the Company due to death or Disability, each outstanding vested Option shall remain exercisable for one year after the Termination Date (but in no event beyond the Option Period), (ii) the Participant’s employment is terminated due to a Retirement, each outstanding vested Option (whether such Option becomes vested before, on, or after the Termination Date) shall remain exercisable for five years after the later of (x) the Termination Date and (y) the date such Option becomes vested and exercisable (but in no event beyond the Option Period), and (iii) the Participant’s employment with the Company and its Subsidiaries is terminated for any other reason (subject to Section 7(b)), each outstanding vested Option shall remain exercisable for 90 days thereafter (but in no event beyond the Option Period); provided that, in each case, the Option Period shall expire immediately upon the occurrence of a Restrictive Covenant Violation.

(d) The Participant’s rights with respect to the Option shall not be affected by any change in the nature of the Participant’s employment so long as the Participant continues to be an employee of the Company or any of its Subsidiaries. Whether (and the circumstances under which) employment has been terminated and the determination of the Termination Date for the purposes of this Agreement shall be determined by the Committee (or, with respect to any Participant who is not a director or “officer” as defined under Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended, its designee, whose good faith determination shall be final, binding and conclusive; provided, that such designee may not make any such determination with respect to the designee’s own employment for purposes of the Option).

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8.	Restrictions on Transfer. The Participant may not assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Option or the Participant’s right under the Option to receive Shares, except other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary (if permitted by the Committee) shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

9.	Restrictive Covenants. Participant acknowledges and recognizes the highly competitive nature of the businesses of the Company and its Affiliates and accordingly agrees to the provisions of Appendix A to this Agreement (the “Restrictive Covenants”). For the avoidance of doubt, the Restrictive Covenants contained in this Agreement are in addition to, and not in lieu of, any other restrictive covenants or similar covenants or agreements between the Participant and the Company or any of its Affiliates.

10.	Repayment of Proceeds; Clawback Policy. If a Restrictive Covenant Violation occurs or the Company discovers after a termination of employment that grounds existed for Cause at the time thereof, then Participant shall be required, in addition to any other remedy available (on a non-exclusive basis), to pay to the Company, within 10 business days of the Company’s request to Participant therefor, an amount equal to the excess, if any, of (a) the aggregate after-tax proceeds (taking into account all amounts of tax that would be recoverable upon a claim of loss for payment of such proceeds in the year of repayment) Participant received upon the sale or other disposition of, or distributions in respect of, the Options and any Shares acquired in respect thereof over (b) the aggregate Cost (if any) of such Shares. For purposes of this Agreement, “Cost” means, in respect of any Share, the amount paid by Participant for the Share (excluding, for the avoidance of doubt, any Withholding Taxes), as proportionately adjusted for corporate transactions and other recapitalizations and less the amount of any dividends or distributions made with respect to the Share; provided that Cost may not be less than zero. Any reference in this Agreement to grounds existing for a termination of employment with Cause shall be determined without regard to any notice period, cure period, or other procedural delay or event required prior to finding of or termination with, Cause. The Option and all proceeds of the Option shall be subject to the Company’s Clawback Policy, as in effect from time to time, to the extent Participant is a director or “officer” as defined under Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended.

11.	No Right to Continued Employment. Neither the Plan nor this Agreement nor the Participant’s receipt of the Option hereunder shall

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impose any obligation on the Company or any Affiliate to continue the employment or engagement of the Participant. Further, the Company or any Affiliate (as applicable) may at any time terminate the employment or engagement of such Participant, free from any liability or claim under the Plan or this Agreement, except as otherwise expressly provided herein.

12.	Adjustments. The terms of this Agreement, including, without limitation, (a) the number of Shares subject to the Option and (b) the Exercise Price specified herein, shall be subject to adjustment in accordance with Section 12 of the Plan.

13.	Award Subject to Plan. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Option granted hereunder is subject to the Plan. The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Agreement will govern and prevail.

14.	Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

15.	Governing Law; Venue; Language. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. Any suit, action, or proceeding with respect to this Agreement, or any judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the State of Delaware, and each of the Participant and the Company each hereby irrevocably waives (a) any objections which it may now or hereafter have to the laying of the venue of any suit, action, or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Delaware, (b) any claim that any such suit, action, or proceeding brought in any such court has been brought in any inconvenient forum, and (c) any right to a jury trial.

16.	Successors in Interest. Any successor to the Company shall have the benefits of the Company under, and be entitled to enforce, this Agreement. Likewise, the Participant’s legal representative shall have the benefits of Participant under, and be entitled to enforce, this Agreement. All obligations imposed upon the Participant and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Participant’s heirs, executors, administrators and successors.

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17.

Data Privacy Consent. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement and any other Option grant materials by and among, as applicable, the Participant’s employer or contracting party (the “Employer”) and the Company for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that the Company may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, work location and phone number, date of birth, social insurance number or other identification number, salary, nationality, job title, hire date, any shares of stock or directorships held in the Company, details of all awards or any other entitlement to shares awarded, cancelled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Personal Data”). The Participant understands that Personal Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, now or in the future, that these recipients may be located in the Participant’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that the Participant may request a list with the names and addresses of any potential recipients of the Personal Data by contacting the Participant’s local human resources representative. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Personal Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that Personal Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that the Participant may, at any time, view Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative. Further, the Participant understands that the Participant is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke the Participant’s consent, the Participant’s employment status or service and career with the Employer will not be adversely affected; the only consequence of the Participant’s refusing or withdrawing the Participant’s consent is that the Company would not be able to grant Options or other equity awards to the Participant or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s

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refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact the Participant’s local human resources representative.

18. Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation. By accepting this Agreement and the grant of the Option evidenced hereby, the Participant expressly acknowledges that: (a) the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (b) the grant of the Option is a one-time benefit that does not create any contractual or other right to receive future grants of options, or benefits in lieu of options; (c) all determinations with respect to future option grants, if any, including the date of grant, the number of Shares granted, the exercise price and the exercise date or dates, will be at the sole discretion of the Company; (d) the Participant’s participation in the Plan is voluntary; (e) the value of the Option is an extraordinary item of compensation that is outside the scope of the Participant’s employment contract, if any, and nothing can or must automatically be inferred from such employment contract or its consequences; (f) Options are not part of normal or expected compensation for any purpose and are not to be used for calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments, the Participant waives any claim on such basis and, for the avoidance of doubt, the Option shall not constitute an “acquired right” under the applicable law of any jurisdiction; (g) if the underlying Shares do not increase in value, the Option will have no value; (h) if the Participant exercises the Option and acquires Shares, the value of such Shares may increase or decrease in value, even below the exercise price; and (i) the future value of the underlying Shares is unknown and cannot be predicted with certainty. In addition, the Participant understands, acknowledges and agrees that the Participant will have no rights to compensation or damages related to option proceeds in consequence of the termination of the Participant’s employment for any reason whatsoever and whether or not in breach of contract.

19.	Award Administrator. The Company may from time to time designate a third party (an “Award Administrator”) to assist the Company in the implementation, administration and management of the Plan and any Options granted thereunder, including by sending Award Notices on behalf of the Company to Participants, and by facilitating through electronic means acceptance of Agreement by Participants and Option exercises by Participants.

20.	Book Entry Delivery of Shares. Whenever reference in this Agreement is made to the issuance or delivery of certificates representing one or more Shares, the Company may elect to issue or deliver such Shares in book entry form in lieu of certificates.

21. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

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22. Acceptance and Agreement by the Participant; Forfeiture upon Failure to Accept. By accepting this Option (including through electronic means), the Participant agrees to be bound by the terms, conditions, and restrictions set forth in the Plan, this Agreement, and the Company’s policies, as in effect from time to time, relating to the Plan. The Participant’s rights under the Option will lapse 45 days from the Date of Grant, and the Option will be forfeited on such date if the Participant shall not have accepted this Agreement by such date. For the avoidance of doubt, the Participant’s failure to accept this Agreement shall not affect the Participant’s continuing obligations under any other agreement between the Company and the Participant. By accepting this Option Participant expressly agrees that Participant has reviewed and agrees to abide by the Company’s Securities Trading Policy, available at [HYPERLINK], as such may be revised or updated from time to time.

23. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares. The Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

24. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

25. Waiver. The Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Participant or any other participant in the Plan.

[Signatures follow]

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SUMMIT MATERIALS, INC.

By:
	Name:	Thomas W. Hill
	Title:	Chief Executive Officer

Acknowledged and Agreed
as of the date first written above:

Participant Signature
Name:

[Signature Page – Nonqualified Stock Option Agreement]

Appendix A

Restrictive Covenants

1. Confidentiality; Non-Compete; Non-Solicit; Non-Disparagement.

(a) For the purposes of this Appendix A, any reference to the “Company” shall mean the Company and its Subsidiaries and Affiliates, collectively. In view of the fact that Participant’s work for the Company brings Participant into close contact with many confidential affairs of the Company not readily available to the public, and plans for further developments, Participant agrees:

(i) Participant will not at any time (whether during or after Participant’s Employment with the Company): (x) retain or use for the benefit, purposes or account of Participant or any other person; or (y) disclose, divulge, reveal, communicate, share, transfer or provide access to any person outside the Company (other than its professional advisers who are bound by confidentiality obligations), any non-public, proprietary or confidential information – including without limitation trade secrets, know-how, research and development, software, databases, inventions, processes, formulae, technology, designs and other intellectual property, information concerning finances, investments, profits, pricing, costs, products, services, vendors, customers, clients, partners, investors, personnel, compensation, recruiting, training, advertising, sales, marketing, promotions, government and regulatory activities and approvals – concerning the past, current or future business, activities and operations of the Company, its Subsidiaries or Affiliates and/or any third party that has disclosed or provided any of same to the Company on a confidential basis (“Confidential Information”) without the prior written authorization of the Board, except as specifically necessary during the term of Participant’s Employment in order to perform the duties of his or her position and in the best interests of the Company.

(ii) “Confidential Information” shall not include any information that is: (a) generally known to the industry or the public other than as a result of Participant’s breach of this covenant or any breach of other confidentiality obligations by third parties; (b) made legitimately available to Participant by a third party without breach of any confidentiality obligation; or (c) required by law to be disclosed; provided that Participant shall give prompt written notice to the Company of such requirement, disclose no more information than is so required, and cooperate with any attempts by the Company to obtain a protective order or similar treatment.

(iii) Except as required by law, Participant will not disclose to anyone, other than Participant’s immediate family and legal or financial advisors, the existence or contents of this Agreement; provided that Participant may disclose to any prospective future employer the provisions of Section (b) of this Appendix provided they agree to maintain the confidentiality of such terms.

(iv) Upon termination of Participant’s Employment with the Company for any reason, Participant shall (x) cease and not thereafter commence use of any Confidential Information or intellectual property (including without limitation, any patent, invention, copyright, trade secret, trademark, trade name, logo, domain name or other source indicator) owned or used by the Company, its Subsidiaries or Affiliates; (y) immediately destroy, delete, or return to the Company, at the Company’s option, all originals and copies in any form or medium (including memoranda, books, papers, plans, computer files, letters and other data) in Participant’s possession or control (including any of the foregoing stored or located in Participant’s office, home, laptop or other computer, whether or not Company property) that contain Confidential Information or otherwise relate to the business of the Company, its Affiliates and Subsidiaries, except that Participant may retain only those portions of any personal notes, notebooks and diaries that do not contain any Confidential Information; and (z) notify and fully cooperate with the Company regarding the delivery or destruction of any other Confidential Information of which Participant is or becomes aware.

(b) Participant acknowledges and recognizes the highly competitive nature of the businesses of the Company and its Affiliates and accordingly agrees as follows:

(i) Participant will not, within twelve months following the termination of Participant’s Employment with the Company (the “Post-Termination Period”) or during Participant’s Employment (collectively with the Post-Termination Period, the “Restricted Period”):

(A) engage in any business involved, either directly or indirectly, in (x) the acquisition of companies primarily engaged in the U.S. and Canadian aggregates and related downstream product sectors (including, but not limited to, asphalt, paving, cement, concrete and concrete products) (any such company, a “Business”) or (y) the operation of any Business, in each case in any Restricted Area (any such business as described in subclauses (x) or (y), a “Competitive Business”). For the purposes of this Appendix A, “Restricted Area” shall mean any geographic area where each and any Service Recipient of the Participant during the Participant’s Employment conducts or conducted Business, provided, that if the Service Recipient with respect to a Participant is the Operating Partnership, Summit Materials, LLC, or any of their respective successors thereto at any time during the Participant’s Employment, the Restricted Area shall be the United States and Canada.

(B) enter the employ of, or render any services to, any person (or any division or controlled or controlling affiliate of any person) who or which engages in a Competitive Business;

(C) acquire a financial interest in, or otherwise become actively involved with, any Competitive Business, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant; or

(D) interfere with, or attempt to interfere with, business relationships (whether formed before, on or after the date of this Agreement) between the Company or any of its Affiliates and customers, clients, suppliers, partners, members, investors or acquisition targets.

Appendix A - 2

(ii) During the Restricted Period, Participant will not, whether on Participant’s own behalf or on behalf of or in conjunction with any person, directly or indirectly:

(A) solicit or encourage any employee of the Company or its Affiliates to leave the Employment of the Company or its Affiliates; or

(B) hire any such employee who was employed by the Company or its Affiliates as of the date of Participant’s termination of Employment with the Company or who left the Employment of the Company or its Affiliates coincident with, or within one year prior to or after, the termination of Participant’s Employment with the Company.

(iii) During the Restricted Period, Participant will not, whether on Participant’s own behalf or on behalf of or in conjunction with any person, directly or indirectly solicit or assist in soliciting in competition with the Company, the business of any client or prospective client:

(A) with whom Participant had personal contact or dealings on behalf of the Company during the one-year period preceding Participant’s termination of Employment;

(B) with whom employees reporting to Participant have had personal contact or dealings on behalf of the Company during the one year immediately preceding Participant’s termination of Employment; or

(C) for whom Participant had direct or indirect responsibility during the one year immediately preceding Participant’s termination of Employment.

Notwithstanding anything to the contrary in this Agreement, Participant may, directly or indirectly own, solely as an investment, securities of any person which are publicly traded on a national or regional stock exchange or on the over-the-counter market if Participant (i) is not a controlling person of, or a member of a group which controls, such person and (ii) does not, directly or indirectly, own 5% or more of any class of securities of such person.

(c) During the Restricted Period, Participant will not, directly or indirectly, solicit or encourage to cease to work with the Company or its Affiliates any consultant then under contract with the Company or its Affiliates.

(d) Participant will not, other than as required by law or by order of a court or other competent authority, make or publish, or cause any other person to make or publish, any statement that is disparaging or that reflects negatively upon the Company or its Affiliates, or that is or reasonably would be expected to be damaging to the reputation of the Company or its Affiliates.

(e) It is expressly understood and agreed that although Participant and the Company consider the restrictions contained in this Appendix A to be reasonable, if a final judicial determination is made by a court of competent jurisdiction, that the time or territory or

Appendix A - 3

any other restriction contained in this Agreement is an unenforceable restriction against Participant, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

(f) The period of time during which the provisions of this Appendix A shall be in effect shall be extended by the length of time during which Participant is in breach of the terms hereof as determined by any court of competent jurisdiction on the Company’s application for injunctive relief.

2. Specific Performance; Survival.

(a) Participant acknowledges and agrees that the Company’s remedies at law for a breach or threatened breach of any of the provisions of this Appendix A would be inadequate and the Company would suffer irreparable damages as a result of such breach or threatened breach. In recognition of this fact, Participant agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to suspend making any payments or providing any benefit otherwise required by this Agreement and obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

(b) The provisions of this Appendix A shall survive the termination of Participant’s Employment for any reason.

Appendix A - 4

APPENDIX B

SUMMIT MATERIALS, INC.

2015 OMNIBUS INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

TERMS AND CONDITIONS FOR NON-U.S. PARTICIPANTS

Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Plan and the Nonqualified Stock Option Agreement.

1. Responsibility for Taxes. This provision supplements Section 6 of the Nonqualified Stock Option Agreement:

(a) The Participant acknowledges that, regardless of any action taken by the Company or, if different, the Employer the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends and/or any other distributions; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b) to any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy their withholding obligations with regard to all Tax-Related Items by:

(i) withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or the Employer; or

(ii) withholding from proceeds of the sale of Shares acquired at exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization) without further consent; or

(iii) withholding in Shares to be issued upon exercise of the Option;

provided, however, that if the Participant is a Section 16 officer of the Company under the Exchange Act, then the Company will withhold in Shares upon the relevant taxable or tax withholding event, as applicable, unless the use of such withholding method is problematic under applicable tax or securities law or has materially adverse accounting consequences, in which case, the obligation for Tax-Related Items may be satisfied by one or a combination of methods (i) and (ii) above.

(c) Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case the Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the portion of the Option that is exercised, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items

(d) The Participant agrees to pay to the Company or the Employer, any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.

(e) Notwithstanding anything to the contrary in the Plan or in Section 16(b) of the Nonqualified Stock Option Agreement, if the Company is required by applicable law to use a particular definition of fair market value for purposes of calculating the taxable income for the Participant, the Company shall have the discretion to calculate the Shares to be withheld to cover any Withholding Taxes by using either the price used to calculate the taxable income under applicable law or by using the closing price per Share on the New York Stock Exchange (or other principal exchange on which the Shares then trade) on the trading day immediately prior to the date of delivery of the Shares.

2. Nature of Grant. This provision supplements Section 18 of the Nonqualified Stock Option Agreement:

In accepting the grant of the Option, the Participant acknowledges, understands and agrees that:

(a) the Option grant and the Participant’s participation in the Plan shall not create a right to employment or be interpreted as forming an employment or services contract with the Company or any Affiliate;

(b) the Option and the Shares subject to the Option, and the income and value of same, are not intended to replace any pension rights or compensation;

Appendix B - 2

(c) unless otherwise agreed with the Company, the Option and the Shares subject to the Option, and the income and value of same, are not granted as consideration for, or in connection with, the service the Participant may provide as a director of an Affiliate;

(d) for purposes of the Option, the Termination Date shall be the date the Participant is no longer actively providing services to the Company or its Affiliates (regardless of the reason for such termination and whether or not later to be found invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, the Participant’s right to vest in the Option under the Plan, if any, will terminate and the Participant’s right to exercise any vested Option, if any, will be measured as of such date and will not be extended by any notice period (e.g., the Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any); the Committee shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the Option grant (including whether the Participant may still be considered to be providing services while on a leave of absence);

(e) unless otherwise provided in the Plan or by the Company in its discretion, the Option and the benefits evidenced by this Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Company’s Common Stock; and

(f) neither the Company nor any Affiliate shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the Option or of any amounts due to the Participant pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon exercise.

3. Insider Trading Restrictions/Market Abuse Laws. The Participant acknowledges that, depending on his or her country, the Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect his or her ability to acquire or sell Shares or rights to Shares (e.g., Options) under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws in the Participant’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant is responsible for ensuring compliance with any applicable restrictions and is advised to consult his or her personal legal advisor on this matter.

4. Termination of Employment. This provision supplements Section 7 of the Nonqualified Stock Option Agreement:

Notwithstanding anything in this Section 7, if the Company receives a legal opinion that there has been a legal judgment and/or legal development in the Participant’s jurisdiction that likely would result in the favorable treatment that applies to the Option when the Participant terminates employment as a result of the Participant’s Retirement being deemed unlawful and/or

Appendix B - 3

discriminatory, the provisions of this Section 7 regarding the treatment of the Option when the Participant terminates employment as a result of the Participant’s Retirement shall not be applicable to the Participant and the remaining provisions of this Section 7 shall govern.

Appendix B - 4

Exhibit 10.4

[Final]

PERFORMANCE UNIT AWARD NOTICE

UNDER THE

SUMMIT MATERIALS, INC.

2015 OMNIBUS INCENTIVE PLAN

Summit Materials, Inc. (the “Company”), pursuant to its 2015 Omnibus Incentive Plan (the “Plan”), hereby grants to the Participant set forth below the number of Restricted Stock Units set forth below (the “Performance Units”). The Performance Units are subject to all of the terms and conditions as set forth herein, in the Performance Unit Agreement attached hereto and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Participant: Participant_Name

Date of Grant: Date_of_Grant

Performance Period: [January 1, 2016 through December 31, 2018]

Target Number of Performance Share Units: Number_of_Shares (subject to adjustment in accordance with the terms set forth in the Agreement and the Plan)

Vesting Schedule:

1. Determination of Vested Performance Units.

(a) The Performance Units shall become vested based on the Total Shareholder Return of the Company relative to the Total Shareholder Returns of each Peer Group Member. The Committee shall determine (i) the Total Shareholder Return for the Company for the Performance Period, (ii) the Total Shareholder Return for each Peer Group Member for the Performance Period, and (iii) the Percentile Rank for the Company. The Company’s rank as a percentile will be calculated excluding the Company from the peer group. All determinations with respect to Total Shareholder Return Position shall be made by the Committee in its sole discretion, and the applicable performance targets shall not be achieved and the Performance Units shall not vest until the Committee certifies that such performance targets have been met (such date, the “Determination Date”).

(b) The total number of Performance Units that become vested shall be equal to (x) the target number of Performance Units granted under this Agreement, multiplied by (y) the Achievement Percentage, and rounded down to the nearest whole Performance Unit.

2. Definitions. For the purposes of this Award Notice:

(a) The “Achievement Percentage” shall mean the “Achievement Percentage” specified with respect to the percentile of Relative Total Shareholder Return specified below, or a percentage determined using linear interpolation if actual performance falls between threshold and target, or between target and maximum levels.

Level of Achievement	Relative Total Shareholder Return Position	Achievement Percentage
Below Threshold	Less than 30th Percentile	0%
Threshold	30th Percentile	50%
Target	50th Percentile	100%
Maximum	75th Percentile and above	200%

Notwithstanding anything to the contrary herein, if the Total Shareholder Return for the Company is negative over the Performance Period, then the Achievement Percentage in respect of any the Total Shareholder Return Position shall not exceed 100%.

(a) “Beginning Price” is the average per share closing price of a share or share equivalent on the applicable stock exchange for the period of 20 trading days immediately preceding the first day of the Performance Period.

(b) “Ending Price” is the average per share closing price of a share or share equivalent on the applicable stock exchange for the period of 20 trading days immediately preceding and including the last day of the Performance Period.

(c) “Peer Group Members” means the S&P Building and Construction Select Industry Index, as composed on the date that is 30 trading days prior to the commencement of the Performance Period.

(d) “Total Shareholder Return” of either the Company or a Peer Group Member is the result of dividing (1) the sum of the cumulative value of an entity’s dividends for the Performance Period, plus the entity’s Ending Price minus the Beginning Price, by (2) the Beginning Price. For the purposes of determining the cumulative value of the Company’s or a Peer Group Member’s dividends during the Performance Period, it will be assumed that all dividends declared and paid during the Performance Period were reinvested in the Company, or such Peer Group Member, as applicable, on the ex-dividend date, using the closing price on such date. The aggregate shares, or fractional shares thereof, that will be assumed to be purchased as part of the reinvestment calculation will be multiplied by the Ending Price to determine the cumulative value of the Company’s, or such Peer Group Member’s, dividends for the Performance Period. Any Peer Group Member (i) which merges with or is acquired by another company shall not be a Peer Group Member for purposes of calculating Relative Total Shareholder Return, and (ii) which is in reorganization under Chapter 11 of the Bankruptcy Code on the last date of the Performance Period, such Peer Group Member shall be deemed to have a Total Shareholder Return of -100%.

(e) “Relative Total Shareholder Return Position” shall be the performance percentile of the Total Shareholder Return of the Company, as compared to the Total Shareholder Return for each Peer Group Member. The percentile shall be determined by ranking the Company and each Peer Group Member according to its respective Total Shareholder Return

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for the Performance Period, from minimum to maximum, with the lowest Total Shareholder Return being assigned a rank of one. The Company’s percentile rank shall be calculated by dividing the Company’s rank by the total number of Peer Group Members (including the Company).

3. Change in Control.

(a) If, in connection with a Change in Control, the Performance Units are not be continued, converted, assumed, or replaced by the Company or a successor entity thereto in connection with such Change in Control, then a number of Performance Units equal to the target number of Performance Units shall become vested immediately prior to such Change in Control.

(b) If the Participant’s employment with the Company and its Affiliates (or a successor) is terminated by the Company without Cause or by the Participant as a result of a Constructive Termination during the two-year period following a Change in Control, then a pro rata portion of the target number of Performance Units shall become vested as of the date of such termination of employment.

4. Other Definitions.

(a) The term “Constructive Termination” shall have the meaning set forth in any employment agreement entered into by and between the Participant and the Company or an Affiliate, or if no such agreement exists, any of the following, without the Participant’s prior written consent: (A) a material reduction in the Participant’s base salary or, to the extent applicable, target bonus (other than in connection with an across the board reduction in compensation of similarly situated employees, of, on an individual-by-individual basis, less than 10%); (B) a material diminution of the Participant’s authority, duties or responsibilities; (C) a relocation of the Participant’s primary place of business by more than fifty (50) miles from its then-current location; (D) any material breach by the Company of any written agreement relating to the Participant’s compensation (including any equity awards); provided that that any such event shall constitute a Constructive Termination only if the Participant gives written notice to the Company within 10 days of the later of its occurrence of Executive’s knowledge thereof and the Company fails to cure such event within 30 days after receipt from the Participant of written notice of such event; provided, further, that a “Constructive Termination” shall cease to exist for an event on the 60th day after the lapse of any such cure period.

*            *             *

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THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS PERFORMANCE UNIT AWARD NOTICE, THE PERFORMANCE UNIT AGREEMENT, AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF PERFORMANCE UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS PERFORMANCE UNIT AWARD NOTICE, THE PERFORMANCE UNIT AGREEMENT, AND THE PLAN.

SUMMIT MATERIALS, INC.	PARTICIPANT[1]

By:
Title:

[1]	To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute Participant’s signature hereof.

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PERFORMANCE UNIT AGREEMENT

UNDER THE

SUMMIT MATERIALS, INC.

2015 OMNIBUS INCENTIVE PLAN

Pursuant to the Performance Unit Award Notice (the “Award Notice”) delivered to Participant (as defined in the Award Notice), and subject to the terms of this Performance Unit Agreement and the Summit Materials, Inc. 2015 Omnibus Incentive Plan (the “Plan”), Summit Materials, Inc. (the “Company”) and Participant agree as follows.

1. Definitions. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan. The following terms shall have the following meanings for purposes of this Agreement:

(a) “Agreement” shall mean this Performance Unit Agreement including (unless the context otherwise requires) the Award Notice.

(b) “Date of Grant” shall mean the “Date of Grant” listed in the Award Notice.

(c) “Restrictive Covenant Violation” shall mean Participant’s breach of the Restrictive Covenants listed on Appendix A or any covenant regarding confidentiality, competitive activity, solicitation of the Company’s vendors, suppliers, customers, or employees, or any similar provision applicable to or agreed to by Participant.

(d) “Retirement” shall mean the Participant’s termination of employment with the Company and its Affiliates, other than for Cause or while grounds for Cause exist, and other than due to the Participant’s death or during the Participant’s Disability, following the date on which (i) the Participant attained the age of 62 years old, and (ii) the number of completed years of the Participant’s employment with the Company and/or its Affiliates is at least 5.

(e) “Shares” shall mean the number of shares of Common Stock listed in the Award Notice as “Number of Shares of Common Stock Subject to Performance Units”.

2. Grant of Performance Units. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to Participant the number of Performance Units provided in the Award Notice (with each Performance Unit representing an unfunded, unsecured right to receive one share of Common Stock). The Company may make one or more additional grants of Performance Units to Participant under this Agreement by providing Participant with a new Award Notice, which may also include any terms and conditions differing from this Agreement to the extent provided therein. The Company reserves all rights with respect to the granting of additional Performance Units hereunder and makes no implied promise to grant additional Performance Units.

3. Vesting. Subject to the conditions contained herein and in the Plan, the Performance Units shall vest and the restrictions on such Performance Units shall lapse as provided in the Award Notice.

4. Settlement of Performance Units. The provisions of Section 9(d) of the Plan are incorporated herein by reference and made a part hereof.

5. Treatment of Performance Units Upon Termination.

(a) Upon any Termination occurring prior to a Determination Date (as defined in the Award Notice), except as set forth in the Award Notice or the Performance Unit Agreement, all unvested Performance Units shall be forfeited immediately upon such Termination and revert back to the Company without any consideration paid in respect thereof. In addition, upon any Termination for Cause, all vested Performance Units which have not been settled in accordance with Section 4 hereof shall be forfeited immediately upon such Termination and revert back to the Company without any consideration paid in respect thereof. As a pre-condition to a Participant’s right to any vesting as a result of any Termination Date, or following any Termination Date, the Participant shall deliver a release of claims in favor of the Company and its affiliates in a form satisfactory to the Committee or its designee.

(b) In the event the Participant’s employment with the Company and its Subsidiaries is terminated by the Company or any Subsidiary due to or during Participant’s Disability or due to the Participant’s death, as a result of Participant’s Retirement, by the Company without Cause, or by the Participant as a result of a Constructive Termination, a pro-rated number of the Performance Units granted hereunder shall remain outstanding and eligible to vest based on (and to the extent) the Committee’s determines that the applicable performance conditions have been satisfied on the Determination Date, so long as no Restrictive Covenant Violation occurs, as determined by the Committee, or its designee, in its sole discretion, prior to the applicable vesting date, with such pro-rated number of Performance Shares which remain outstanding calculated based on the number of days in the Performance Period prior to the Termination Date relative to the number of the days in the full Performance Period. As a pre-condition to a Participant’s right to continued vesting following Retirement, the Committee, or its designee, may require the Participant to certify in writing prior to each applicable vesting date that no Restrictive Covenant Violation has occurred.

(c) The Participant’s rights with respect to the Performance Units shall not be affected by any change in the nature of the Participant’s employment so long as the Participant continues to be an employee of the Company or any of its Subsidiaries. Whether (and the circumstances under which) employment has been terminated and the determination of the date of Termination for the purposes of this Agreement shall be determined by the Committee (or, with respect to any Participant who is not a director or “officer” as defined under Rule 16a-1(f) under the Exchange Act, its designee, whose good faith determination shall be final, binding, and conclusive; provided, that such designee may not make any such determination with respect to the designee’s own employment for purposes of the Performance Units).

6. Restrictions on Transfer. The Participant may not assign, alienate, pledge, attach, sell, or otherwise transfer or encumber the Performance Units or the Participant’s right under the Performance Units to receive Shares, except other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer, or encumbrance shall be void and unenforceable against the Company or an Affiliate;

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provided, that the designation of a beneficiary (if permitted by the Committee) shall not constitute an assignment, alienation, pledge, attachment, sale, transfer, or encumbrance.

7. Rights as Stockholder. Participant or a permitted transferee of the Performance Units shall have no rights as a stockholder with respect to any share of Common Stock underlying a Performance Unit unless and until Participant shall have become the holder of record or the beneficial owner of such Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which Participant shall become the holder of record or the beneficial owner thereof.

8. Tax Withholding. The provisions of Section 15(d) of the Plan are incorporated herein by reference and made a part hereof.

9. Restrictive Covenants. Participant acknowledges and recognizes the highly competitive nature of the businesses of the Company and its Affiliates and accordingly agrees to the provisions of Appendix A to this Agreement (the “Restrictive Covenants”). For the avoidance of doubt, the Restrictive Covenants contained in this Agreement are in addition to, and not in lieu of, any other restrictive covenants or similar covenants or agreements between Participant and the Company or any of its Affiliates.

10. Repayment of Proceeds; Clawback Policy. If a Restrictive Covenant Violation occurs or the Company discovers after a Termination that grounds existed for Cause at the time thereof, then Participant shall be required, in addition to any other remedy available (on a non-exclusive basis), to pay to the Company, within ten (10) business days of the Company’s request to Participant therefor, an amount equal to the aggregate after-tax proceeds (taking into account all amounts of tax that would be recoverable upon a claim of loss for payment of such proceeds in the year of repayment) Participant received upon the sale or other disposition of, or distributions in respect of, the Performance Units and any Shares issued in respect thereof. Any reference in this Agreement to grounds existing for a Termination with Cause shall be determined without regard to any notice period, cure period, or other procedural delay or event required prior to finding of or Termination with Cause. The Performance Units and all proceeds of the Performance Units shall be subject to the Company’s clawback policy, as in effect from time to time, to the extent Participant is a director or “officer” as defined under Rule 16a-1(f) of the Exchange Act.

11. No Right to Continued Employment. Neither the Plan nor this Agreement nor the Participant’s receipt of the Performance Units hereunder shall impose any obligation on the Company or any Affiliate to continue the employment or engagement of the Participant. Further, the Company or any Affiliate (as applicable) may at any time terminate the employment or engagement of such Participant, free from any liability or claim under the Plan or this Agreement, except as otherwise expressly provided herein.

12. Notice. Every notice or other communication relating to this Agreement between the Company and Participant shall be in writing, and shall be mailed or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, that, unless and until some

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other address be so designated, all notices or communications by Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Chief Human Resources Officer or another officer designated by the Company, and all notices or communications by the Company to Participant may be given to Participant personally or may be mailed to Participant at Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between Participant and any third-party plan administrator shall be mailed, delivered, transmitted, or sent in accordance with the procedures established by such third-party plan administrator and communicated to Participant from time to time.

13. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties hereto.

14. Waiver. The Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Participant or any other participant in the Plan.

15. Governing Law; Venue; Language. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. Any suit, action, or proceeding with respect to this Agreement, or any judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the State of Delaware, and each of the Participant and the Company each hereby irrevocably waives (a) any objections which it may now or hereafter have to the laying of the venue of any suit, action, or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Delaware, (b) any claim that any such suit, action, or proceeding brought in any such court has been brought in any inconvenient forum, and (c) any right to a jury trial.

16. Award Subject to Plan. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Performance Units granted hereunder are subject to the Plan. The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of this Agreement will govern and prevail.

17. Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

18. Successors in Interest. Any successor to the Company shall have the benefits of the Company under, and be entitled to enforce, this Agreement. Likewise, the Participant’s legal representative shall have the benefits of Participant under, and be entitled to enforce, this Agreement. All obligations imposed upon the Participant and all rights granted to the Company under this Agreement shall be final, binding, and conclusive upon the Participant’s heirs, executors, administrators, and successors.

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19. Data Privacy Consent. The Participant hereby explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement and any other Performance Unit grant materials by and among, as applicable, the Participant’s employer or contracting party (the “Employer”) and the Company for the exclusive purpose of implementing, administering, and managing the Participant’s participation in the Plan. The Participant understands that the Company may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address, and telephone number, work location and phone number, date of birth, social insurance number, or other identification number, salary, nationality, job title, hire date, any shares of stock or directorships held in the Company, details of all awards or any other entitlement to shares awarded, cancelled, exercised, vested, unvested, or outstanding in the Participant’s favor, for the purpose of implementing, administering, and managing the Plan (“Personal Data”). The Participant understands that Personal Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, now or in the future, that these recipients may be located in the Participant’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that the Participant may request a list with the names and addresses of any potential recipients of the Personal Data by contacting the Participant’s local human resources representative. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Personal Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that Personal Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that the Participant may, at any time, view Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative. Further, the Participant understands that the Participant is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke the Participant’s consent, the Participant’s employment status or service and career with the Employer will not be adversely affected; the only consequence of the Participant’s refusing or withdrawing the Participant’s consent is that the Company would not be able to grant Performance Units or other equity awards to the Participant or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact the Participant’s local human resources representative.

20. Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation. By accepting this Agreement and the grant of the Performance Units evidenced hereby, the Participant expressly acknowledges that: (a) the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (b) the grant of the Performance Units is a one-time benefit that does not create any contractual or other right to receive future grants of restricted stock units, or benefits in lieu of restricted stock units; (c) all determinations with respect to future restricted stock unit grants, if any, including the grant date and the number of Shares granted, will be at the sole discretion of the Company; (d) the Participant’s

9

participation in the Plan is voluntary; (e) the value of the Performance Units is an extraordinary item of compensation that is outside the scope of the Participant’s employment contract, if any, and nothing can or must automatically be inferred from such employment contract or its consequences; (f) Performance Units are not part of normal or expected compensation for any purpose and are not to be used for calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments, the Participant waives any claim on such basis and, for the avoidance of doubt, the Performance Units shall not constitute an “acquired right” under the applicable law of any jurisdiction; (g) the value of Shares received upon settlement of the Performance Units may increase or decrease in value; and (h) the future value of the underlying Shares is unknown and cannot be predicted with certainty. In addition, the Participant understands, acknowledges and agrees that the Participant will have no rights to compensation or damages related to Performance Unit proceeds in consequence of the termination of the Participant’s employment for any reason whatsoever and whether or not in breach of contract.

21. Award Administrator. The Company may from time to time designate a third party (an “Award Administrator”) to assist the Company in the implementation, administration, and management of the Plan and any Performance Units granted thereunder, including by sending Award Notices on behalf of the Company to Participants, and by facilitating through electronic means acceptance of this Agreement by Participants.

22. Book Entry Delivery of Shares. Whenever reference in this Agreement is made to the issuance or delivery of certificates representing one or more Shares, the Company may elect to issue or deliver such Shares in book entry form in lieu of certificates.

23. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

24. Acceptance and Agreement by the Participant; Forfeiture upon Failure to Accept. By accepting the Performance Units (including through electronic means), the Participant agrees to be bound by the terms, conditions, and restrictions set forth in the Plan, this Agreement, and the Company’s policies, as in effect from time to time, relating to the Plan. The Participant’s rights under the Performance Units will lapse 45 days from the Date of Grant, and the Performance Units will be forfeited on such date if the Participant shall not have accepted this Agreement by such date. For the avoidance of doubt, the Participant’s failure to accept this Agreement shall not affect the Participant’s continuing obligations under any other agreement between the Company and the Participant. By accepting the Performance Units Participant expressly agrees that Participant has reviewed and agrees to abide by the Company’s Securities Trading Policy, available at [HYPERLINK], as such may be revised or updated from time to time.

25. No Advice Regarding Grant. The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares. The

10

Participant is hereby advised to consult with his or her own personal tax, legal, and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

26. Appendices for Non-U.S. Participants. Notwithstanding any provisions in this Agreement, Participants residing and/or working outside the United States shall be subject to the Terms and Conditions for Non-U.S. Participants attached hereto as Appendix B. If the Participant relocates from the United States to another country, the Terms and Conditions for Non-U.S. Participants and the applicable Country-Specific Terms and Conditions will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Moreover, if the Participant relocates between any of the countries included in Country-Specific Terms and Conditions, the special terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Terms and Conditions for Non-U.S. Participants and the Country-Specific Terms and Conditions constitute part of this Agreement.

27. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Performance Units and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

28. Section 409A. This Agreement is intended to comply with the provisions of Section 409A of the Code and the regulations promulgated thereunder. Without limiting the foregoing, the Committee shall have the right to amend the terms and conditions of this Agreement in any respect as may be necessary or appropriate to comply with Section 409A of the Code or any regulations promulgated thereunder, including, without limitation, by delaying the issuance of the Shares contemplated hereunder.

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Appendix A

Restrictive Covenants

1.	Confidentiality; Non-Compete; Non-Solicit; Non-Disparagement.

(a)	For the purposes of this Appendix A, any reference to the “Company” shall mean the Company and its Subsidiaries and Affiliates, collectively. In view of the fact that Participant’s work for the Company brings Participant into close contact with many confidential affairs of the Company not readily available to the public, and plans for further developments, Participant agrees:

(i)	Participant will not at any time (whether during or after Participant’s Employment with the Company): (x) retain or use for the benefit, purposes, or account of Participant or any other person; or (y) disclose, divulge, reveal, communicate, share, transfer, or provide access to any person outside the Company (other than its professional advisers who are bound by confidentiality obligations), any non-public, proprietary, or confidential information – including without limitation trade secrets, know-how, research and development, software, databases, inventions, processes, formulae, technology, designs, and other intellectual property, information concerning finances, investments, profits, pricing, costs, products, services, vendors, customers, clients, partners, investors, personnel, compensation, recruiting, training, advertising, sales, marketing, promotions, and government and regulatory activities and approvals – concerning the past, current, or future business, activities, and operations of the Company and/or any third party that has disclosed or provided any of same to the Company on a confidential basis (“Confidential Information”) without the prior written authorization of the Board, except as specifically necessary during the term of Participant’s Employment in order to perform the duties of his or her position and in the best interests of the Company.

(ii)	“Confidential Information” shall not include any information that is: (x) generally known to the industry or the public other than as a result of Participant’s breach of this covenant or any breach of other confidentiality obligations by third parties; (y) made legitimately available to Participant by a third party without breach of any confidentiality obligation; or (z) required by law to be disclosed; provided, that Participant shall give prompt written notice to the Company of such requirement, disclose no more information than is so required, and cooperate with any attempts by the Company to obtain a protective order or similar treatment.

(iii)	Except as required by law, Participant will not disclose to anyone, other than Participant’s immediate family and legal or financial advisors, the existence or contents of this Agreement; provided, that Participant may disclose to any prospective future employer the provisions of Section (b) of this Appendix A provided they agree to maintain the confidentiality of such terms.

(iv)

Upon termination of Participant’s Employment with the Company for any reason, Participant shall: (x) cease and not thereafter commence use of any Confidential Information or intellectual property (including, without limitation, any

Appendix A - 1

patent, invention, copyright, trade secret, trademark, trade name, logo, domain name, or other source indicator) owned or used by the Company, its Subsidiaries, or Affiliates; (y) immediately destroy, delete, or return to the Company, at the Company’s option, all originals and copies in any form or medium (including memoranda, books, papers, plans, computer files, letters, and other data) in Participant’s possession or control (including any of the foregoing stored or located in Participant’s office, home, laptop, or other computer, whether or not Company property) that contain Confidential Information or otherwise relate to the business of the Company, except that Participant may retain only those portions of any personal notes, notebooks, and diaries that do not contain any Confidential Information; and (z) notify and fully cooperate with the Company regarding the delivery or destruction of any other Confidential Information of which Participant is or becomes aware.

(b)	Participant acknowledges and recognizes the highly competitive nature of the businesses of the Company and accordingly agrees as follows:

(i)	Participant will not, within twelve (12) months following the termination of Participant’s Employment with the Company (the “Post-Termination Period”) or during Participant’s Employment (collectively with the Post-Termination Period, the “Restricted Period”):

(A)	engage in any business involved, either directly or indirectly, in: (x) the acquisition of companies primarily engaged in the U.S. and Canadian aggregates and related downstream product sectors (including, but not limited to, asphalt, paving, cement, concrete, and concrete products) (any such company, a “Business”) or (y) the operation of any Business, in each case in any Restricted Area (any such business as described in subclauses (x) or (y), a “Competitive Business”); provided, that for the purposes of this Appendix A, “Restricted Area” shall mean any geographic area where each and any Service Recipient of the Participant during the Participant’s Employment conducts or conducted Business; provided, further, that if the Service Recipient with respect to a Participant is the Operating Partnership, Summit Materials, LLC, or any of their respective successors thereto at any time during the Participant’s Employment, the Restricted Area shall be the United States and Canada;

(B)	enter the employ of, or render any services to, any person (or any division or controlled or controlling affiliate of any person) who or which engages in a Competitive Business;

(C)	acquire a financial interest in, or otherwise become actively involved with, any Competitive Business, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, trustee, or consultant; or

(D)	interfere with, or attempt to interfere with, business relationships (whether formed before, on, or after the date of this Agreement) between the Company and customers, clients, suppliers, partners, members, investors, or acquisition targets.

Appendix A - 2

(ii)	During the Restricted Period, Participant will not, whether on Participant’s own behalf or on behalf of or in conjunction with any person, directly or indirectly:

(A)	solicit or encourage any employee of the Company to leave the Employment of the Company; or

(B)	hire any such employee who was employed by the Company as of the date of Participant’s termination of Employment with the Company or who left the Employment of the Company coincident with, or within one (1) year prior to or after, the termination of Participant’s Employment with the Company.

(iii)	During the Restricted Period, Participant will not, whether on Participant’s own behalf or on behalf of or in conjunction with any person, directly or indirectly solicit or assist in soliciting in competition with the Company, the business of any client or prospective client:

(A)	with whom Participant had personal contact or dealings on behalf of the Company during the one (1) year period preceding Participant’s termination of Employment;

(B)	with whom employees reporting to Participant have had personal contact or dealings on behalf of the Company during the one (1) year immediately preceding Participant’s termination of Employment; or

(C)	for whom Participant had direct or indirect responsibility during the one (1) year immediately preceding Participant’s termination of Employment.

Notwithstanding anything to the contrary in this Agreement, Participant may, directly or indirectly own, solely as an investment, securities of any person which are publicly traded on a national or regional stock exchange or on the over-the-counter market if Participant (x) is not a controlling person of, or a member of a group which controls, such person and (y) does not, directly or indirectly, own 5% or more of any class of securities of such person.

(c)	During the Restricted Period, Participant will not, directly or indirectly, solicit or encourage to cease to work with the Company any consultant then under contract with the Company.

(d)	Participant will not, other than as required by law or by order of a court or other competent authority, make or publish, or cause any other person to make or publish, any statement that is disparaging or that reflects negatively upon the Company, or that is or reasonably would be expected to be damaging to the reputation of the Company.

(e)

It is expressly understood and agreed that although Participant and the Company consider the restrictions contained in this Appendix A to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against

Appendix A - 3

Participant, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

(f)	The period of time during which the provisions of this Appendix A shall be in effect shall be extended by the length of time during which Participant is in breach of the terms hereof as determined by any court of competent jurisdiction on the Company’s application for injunctive relief.

2.	Specific Performance; Survival.

(a)	Participant acknowledges and agrees that the Company’s remedies at law for a breach or threatened breach of any of the provisions of this Appendix A would be inadequate and the Company would suffer irreparable damages as a result of such breach or threatened breach. In recognition of this fact, Participant agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to suspend making any payments or providing any benefit otherwise required by this Agreement and obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction, or any other equitable remedy which may then be available.

(b)	The provisions of this Appendix A shall survive the termination of Participant’s Employment for any reason.

Appendix A - 4

APPENDIX B

SUMMIT MATERIALS, INC.

2015 OMNIBUS INCENTIVE PLAN

PERFORMANCE UNIT AGREEMENT

TERMS AND CONDITIONS FOR NON-U.S. PARTICIPANTS

Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Plan and the Performance Unit Agreement.

1. Responsibility for Taxes. This provision supplements Section 8 of the Performance Unit Agreement:

(a) The Participant acknowledges that, regardless of any action taken by the Company or, if different, the Employer, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Performance Units, including, but not limited to, the grant, vesting or settlement of the Performance Units, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends and/or any other distributions; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Performance Units to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b) Prior to any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy their withholding obligations with regard to all Tax-Related Items by:

(i) withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or the Employer; or

(ii) withholding from proceeds of the sale of Shares acquired at settlement of the Performance Units either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization) without further consent; or

(iii) withholding in Shares to be issued upon settlement of the Performance Units;

Appendix B - 1

provided, however, that if the Participant is a Section 16 officer of the Company under the Exchange Act, then the Company will withhold in Shares upon the relevant taxable or tax withholding event, as applicable, unless the use of such withholding method is problematic under applicable tax or securities law or has materially adverse accounting consequences, in which case, the obligation for Tax-Related Items may be satisfied by one or a combination of methods (i) and (ii) above.

(c) Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case the Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the portion of the Performance Units that is settled, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.

(d) Finally, the Participant agrees to pay to the Company or the Employer, any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.

2. Nature of Grant. This provision supplements Section 20 of the Performance Unit Agreement:

In accepting the grant of the Performance Units, the Participant acknowledges, understands and agrees that:

(a) the Performance Unit grant and the Participant’s participation in the Plan shall not create a right to employment or be interpreted as forming an employment or services contract with the Company or any Affiliate;

(b) the Performance Units and the Shares subject to the Performance Units are not intended to replace any pension rights or compensation;

(c) for purposes of the Performance Units, the date of Termination shall be the date the Participant is no longer actively providing services to the Company or its Affiliates (regardless of the reason for such termination and whether or not later to be found invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, the Participant’s right to vest in the Performance Units under the Plan, if any, will terminate and the Participant’s right to have settled any vested Performance Units, if any, will be measured as of such date and will not be extended by any

Appendix B - 2

notice period (e.g., the Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any); the Committee shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the Performance Unit grant (including whether the Participant may still be considered to be providing services while on a leave of absence);

(d) unless otherwise provided in the Plan or by the Company in its discretion, the Performance Units and the benefits evidenced by this Agreement do not create any entitlement to have the Performance Units or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Company’s Common Stock; and

(e) neither the Company nor any Affiliate shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the Performance Units or of any amounts due to the Participant pursuant to the settlement of the Performance Units or the subsequent sale of any Shares acquired upon settlement.

3. Insider Trading Restrictions/Market Abuse Laws. The Participant acknowledges that, depending on his or her country of residence, the Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect his or her ability to acquire or sell Shares or rights to Shares (e.g., Performance Units) under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws in the Participant’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant is responsible for ensuring compliance with any applicable restrictions and is advised to consult his or her personal legal advisor on this matter.

Appendix B - 3

Exhibit 31.1

CERTIFICATION

I, Thomas W. Hill, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of Summit Materials, Inc. (the “registrant”);

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	[Reserved];

(c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: May 4, 2016

/s/ Thomas W. Hill
Thomas W. Hill
Chief Executive Officer
(Principal Executive Officer)

Exhibit 31.2

CERTIFICATION

I, Brian J. Harris, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of Summit Materials, Inc. (the “registrant”);

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	[Reserved];

(c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: May 4, 2016

/s/ Brian J. Harris
Brian J. Harris
Chief Financial Officer
(Principal Financial Officer)

Exhibit 31.3

CERTIFICATION

I, Thomas W. Hill, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of Summit Materials, LLC (the “registrant”);

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: May 4, 2016

/s/ Thomas W. Hill
Thomas W. Hill
Chief Executive Officer
(Principal Executive Officer)

Exhibit 31.4

CERTIFICATION

I, Brian J. Harris, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of Summit Materials, LLC (the “registrant”);

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: May 4, 2016

/s/ Brian J. Harris
Brian J. Harris
Chief Financial Officer
(Principal Financial Officer)

Exhibit 95.1

Mine Safety Disclosures

The operation of Summit Materials, Inc.’s and its subsidiaries’ (collectively, the “Company’s”) aggregates quarries and mines are subject to regulation by the federal Mine Safety and Health Administration (“MSHA”) under the Federal Mine Safety and Health Act of 1977 (the “Mine Act”). MSHA inspects the Company’s quarries and mines on a regular basis and issues various citations and orders when it believes a violation has occurred under the Mine Act. Whenever MSHA issues a citation or order, it also generally proposes a civil penalty, or fine, related to the alleged violation. Citations or orders may be contested and appealed, and as part of that process, are often reduced in severity and amount, and are sometimes dismissed.

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), the Company is required to present information regarding certain mining safety and health citations which MSHA has issued with respect to its aggregates mining operations in its periodic reports filed with the Securities and Exchange Commission (“SEC”). In evaluating this information, consideration should be given to factors such as: (i) the number of citations and orders will vary depending on the size of the quarry or mine and types of operations (underground or surface), (ii) the number of citations issued will vary from inspector to inspector and location to location, and (iii) citations and orders can be contested and appealed, and in that process, may be reduced in severity and amount, and are sometimes dismissed.

The Company presents the following items regarding certain mining safety and health matters for the quarter ended April 2, 2016, as applicable:

•	Total number of violations of mandatory health or safety standards that could significantly and substantially contribute to the cause and effect of a mine safety or health hazard under Section 104 of the Mine Act for which the Company has received a citation from MSHA (hereinafter, “Section 104 S&S Citations”). If MSHA determines that a violation of a mandatory health or safety standard is likely to result in a reasonably serious injury or illness under the unique circumstance contributed to by the violation, MSHA will classify the violation as a “significant and substantial” violation (commonly referred to as a “S&S” violation). MSHA inspectors will classify each citation or order written as a “S&S” violation or not.

•	Total number of orders issued under Section 104(b) of the Mine Act (hereinafter, “Section 104(b) Orders”). These orders are issued for situations in which MSHA determines a previous violation covered by a Section 104(a) citation has not been totally abated within the prescribed time period, so a further order is needed to require the mine operator to immediately withdraw all persons (except authorized persons) from the affected area of a quarry or mine.

•	Total number of citations and orders for unwarrantable failure of the mine operator to comply with mandatory health or safety standards under Section 104(d) of the Mine Act (hereinafter, “Section 104(d) Citations and Orders”). These violations are similar to those described above, but the standard is that the violation could significantly and substantially contribute to the cause and effect of a safety or health hazard, but the conditions do not cause imminent danger, and the MSHA inspector finds that the violation is caused by an unwarranted failure of the operator to comply with the health and safety standards.

•	Total number of flagrant violations under Section 110(b)(2) of the Mine Act (hereinafter, “Section 110(b)(2) Violations”). These violations are penalty violations issued if MSHA determines that violations are “flagrant”, for which civil penalties may be assessed. A “flagrant” violation means a reckless or repeated failure to make reasonable efforts to eliminate a known violation of a mandatory health or safety standard that substantially and proximately caused, or reasonably could have been expected to cause, death or serious bodily injury.

•	Total number of imminent danger orders issued under Section 107(a) of the Mine Act (hereinafter, “Section 107(a) Orders”). These orders are issued for situations in which MSHA determines an imminent danger exists in the quarry or mine and results in orders of immediate withdrawal of all persons (except certain authorized persons) from the area of the quarry or mine affected by its condition until the imminent danger and the underlying conditions causing the imminent danger no longer exist.

•	Total dollar value of proposed assessments from MSHA under the Mine Act. These are the amounts of proposed assessments issued by MSHA with each citation or order for the time period covered by the reports. Penalties are assessed by MSHA according to a formula that considers a number of factors, including the mine operator’s history, size, negligence, gravity of the violation, good faith in trying to correct the violation promptly, and the effect of the penalty on the operator’s ability to continue in business.

•	Total number of mining-related fatalities. Mines subject to the Mine Act are required to report all fatalities occurring at their facilities unless the fatality is determined to be “non-chargeable” to the mining industry. The final rules of the SEC require disclosure of mining-related fatalities at mines subject to the Mine Act. Only fatalities determined by MSHA not to be mining-related may be excluded.

•	Receipt of written notice from MSHA of a pattern (or a potential to have such a pattern) of violations of mandatory health or safety standards that are of such nature as could have significantly and substantially contributed to the cause and effect of other mine health or safety hazards under Section 104(e) of the Mine Act. If MSHA determines that a mine has a “pattern” of these types of violations, or the potential to have such a pattern, MSHA is required to notify the mine operator of the existence of such a thing.

•	Legal actions before the Federal Mine Safety and Health Review Commission (the “Commission”) pending as of the last day of period.

•	Legal actions before the Commission initiated during period.

•	Legal actions before the Commission resolved during period.

The Commission is an independent adjudicative agency that provides administrative trial and appellate review of legal disputes arising under the Mine Act. The cases may involve, among other questions, challenges by operators to citations, orders and penalties they have received from MSHA, or complaints of discrimination by miners under Section 105 of the Mine Act. There were no legal actions pending before the Commission for any of the Company’s quarries or mines, as of or during the quarter ended April 2, 2016.

Appendix 1 follows.

Appendix 1

Name of Company	Name or Operation	MSHA ID	State	Number of Inspections	Total Number of Section 104 S&S Citation	Section 104 (b) Citations and Orders	Section 104 (d) Citations and Orders	Section 110(b)(2) Violations	Section 107 (a) Orders	Total Dollar Value of Proposed MSHA Assessments	Total Number of Mining Related Fatalities	Received Written Notice Under Section 104€ (yes/ no)	Received Written Notice of Potential Violation under 104€ (yes/no)	Number of Contested Citations	Number of Contested Penalties	Total Dollar Value of Penalties in Contest	Number of Complaints of Discharge or Discrimination

Alleyton Resources	4L Ranch	4104416	TX	—	—	—	—	—	—	$—	—	No	No	—	—	$—	—

Alleyton Resources	Altair Plant	4104375	TX	—	—	—	—	—	—	—	—	No	No	—	—	—	—

Alleyton Resources	Monahan	4104552	TX	2	—	—	—	—	—	100	—	No	No	—	—	—	—
Alleyton Resources	Potter Plant	4104987	TX	1	—	—	—	—	—	—	—	No	No	—	—	—	—

Alleyton Resources	Vox Plant	4105081	TX	1	—	—	—	—	—	—	—	No	No	—	—	—	—

American Materials	Bailey Mine	3102289	NC	—	—	—	—	—	—	—	—	No	No	—	—	—	—

American Materials	Dupree Mine	3102282	NC	—	—	—	—	—	—	—	—	No	No	—	—	—	—

American Materials	IVANHOE PIT	3102011	NC	4	—	—	—	—	—	100	—	No	No	—	—	—	—

American Materials	Pinner Mine	3102105	NC	2	—	—	—	—	—	—	—	No	No	—	—	—	—

American Materials	Wade Mine	3102089	NC	1	—	—	—	—	—	—	—	No	No	—	—	—	—

Austin Materials	Hays Quarry	4104514	TX	1	—	—	—	—	—	200	—	No	No	—	—	—	—

Austin Materials	Ramming Pit	4104807	TX	2	2	—	—	—	—	11,923	—	No	No	—	—	—	—

Boxley Materials	Blue Ridge Plant	4400014	VA	1	—	—	—	—	—	—	—	No	No	—	—	—	—

Boxley Materials	Fieldale Plant	4400074	VA	1	—	—	—	—	—	—	—	No	No	—	—	—	—

Boxley Materials	Lawyers Rd Plt	4400015	VA	2	—	—	—	—	—	—	—	No	No	—	—	—	—

Boxley Materials	Mt Athos Plant	4400106	VA	2	—	—	—	—	—	100	—	No	No	—	—	—	—

Boxley Materials	Piney River Plant	4400035	VA	—	—	—	—	—	—	—	—	No	No	—	—	—	—

Boxley Materials	Rich Patch Quarry	4406897	VA	—	—	—	—	—	—	—	—	No	No	—	—	—	—
Boxley Materials	PSC1 - EXTEC 5000S Screen	4404196	VA	—	—	—	—	—	—	—	—	No	No	—	—	—	—

Con-Agg of MO	Boon Quarries East	2300078	MO	2	—	—	—	—	—	100	—	No	No	—	—	—	—

Con-Agg of MO	Boon Quarries West	2300022	MO	2	1	—	—	—	—	725	—	No	No	—	—	—	—
Con-Agg of MO	Boone Quarries-North Telsmith Plant	2301894	MO	—	—	—	—	—	—	—	—	No	No	—	—	—	—
Con-Agg of MO	Con-Agg LLC dba Boone Quarries	2302153	MO	1	—	—	—	—	—	100	—	No	No	—	—	—	—

Con-Agg of MO	Huntsville Quarry	2302004	MO	—	—	—	—	—	—	—	—	No	No	1	1	1,944	—

Con-Agg of MO	Plant # 65	2301922	MO	—	—	—	—	—	—	—	—	No	No	—	—	—	—

Con-Agg of MO	plant # 80	2302071	MO	1	1	—	—	—	—	—	—	No	No	3	3	672	—

Con-Agg of MO	Plant # 81	2302296	MO	—	—	—	—	—	—	—	—	No	No	—	—	—	—

Con-Agg of MO	Plant #83	2302338	MO	—	—	—	—	—	—	—	—	No	No	—	—	—	—
Concrete Supply	Oakland Sand River Plant	1401742	KS	2	—	—	—	—	—	—	—	No	No	—	—	—	—

Concrete Supply	Silver Lake Plant	1401702	KS	2	—	—	—	—	—	—	—	No	No	—	—	—	—
Continental Cement Company	Davenport Plant	1300125	IA	3	2	—	—	—	—	3,621	—	No	No	10	10	9,002	—
Continental Cement Company	Hannibal Plant	2300217	MO	—	—	—	—	—	—	—	—	No	No	—	—	—	—
Continental Cement Company	Hannibal Underground	2302434	MO	1	3	—	—	—	—	1,018	—	No	No	3	3	64,396	—
Continental Cement Company	Owensville Plant	2301038	MO	—	—	—	—	—	—	—	—	No	No	—	—	—	—

Cornejo & Sons	Durbin Quarry	1401719	KS	1	—	—	—	—	—	300	—	No	No	—	—	—	—

Cornejo & Sons	Grove	1401539	KS	—	—	—	—	—	—	—	—	No	No	—	—	—	—

Cornejo & Sons	Kingsbury	1400624	KS	2	—	—	—	—	—	100	—	No	No	—	—	—	—
Cornejo & Sons	Oxford Sand and Gravel	1400522	KS	2	—	—	—	—	—	—	—	No	No	—	—	—	—
Cornejo & Sons	Wichita Sand and Gravel	1400543	KS	—	—	—	—	—	—	—	—	No	No	—	—	—	—

Hamm, Inc	85.9	1401759	KS	—	—	—	—	—	—	—	—	No	No	—	—	—	—

Hamm, Inc	Herington Airport	1401698	KS	—	—	—	—	—	—	—	—	No	No	—	—	—	—

Hamm, Inc	Plant # 80002	1401583	KS	—	—	—	—	—	—	—	—	No	No	1	1	460	—

Hamm, Inc	Plant # 80003	1401474	KS	—	—	—	—	—	—	—	—	No	No	—	—	—	—

Hamm, Inc	Plant # 80010	1401687	KS	—	—	—	—	—	—	—	—	No	No	—	—	—	—

Hamm, Inc	Plant # 80011	1401470	KS	1	—	—	—	—	—	—	—	No	No	—	—	—	—

Hamm, Inc	Plant # 80013	1401609	KS	—	—	—	—	—	—	—	—	No	No	—	—	—	—

Hamm, Inc	Plant #80006	1401471	KS	—	—	—	—	—	—	—	—	No	No	—	—	—	—

Hamm, Inc	Plant #80012	1401472	KS	—	—	—	—	—	—	—	—	No	No	—	—	—	—

Hamm, Inc	Plant #81038	1401709	KS	—	—	—	—	—	—	—	—	No	No	—	—	—	—
Hinkle Contracting Company	Allen Co. Stone	1500063	KY	2	—	—	—	—	—	—	—	No	No	—	—	—	—
Hinkle Contracting Company	Barren Co Stone	1506863	KY	2	—	—	—	—	—	—	—	No	No	—	—	—	—
Hinkle Contracting Company	Bassett Stone Company	1500004	KY	2	—	—	—	—	—	—	—	No	No	—	—	—	—
Hinkle Contracting Company	Bourbon Limestone Company	1518415	KY	2	—	—	—	—	—	—	—	No	No	—	—	—	—
Hinkle Contracting Company	Casey Stone Company	1500012	KY	1	—	—	—	—	—	—	—	No	No	—	—	—	—
Hinkle Contracting Company	Cave Run Stone	1507194	KY	2	—	—	—	—	—	—	—	No	No	—	—	—	—
Hinkle Contracting Company	Ewing Stone	4400234	VA	2	1	—	—	—	—	200	—	No	No	—	—	—	—
Hinkle Contracting Company	Glass Sand and Gravel	1504261	KY	1	—	—	—	—	—	—	—	No	No	—	—	—	—
Hinkle Contracting Company	Hart County Stone Company	1500035	KY	2	—	—	—	—	—	100	—	No	No	—	—	—	—

Hinkle Contracting Company	Jellico Stone Company	4000057	TN	—	—	—	—	—	—	—	—	No	No	—	—	—	—
Hinkle Contracting Company	Lake Cumberland Stone	1500099	KY	2	—	—	—	—	—	—	—	No	No	—	—	—	—
Hinkle Contracting Company	Lynches River Quarry	3800715	SC	—	—	—	—	—	—	—	—	No	No	—	—	—	—
Hinkle Contracting Company	Monroe Co. Stone	1500101	KY	2	—	—	—	—	—	—	—	No	No	—	—	—	—
Hinkle Contracting Company	Natural Bridge Stone	1500075	KY	5	—	—	—	—	—	—	—	No	No	—	—	—	—
Hinkle Contracting Company	Pulaski Stone Company	1519092	KY	2	—	—	—	—	—	—	—	No	No	—	—	—	—
Hinkle Contracting Company	Somerset Stone Company	1500094	KY	2	—	—	—	—	—	100	—	No	No	—	—	—	—
Hinkle Contracting Company	Tipton Ridge Quarry	1500019	KY	3	—	—	—	—	—	100	—	No	No	—	—	—	—
Hinkle Contracting Company	Black Creek Sand Mine	3800722	SC	—	—	—	—	—	—	—	—	No	No	—	—	—	—

Kilgore Companies	Black Canyon 2100	1002146	ID	—	—	—	—	—	—	—	—	No	No	—	—	—	—

Kilgore Companies	Crusher 2	0504645	CO	—	—	—	—	—	—	—	—	No	No	—	—	—	—

Kilgore Companies	Crusher 3	0504593	CO	—	—	—	—	—	—	—	—	No	No	—	—	—	—

Kilgore Companies	Crusher1	0504296	CO	—	—	—	—	—	—	—	—	No	No	—	—	—	—

Kilgore Companies	Elam Construction Inc	0504593	CO	—	—	—	—	—	—	—	—	No	No	—	—	—	—

Kilgore Companies	Highland Pit	4200941	UT	1	—	—	—	—	—	200	—	No	No	—	—	—	—

Kilgore Companies	KC-Portable 2 (WY)	4801625	WY	—	—	—	—	—	—	—	—	No	No	—	—	—	—

Kilgore Companies	KC-Portable 3 (WY)	4801626	WY	—	—	—	—	—	—	—	—	No	No	—	—	—	—

Kilgore Companies	Mona Pit	4202212	UT	—	—	—	—	—	—	—	—	No	No	—	—	—	—

Kilgore Companies	Parleys Stone	4202102	UT	—	—	—	—	—	—	—	—	No	No	—	—	—	—
Kilgore Companies	Portable 1	4202528	UT	—	—	—	—	—	—	—	—	No	No	—	—	—	—

Kilgore Companies	Powerscreen 2100-2	1002147	ID	—	—	—	—	—	—	—	—	No	No	—	—	—	—

Kilgore Companies	Rental Plant 1	0504616	CO	—	—	—	—	—	—	—	—	No	No	—	—	—	—

Kilgore Companies	Roadrunner Screen	1001916	ID	—	—	—	—	—	—	—	—	No	No	—	—	—	—

Kilgore Companies	Stockton Pit	4202480	UT	—	—	—	—	—	—	—	—	No	No	—	—	—	—

Kilgore Companies	Valley Pit	4200400	UT	2	—	—	—	—	—	300	—	No	No	—	—	—	—

Kilgore Companies	Washplant 1	0504873	CO	2	—	—	—	—	—	—	—	No	No	—	—	—	—

Kilgore Companies	Washplant 2	0504746	CO	—	—	—	—	—	—	—	—	No	No	—	—	—	—

Kilgore Companies	Washplant 3	0504565	CO	—	—	—	—	—	—	—	—	No	No	—	—	—	—

Kilgore Companies	Washplant 4	0503809	CO	2	—	—	—	—	—	—	—	No	No	—	—	—	—

Kilgore Companies	West Valley	4201980	UT	1	—	—	—	—	—	200	—	No	No	—	—	—	—

Kilgore Companies	Portable Crusher, Unit F	4202042	UT	2	—	—	—	—	—	100	—	No	No	—	—	—	—
Kilgore Companies	Kolberg Portable Belt & Grizzly	4202384	ID	—	—	—	—	—	—	—	—	No	No	—	—	—	—
Kilgore Companies	PORTABLE CRUSHER A UNIT	4201736	UT	—	—	—	—	—	—	—	—	No	No	—	—	—	—

Kilgore Companies	Portable Crusher K	4202523	UT	—	—	—	—	—	—	—	—	No	No	—	—	—	—
Kilgore Companies	Lewis & Lewis, Inc Pit #2	4801482	WY	3	—	—	—	—	—	1,448	—	No	No	—	—	—	—
Kilgore Companies	PORTABLE CRUSHER UNIT B	4201963	UT	—	—	—	—	—	—	—	—	No	No	—	—	—	—

Kilgore Companies	Portable Crusher G	4202360	UT	—	—	—	—	—	—	—	—	No	No	—	—	—	—

RK Hall Construction	Kirby Crusher #15	0301958	AR	—	—	—	—	—	—	—	—	No	No	—	—	—	—

RK Hall Construction	Sawyer Plant	3401950	OK	1	—	—	—	—	—	300	—	No	No	—	—	—	—

Troy Vines	Vines Portable Plant	4103607	TX	—	—	—	—	—	—	—	—	No	No	—	—	—	—

Troy Vines	Vines Sand and Gravel	4103348	TX	2	—	—	—	—	—	100	—	No	No	—	—	—	—

Exhibit 99.1

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands)

	April 2,	January 2,
	2016	2016
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$91,227	$185,388
Accounts receivable, net	132,513	145,544
Costs and estimated earnings in excess of billings	7,797	5,690
Inventories	171,991	130,082
Other current assets	15,003	4,807

Total current assets	418,531	471,511
Property, plant and equipment, less accumulated depreciation, depletion and amortization (April 2, 2016 - $395,192 and January 2, 2016 - $366,505)	1,397,702	1,269,006
Goodwill	735,746	596,397
Intangible assets, less accumulated amortization (April 2, 2016 - $5,871 and January 2, 2016 - $5,237)	14,521	15,005
Other assets	46,531	43,243

Total assets	$2,613,031	$2,395,162

Liabilities and Member’s Interest
Current liabilities:
Current portion of debt	$6,500	$6,500
Current portion of acquisition-related liabilities	15,297	18,084
Accounts payable	91,560	81,397
Accrued expenses	78,946	92,942
Billings in excess of costs and estimated earnings	10,667	13,081

Total current liabilities	202,970	212,004
Long-term debt	1,517,680	1,273,652
Acquisition-related liabilities	25,436	31,028
Other noncurrent liabilities	129,067	100,186

Total liabilities	1,875,153	1,616,870
Commitments and contingencies (see note 10)
Member’s equity	1,051,987	1,050,882
Accumulated deficit	(289,334)	(245,486)
Accumulated other comprehensive loss	(26,058)	(28,466)

Member’s interest	736,595	776,930
Noncontrolling interest	1,283	1,362

Total member’s interest	737,878	778,292

Total liabilities and member’s interest	$2,613,031	$2,395,162

See notes to unaudited consolidated financial statements.

1

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Unaudited Consolidated Statements of Operations

(In thousands)

	Three months ended
	April 2, 2016	March 28, 2015
Revenue:
Product	$180,102	$148,920
Service	27,937	26,219

Net revenue	208,039	175,139
Delivery and subcontract revenue	20,340	18,848

Total revenue	228,379	193,987

Cost of revenue (excluding items shown separately below):
Product	132,494	119,791
Service	24,054	19,630

Net cost of revenue	156,548	139,421
Delivery and subcontract cost	20,340	18,848

Total cost of revenue	176,888	158,269

General and administrative expenses	45,370	67,234
Depreciation, depletion, amortization and accretion	32,360	26,126
Transaction costs	3,316	1,364

Operating loss	(29,555)	(59,006)
Other (income) loss, net	(449)	391
Loss on debt financings	—	799
Interest expense	21,286	24,109

Loss from operations before taxes	(50,392)	(84,305)
Income tax benefit	(8,149)	(4,468)

Net loss	(42,243)	(79,837)
Net loss attributable to noncontrolling interest	(79)	(1,982)

Net loss attributable to member of Summit Materials, LLC	$(42,164)	$(77,855)

See notes to unaudited consolidated financial statements.

2

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Unaudited Consolidated Statements of Comprehensive Loss

(In thousands)

	Three months ended
	April 2, 2016	March 28, 2015
Net loss	$(42,243)	$(79,837)
Other comprehensive loss:
Foreign currency translation adjustment	4,642	(6,299)
Loss on cash flow hedges	(2,234)	—

Other comprehensive income (loss)	2,408	(6,299)

Comprehensive loss	(39,835)	(86,136)
Less comprehensive loss attributable to the noncontrolling interest	(79)	(1,982)

Comprehensive loss attributable to member of Summit Materials, LLC	$(39,756)	$(84,154)

See notes to unaudited consolidated financial statements.

3

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Unaudited Consolidated Statements of Cash Flows

(In thousands)

	Three months ended
	April 2, 2016	March 28, 2015
Cash flow from operating activities:
Net loss	$(42,243)	$(79,837)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, depletion, amortization and accretion	36,526	27,358
Share-based compensation expense	2,036	15,217
Net gain on asset disposals	(1,683)	(1,834)
Net loss on debt financings	—	688
Other	130	780
Decrease (increase) in operating assets, net of acquisitions:
Accounts receivable, net	22,281	30,309
Inventories	(25,612)	(21,413)
Costs and estimated earnings in excess of billings	(1,981)	(1,662)
Other current assets	(9,583)	(303)
Other assets	351	755
(Decrease) increase in operating liabilities, net of acquisitions:
Accounts payable	(618)	(10,045)
Accrued expenses	(17,907)	(20,467)
Billings in excess of costs and estimated earnings	(2,552)	(649)
Other liabilities	(1,103)	(203)

Net cash used in operating activities	(41,958)	(61,306)

Cash flow from investing activities:
Acquisitions, net of cash acquired	(249,111)	—
Purchases of property, plant and equipment	(39,125)	(17,708)
Proceeds from the sale of property, plant and equipment	6,019	2,741
Other	—	(276)

Net cash used for investing activities	(282,217)	(15,243)

Cash flow from financing activities:
Capital contributions by member	—	397,975
Capital issuance costs	—	(8,931)
Proceeds from debt issuances	250,000	104,000
Debt issuance costs	(5,001)	(4,055)
Payments on debt	(3,458)	(106,441)
Payments on acquisition-related liabilities	(9,473)	(4,032)
Distributions	(2,500)	—

Net cash provided by financing activities	229,568	378,516

Impact of foreign currency on cash	446	(202)
Net (decrease) increase in cash	(94,161)	301,765

Cash and cash equivalents – beginning of period	185,388	13,215

Cash and cash equivalents – end of period	$91,227	$314,980

See notes to unaudited consolidated financial statements.

4

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Unaudited Consolidated Statements of Changes in Member’s Interest and Redeemable Noncontrolling Interest

(In thousands)

	Total Member’s Interest
			Accumulated
			other		Total	Redeemable
	Member’s	Accumulated	comprehensive	Noncontrolling	member’s	noncontrolling
	equity	deficit	loss	interest	interest	interest
Balance — January 2, 2016	$1,050,882	$(245,486)	$(28,466)	$1,362	$778,292	$—

Contributed capital	(115)	—	—	—	(115)	—
Net loss	—	(42,164)	—	(79)	(42,243)	—
Other comprehensive income	—	—	2,408	—	2,408	—
Distributions	(2,500)	—	—	—	(2,500)	—
Share-based compensation	3,720	(1,684)	—	—	2,036	—

Balance — April 2, 2016	$1,051,987	$(289,334)	$(26,058)	$1,283	$737,878	$—

Balance — December 27, 2014	$518,647	$(217,416)	$(15,546)	$1,298	$286,983	$33,740

Contributed capital	453,146	—	—	—	453,146	—
Accretion/ redemption value adjustment	—	(32,252)	—	—	(32,252)	(31,850)
Net loss	—	(77,855)	—	(92)	(77,947)	(1,890)
Other comprehensive income	—	—	(6,299)	—	(6,299)	—
Share-based compensation	15,217	—	—	—	15,217	—

Balance — March 28, 2015	$987,010	$(327,523)	$(21,845)	$1,206	$638,848	$—

See notes to unaudited consolidated financial statements.

5

SUMMIT MATERIALS, LLC

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Tables in thousands)

1.	SUMMARY OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Summit Materials, LLC (“Summit LLC” and, together with its subsidiaries, the “Company”) is a vertically integrated, construction materials company. The Company is engaged in the production and sale of aggregates, cement, ready-mixed concrete, asphalt paving mix and concrete products and owns and operates quarries, sand and gravel pits, two cement plants, cement distribution terminals, ready-mixed concrete plants, asphalt plants and landfill sites. It is also engaged in paving and related services. The Company has three operating segments, which are also its reporting segments: West; East; and Cement.

Substantially all of the Company’s products and services are produced, consumed and performed outdoors, primarily in the spring, summer and fall. Seasonal changes and other weather-related conditions can affect the production and sales volumes of its products and delivery of services. Therefore, the financial results for any interim period are typically not indicative of the results expected for the full year. Furthermore, the Company’s sales and earnings are sensitive to national, regional and local economic conditions and to cyclical changes in construction spending, among other factors.

Summit LLC is a wholly owned indirect subsidiary of Summit Materials Holdings L.P. (“Summit Holdings”), whose primary owners are Summit Materials, Inc. (“Summit Inc.”) and certain investment funds affiliated with Blackstone Capital Partners V L.P. and Silverhawk Summit, L.P. (collectively, the “Sponsors”). Summit Inc. was formed as a Delaware corporation on September 23, 2014. Its sole material asset is a controlling equity interest in Summit Holdings. Pursuant to a reorganization into a holding company structure (the “Reorganization”) in connection with Summit Inc.’s March 2015 initial public offering, Summit Inc. became a holding corporation operating and controlling all of the business and affairs of Summit Holdings and its subsidiaries, including Summit LLC.

Summit Inc.’s Equity Offerings— Summit Inc. commenced operations on March 11, 2015 upon the pricing of the initial public offering of its Class A common stock (“IPO”). Summit Inc. raised $433.0 million, net of underwriting discounts, through the issuance of 25,555,555 shares of Class A common stock at a public offering price of $18.00 per share. Summit Inc. used the offering proceeds to purchase a number of newly-issued Class A Units (“LP Units”) from Summit Holdings equal to the number of shares of Class A common stock issued to the public. Summit Inc. caused Summit Holdings to use these proceeds: (i) to redeem $288.2 million in aggregate principal amount of outstanding 10 1⁄2% senior notes due January 31, 2020 (“2020 Notes”); (ii) to purchase 71,428,571 Class B Units of Continental Cement Company, L.L.C. (“Continental Cement”); (iii) to pay a one-time termination fee of $13.8 million primarily to affiliates of the Sponsors in connection with the termination of a transaction and management fee agreement; and (iv) for general corporate purposes. The $288.2 million redemption of 2020 Notes was completed in the second quarter of 2015 at a redemption price equal to par plus an applicable premium of $38.2 million plus $5.2 million of accrued and unpaid interest.

On August 11, 2015, Summit Inc. raised $555.8 million, net of underwriting discounts, through the issuance of 22,425,000 shares of Class A common stock at a public offering price of $25.75 per share. Summit Inc. used these proceeds to purchase 3,750,000 newly-issued LP Units from Summit Holdings and 18,675,000 LP Units from certain of our pre-IPO owners, at a purchase price per LP Unit equal to the public offering price per share of Class A common stock, less underwriting discounts and commissions. Summit Holdings used the proceeds from the 3,750,000 newly-issued LP Units to pay the deferred purchase price of $80.0 million related to the July 17, 2015 acquisition of a cement plant and a quarry in Davenport, Iowa, and seven cement terminals along the Mississippi River (the “Davenport Assets”) and for general corporate purposes.

Basis of Presentation—These unaudited consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) for interim financial information, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures typically included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. These unaudited consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and the notes thereto as of and for the year ended January 2, 2016. The Company continues to follow the accounting policies set forth in those consolidated financial statements.

Management believes that these consolidated interim financial statements include all adjustments, normal and recurring in nature, that are necessary to present fairly the financial position of the Company as of April 2, 2016 and the results of operations and cash flows for the three months ended April 2, 2016 and March 28, 2015.

The Company’s fiscal year is based on a 52-53 week year with each quarter composed of 13 weeks ending on a Saturday. The 53-week year occurs approximately once every seven years and occurred in 2015. The additional week in the 53-week year was included in the fourth quarter of 2015.

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The consolidated financial statements include the accounts of Summit LLC and its majority owned subsidiaries. All intercompany balances and transactions have been eliminated. The Company attributes consolidated member’s interest and net income separately to the controlling and noncontrolling interests. Noncontrolling interests in consolidated subsidiaries represent a 20% ownership in Ohio Valley Asphalt, LLC and, prior to the IPO and concurrent purchase of the noncontrolling interests of Continental Cement, a 30% redeemable ownership in Continental Cement. The Company accounts for investments in entities for which it has an ownership of 20% to 50% using the equity method of accounting.

Use of Estimates— Preparation of these consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions. These estimates and the underlying assumptions affect the amounts of assets and liabilities reported, disclosures about contingent assets and liabilities and reported amounts of revenue and expenses. Such estimates include the valuation of accounts receivable, inventories, goodwill, intangibles and other long-lived assets, pension and other postretirement obligations and asset retirement obligations. Estimates also include revenue earned on contracts and costs to complete contracts. Most of the Company’s paving and related services are performed under fixed unit-price contracts with state and local governmental entities. Management regularly evaluates its estimates and assumptions based on historical experience and other factors, including the current economic environment. Management adjusts such estimates and assumptions when circumstances dictate. As future events and their effects cannot be determined with precision, actual results can differ significantly from estimates made. Changes in estimates, including those resulting from continuing changes in the economic environment, are reflected in the Company’s consolidated financial statements when the change in estimate occurs.

Business and Credit Concentrations—The Company’s operations are conducted primarily across 22 U.S. states and in British Columbia, Canada, with the most significant revenue generated in Texas, Kansas, Utah, Missouri and Kentucky. The Company’s accounts receivable consist primarily of amounts due from customers within these areas. Therefore, collection of these accounts is dependent on the economic conditions in the aforementioned states, as well as specific situations affecting individual customers. Credit granted within the Company’s trade areas has been granted to many customers, and management does not believe that a significant concentration of credit exists with respect to any individual customer or group of customers. No single customer accounted for more than 10% of the Company’s total revenue in the three months ended April 2, 2016.

Fair Value Measurements—Certain acquisitions made by the Company require the payment of contingent amounts of purchase consideration. These payments are contingent on specified operating results being achieved in periods subsequent to the acquisition and will only be made if earn-out thresholds are achieved. Contingent consideration obligations are measured at fair value each reporting period. Any adjustments to fair value are recognized in earnings in the period identified.

The Company has entered into interest rate derivatives on $200.0 million of its term loan borrowings to add stability to interest expense and to manage its exposure to interest rate movements. The effective portion of changes in the fair value of derivatives designated and that qualify as cash flow hedges is recorded in accumulated other comprehensive loss and will be subsequently reclassified into earnings in the period that the hedged forecasted transaction affects earnings. The fair value of contingent consideration and derivatives as of April 2, 2016 and January 2, 2016 was:

	April 2,	January 2,
	2016	2016
Current portion of acquisition-related liabilities and Accrued expenses:
Contingent consideration	$5,057	$4,918
Cash flow hedges	457	224
Acquisition-related liabilities and Other noncurrent liabilities
Contingent consideration	$1,844	$2,475
Cash flow hedges	2,654	681

The fair value of contingent consideration was based on unobservable, or Level 3, inputs, including projected probability-weighted cash payments and an 11.0% discount rate, which reflects a market discount rate. Changes in fair value may occur as a result of a change in actual or projected cash payments, the probability weightings applied by the Company to projected payments or a change in the discount rate. Significant increases or decreases in any of these inputs in isolation could result in a lower, or higher, fair value measurement. The fair value of the cash flow hedges are based on observable, or Level 2, inputs such as interest rates, bond yields and prices in inactive markets. There were no material valuation adjustments in the three months ended April 2, 2016 or March 28, 2015.

7

Financial Instruments—The Company’s financial instruments include debt and certain acquisition-related liabilities (deferred consideration and noncompete obligations). The carrying value and fair value of these financial instruments as of April 2, 2016 and January 2, 2016 was:

	April 2, 2016		January 2, 2016
	Fair Value	Carrying Value	Fair Value	Carrying Value

Level 2
Long-term debt(1)	$1,517,706	$1,540,410	$1,283,799	$1,291,858

Level 3
Current portion of deferred consideration and noncompete obligations(2)	10,240	10,240	13,166	13,166
Long term portion of deferred consideration and noncompete obligations(3)	23,592	23,592	28,553	28,553

(1)	$6.5 million included in current portion of debt as of April 2, 2016 and January 2, 2016. Capitalized loan costs of $16.2 million and $11.7 million are excluded, respectively.
(2)	Included in current portion of acquisition-related liabilities on the balance sheet.
(3)	Included in acquisition-related liabilities on the balance sheet.

The fair value of debt was determined based on observable, or Level 2 inputs, such as interest rates, bond yields and quoted prices in inactive markets. The fair values of the deferred consideration and noncompete obligations were determined based on unobservable, or Level 3, inputs, including the cash payment terms in the purchase agreements and a discount rate reflecting the Company’s credit risk.

Redeemable Noncontrolling Interest — On March 17, 2015, upon the consummation of the IPO and the transactions contemplated by a contribution and purchase agreement entered into with the holders of all of the outstanding Class B Units of Continental Cement, Continental Cement became a wholly-owned indirect subsidiary of Summit LLC. The noncontrolling interests of Continental Cement were acquired for aggregate consideration of $64.1 million, consisting of $35.0 million of cash, 1,029,183 shares of Summit Inc.’s Class A common stock and $15.0 million aggregate principal amount of non-interest bearing notes payable in six annual installments of $2.5 million, beginning on March 17, 2016. The notes payable is a liability of Summit Holdings and, is therefore not included in the liabilities of Summit LLC. However, Summit LLC made a $2.5 million distribution to Summit Holdings in the three months ended April 2, 2016 so that Summit Holdings could make the deferred consideration payment due in March 2016.

New Accounting Standards — In March 2016, the Financial Accounting Standards Board (“FASB”) issued a new accounting standard with targeted amendments to the accounting for employee share-based payments. Accounting Standards Update (“ASU”) 2016-09, Improvements to Employee Share-Based Payment Accounting, requires that the income tax effect of share-based awards be recognized in the income statement and allows entities to elect an accounting method to recognize forfeitures as they occur or to estimate forfeitures, as is currently required. The ASU is effective for public entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2016 and interim periods within those years. However, the Company early adopted this ASU as of the beginning of fiscal year 2016 and made an election to recognize forfeitures as they occur. The ASU adoption was applied using a modified retrospective method by means of a $1.7 million cumulative-effect adjustment to equity as of the beginning of the fiscal year.

In February 2016, the FASB issued new accounting guidance to the standard of lease accounting, ASU No. 2016-02, Leases, which will result in lessees recognizing most leases on-balance sheet. Lessees are required to disclose more quantitative and qualitative information about their leases than current U.S. GAAP requires. They are also required to apply the new guidance at the beginning of the earliest period presented in the financial statements when they first apply the new standard. The new standard must be adopted by December 15, 2018. Early adoption is permitted. Management is currently assessing the effect that the adoption of this ASU will have on the consolidated financial statements.

In May 2014, the FASB issued a new accounting standard to improve and converge the financial reporting requirements for revenue from contracts with customers. ASU No. 2014-09, Revenue from Contracts with Customers, prescribes a five-step model for revenue recognition that will replace most existing revenue recognition guidance in U.S. GAAP. The ASU will supersede nearly all existing revenue recognition guidance under U.S. GAAP and provides that an entity recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This update also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments, and assets recognized from costs incurred to obtain or fulfill a contract. ASU No. 2014-09 allows for either full retrospective or modified retrospective adoption.

8

In July 2015, the FASB postponed the effective date of the new revenue standard by one year to the first quarter of 2018. Early adoption is permitted, but no earlier than 2017. Management is currently assessing the effect that the adoption of this standard will have on the consolidated financial statements.

Reclassifications — Certain amounts in the prior year have been reclassified to conform to the current period’s presentation.

2.	REORGANIZATION

Prior to the IPO and Reorganization, the capital structure of Summit Holdings consisted of six different classes of limited partnership interests (Class A-1, Class A-2, Class B-1, Class C, Class D-1 and Class D-2), each of which was subject to unique distribution rights. There were no outstanding Class A-2 interests. In connection with the IPO and the Reorganization, the limited partnership agreement of Summit Holdings was amended and restated to, among other things, modify its capital structure by creating the LP Units, referred to as the “Reclassification.” Immediately following the Reclassification, 69,007,297 LP Units were outstanding. In addition, in substitution for part of the economic benefit of the Class C and Class D interests that was not reflected in the conversion of such interests to LP Units, warrants were issued to holders of Class C interests to purchase an aggregate of 160,333 shares of Class A common stock, and options were issued to holders of Class D interests to purchase an aggregate of 4,358,842 shares of Class A common stock (“leverage restoration options”). The exercise price of the warrants and leverage restoration options is the IPO price of $18.00 per share. In conjunction with the Reclassification of the equity-based awards, the Company recognized a $14.5 million modification charge in general and administrative costs in the three months ended March 28, 2015.

The leverage restoration options were granted under the Summit Materials, Inc. 2015 Omnibus Incentive Plan (the “Omnibus Incentive Plan”). The leverage restoration options that correlate to time-vesting interests vest over four years, beginning on the Reclassification date and the leverage restoration options that correlate to performance-vesting interests vest only when both the relevant return multiple is achieved and a four year time-vesting condition is satisfied. The time-based vesting condition for both the time-vesting and performance-vesting interests will be satisfied with respect to 25% of the performance-vesting options on each of the first four anniversaries of the Reclassification date, subject to the employee’s continued employment through the applicable vesting date.

The Company also granted 240,000 options to purchase shares of Class A common stock under the Omnibus Incentive Plan to certain employees some of whom had not previously been granted equity-based interests. These stock options have an exercise price of $18.00 per share, the IPO price, and are subject to a time-based vesting condition that will be satisfied with respect to 25% of the award on each of the first four anniversaries of the grant date, subject to the employee’s continued employment through the applicable vesting date.

3.	INTANGIBLE ASSETS

The Company’s intangible assets are primarily composed of goodwill, lease agreements and reserve rights. The assets related to lease agreements reflect the submarket royalty rates paid under agreements, primarily, for extracting aggregates. The values were determined as of the respective acquisition dates by a comparison of market-royalty rates. The reserve rights relate to aggregate reserves to which the Company has the rights of ownership, but do not own the reserves. The intangible assets are amortized on a straight-line basis over the lives of the leases.

Changes in the carrying amount of goodwill, by reportable segment, from January 2, 2016 to April 2, 2016 are summarized as follows:

	West	East	Cement	Total
Balance, January 2, 2016	$303,926	$98,308	$194,163	$596,397
Acquisitions(1)	1,724	134,774	—	136,498
Foreign currency translation adjustments	2,851	—	—	2,851

Balance, April 2, 2016	$308,501	$233,082	$194,163	$735,746

Accumulated impairment losses as of April 2, 2016 and January 2, 2016	$(53,264)	$(14,938)	$—	$(68,202)

(1)	Includes goodwill from the East segment’s acquisitions of Boxley Materials Company (“Boxley”) and American Materials Company (“AMC”) in the three months ended April 2, 2016. Boxley is a vertically-integrated materials-based company serving Roanoke, Virginia and surrounding areas. AMC is an aggregates and ready-mixed concrete business serving the Carolinas. The purchase price allocation for the 2015 and 2016 acquisitions, primarily related to the valuation of property, plant and equipment, has not yet been finalized due to the recent timing of the acquisitions. Included in the West segment’s goodwill are certain working capital adjustments related to 2015 acquisitions.

9

The following table shows intangible assets by type and in total:

	April 2, 2016			January 2, 2016
	Gross		Net	Gross		Net
	Carrying	Accumulated	Carrying	Carrying	Accumulated	Carrying
	Amount	Amortization	Amount	Amount	Amortization	Amount
Leases	$10,357	$(2,656)	$7,701	$10,357	$(2,531)	$7,826
Reserve rights	8,786	(2,555)	6,231	8,636	(2,078)	6,558
Trade names	1,000	(583)	417	1,000	(558)	442
Other	249	(77)	172	249	(70)	179

Total intangible assets	$20,392	$(5,871)	$14,521	$20,242	$(5,237)	$15,005

Amortization expense in the three months ended April 2, 2016 and March 28, 2015 was $0.4 million in each period. The estimated amortization expense for the intangible assets for each of the five years subsequent to April 2, 2016 is as follows:

2016 (nine months)	$1,690
2017	959
2018	959
2019	959
2020	901
2021	859
Thereafter	8,194

Total	$14,521

4.	ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consisted of the following as of April 2, 2016 and January 2, 2016:

	April 2,	January 2,
	2016	2016
Trade accounts receivable	$124,444	$133,418
Retention receivables	9,356	13,217
Receivables from related parties	704	635

Accounts receivable	134,504	147,270
Less: Allowance for doubtful accounts	(1,991)	(1,726)

Accounts receivable, net	$132,513	$145,544

Retention receivables are amounts earned by the Company but held by customers until paving and related service contracts and projects are near completion or fully completed. Amounts are generally expected to be billed and collected within one year.

5.	INVENTORIES

Inventories consisted of the following as of April 2, 2016 and January 2, 2016:

	April 2,	January 2,
	2016	2016
Aggregate stockpiles	$102,167	$86,236
Finished goods	46,751	14,840
Work in process	5,667	5,141
Raw materials	17,406	23,865

Total	$171,991	$130,082

10

6.	ACCRUED EXPENSES

Accrued expenses consisted of the following as of April 2, 2016 and January 2, 2016:

	April 2,	January 2,
	2016	2016
Interest	$10,318	$19,591
Payroll and benefits	17,606	24,714
Capital lease obligations	12,509	15,263
Insurance	9,163	9,824
Non-income taxes	6,017	4,618
Professional fees	2,391	2,528
Other(1)	20,942	16,404

Total	$78,946	$92,942

(1)	Consists primarily of subcontractor and working capital settlement accruals.

7.	DEBT

Debt consisted of the following as of April 2, 2016 and January 2, 2016:

	April 2,	January 2,
	2016	2016
Term Loan, due 2022:
$645.1 million term loan, net of $2.9 million discount at April 2, 2016 and $646.8 million term loan, net of $3.1 million discount at January 2, 2016	$642,185	$643,693
8 1⁄2% Senior Notes, due 2022	250,000	—
6 1⁄8% Senior Notes, due 2023:
$650 million senior notes, net of $1.8 million discount at April 2, 2016 and January 2, 2016	648,225	648,165

Total	1,540,410	1,291,858
Current portion of long-term debt	6,500	6,500

Long-term debt	$1,533,910	$1,285,358

The contractual payments of long-term debt, including current maturities, for the five years subsequent to April 2, 2016, are as follows:

2016 (nine months)	$4,875
2017	6,500
2018	4,875
2019	6,500
2020	8,125
2021	6,500
Thereafter	1,507,750

Total	1,545,125
Less: Original issue net discount	(4,715)
Less: Capitalized loan costs	(16,230)

Total debt	$1,524,180

11

Senior Notes— On March 8, 2016, the Issuers issued $250.0 million of 8.500% senior notes due April 15, 2022 (the “2022 Notes”). The 2022 Notes were issued at 100.0% of their par value with proceeds of $246.3 million, net of related fees and expenses. The proceeds from the sale of the 2022 Notes were used to fund the acquisition of Boxley, replenish cash used for the acquisition of AMC and the expenses incurred in connection with these acquisitions. The 2022 Notes were issued under an indenture dated March 8, 2016 (as amended and supplemented, the “2016 Indenture”). The 2016 Indenture contains covenants limiting, among other things, Summit LLC and its restricted subsidiaries’ ability to incur additional indebtedness or issue certain preferred shares, pay dividends, redeem stock or make other distributions, make certain investments, sell or transfer certain assets, create liens, consolidate, merge, sell or otherwise dispose of all or substantially all of the company’s assets, enter into certain transactions with affiliates, and designate subsidiaries as unrestricted subsidiaries. The 2016 Indenture also contains customary events of default. Interest on the 2022 Notes is payable semi-annually on April 15 and October 15 of each year commencing on October 15, 2016.

In 2015, the Issuers issued $650.0 million of 6.125% senior notes due July 2023 (the “2023 Notes”). The net proceeds from the 2023 Notes, with proceeds from the refinancing of the term loan described below, were used to pay the $370.0 million initial purchase price for the Davenport Assets, to redeem $183.0 million plus $153.8 million in aggregate principal amount of the then outstanding 2020 Notes and pay related fees and expenses. Of the aggregate $650.0 million of 2023 Notes in 2015, $350.0 million were issued at par and $300.0 million were issued at 99.375% of par. The 2023 Notes were issued under an indenture dated July 8, 2015 (as amended and supplemented, the “2015 Indenture”), the terms of which are generally consistent with the 2016 Indenture. Interest on the 2023 Notes is payable semi-annually in arrears on January 15 and July 15 of each year commencing on January 15, 2016.

In April, August and November 2015, using proceeds from the IPO, the refinancing of the term loan described below and the proceeds from the 2023 Notes, $288.2 million, $183.0 million and $153.8 million, respectively, aggregate principal amount of the outstanding 2020 Notes were redeemed at a price equal to par plus an applicable premium and the indenture under which the 2020 Notes were issued was satisfied and discharged. As a result of the redemptions, net charges of $56.5 million were recognized in the year ended January 2, 2016. The fees included $66.6 million for the applicable prepayment premium and $11.9 million for the write-off of deferred financing fees, partially offset by $22.0 million of net benefit from the write-off the original issuance net premium in the year ended January 2, 2016. There were no related charges recognized for the three months ended March 28, 2015, as the first redemption was in April 2015.

As of April 2, 2016 and January 2, 2016, the Company was in compliance with all covenants under the indentures applicable as of each date.

Senior Secured Credit Facilities— Summit LLC has credit facilities that provide for term loans in an aggregate amount of $650.0 million and revolving credit commitments in an aggregate amount of $235.0 million (the “Senior Secured Credit Facilities”). Under the Senior Secured Credit Facilities, required principal repayments of 0.25% of term debt are due on the last business day of each March, June, September and December. The unpaid principal balance is due in full on the maturity date, which is July 17, 2022.

On July 17, 2015, Summit LLC refinanced its term loan under the Senior Secured Credit Facilities (the “Refinancing”). The Refinancing, among other things: (i) reduced the applicable margins used to calculate interest rates for term loans under the Senior Secured Credit Facilities to 3.25% for LIBOR rate loans and 2.25% for base rate loans, subject to a LIBOR floor of 1.00% (and one 25 basis point step down upon Summit LLC achieving a certain first lien net leverage ratio); (ii) increased term loans borrowed under the term loan facility from $422.0 million to an aggregate $650.0 million; and (iii) created additional flexibility under the financial maintenance covenants, which are tested quarterly, by increasing the applicable maximum Consolidated First Lien Net Leverage Ratio (as defined in the credit agreement governing the Senior Secured Credit Facilities, the “Credit Agreement”).

On March 11, 2015, Summit LLC entered into Amendment No. 3 to the Credit Agreement, which became effective on March 17, 2015 upon the consummation of the IPO. The amendment: (i) increased the size of the revolving credit facility from $150.0 million to $235.0 million; (ii) extended the maturity date of the revolving credit facility to March 11, 2020; (iii) amended certain covenants; and (iv) permits periodic tax distributions as contemplated in a tax receivable agreement, dated March 11, 2015. As a result of this amendment, $0.8 million of financing fees were recognized in the three months ended March 28, 2015.

The revolving credit facility bears interest per annum equal to, at Summit LLC’s option, either (i) a base rate determined by reference to the highest of (a) the federal funds rate plus 0.50%, (b) the prime rate of Bank of America, N.A. and (c) LIBOR plus 1.00%, plus an applicable margin of 2.25% for base rate loans or (ii) a LIBOR rate determined by reference to Reuters prior to the interest period relevant to such borrowing adjusted for certain additional costs plus an applicable margin of 3.25% for LIBOR rate loans.

There were no outstanding borrowings under the revolving credit facility as of April 2, 2016, leaving remaining borrowing capacity of $210.6 million, which is net of $24.4 million of outstanding letters of credit. The outstanding letters of credit are renewed annually and support required bonding on construction projects and the Company’s insurance liabilities.

Summit LLC’s Consolidated First Lien Net Leverage Ratio, as such term is defined in the Senior Secured Credit Facilities, should be no greater than 4.75:1.0 as of each quarter-end. As of April 2, 2016 and January 2, 2016, Summit LLC was in compliance with all covenants.

12

Summit LLC’s wholly-owned domestic subsidiary companies, subject to certain exclusions and exceptions, are named as subsidiary guarantors of the Senior Notes and the Senior Secured Credit Facilities. In addition, Summit LLC has pledged substantially all of its assets as collateral, subject to certain exclusions and exceptions, for the Senior Secured Credit Facilities.

Interest expense related to debt totaled $18.3 million and $22.0 million in the three months ended April 2, 2016 and March 28, 2015, respectively.

The following table presents the activity for the deferred financing fees for the three months ended April 2, 2016 and March 28, 2015:

Deferred financing fees
Balance—January 2, 2016	$15,892
Loan origination fees	5,001
Amortization	(729)

Balance—April 2, 2016	$20,164

Balance—December 27, 2014	$17,215
Loan origination fees	4,048
Amortization	(982)
Write off of deferred financing fees	(688)

Balance—March 28, 2015	$19,593

Other—On January 15, 2015, the Company’s wholly-owned subsidiary in British Columbia, Canada entered into an agreement with HSBC for a (i) $6.0 million Canadian dollar (“CAD”) revolving credit commitment to be used for operating activities that bears interest per annum equal to the bank’s prime rate plus 0.20%, (ii) $0.5 million CAD revolving credit commitment to be used for capital equipment that bears interest per annum at the bank’s prime rate plus 0.90% and (iii) $0.4 million CAD revolving credit commitment to provide guarantees on behalf of that subsidiary. There were no amounts outstanding under this agreement as of April 2, 2016 or January 2, 2016.

8.	ACCUMULATED OTHER COMPREHENSIVE LOSS

The changes in each component of accumulated other comprehensive loss consisted of the following:

				Accumulated
		Foreign currency		other
	Change in	translation	Cash flow hedge	comprehensive
	retirement plans	adjustments	adjustments	loss
Balance — January 2, 2016	$(7,607)	$(19,915)	$(944)	$(28,466)
Foreign currency translation adjustment	—	4,642	—	4,642
Loss on cash flow hedges	—	—	(2,234)	(2,234)

Balance — April 2, 2016	$(7,607)	$(15,273)	$(3,178)	$(26,058)

Balance — December 27, 2014	$(9,730)	$(5,816)	$—	$(15,546)
Foreign currency translation adjustment	—	(6,299)	—	(6,299)

Balance — March 28, 2015	$(9,730)	$(12,115)	$—	$(21,845)

9.	INCOME TAXES

Summit LLC is a limited liability company and passes its tax attributes for federal and state tax purposes to its parent company and is generally not subject to federal or state income tax. However, certain subsidiary entities file federal, state, and Canadian income tax returns due to their status as taxable entities in the respective jurisdiction. The effective income tax rate for the C Corporations differ from the statutory federal rate primarily due to (1) tax depletion expense in excess of the expense recorded under U.S. GAAP, (2) state income taxes and the effect of graduated tax rates and (3) various other items such as limitations on meals and entertainment and other costs. The effective income tax rate for the Canadian subsidiary is not significantly different from its historical effective tax rate.

13

As of April 2, 2016 and January 2, 2016, the Company has not recognized any liabilities for uncertain tax positions. The Company records interest and penalties as a component of the income tax provision. No material interest or penalties were recognized in income tax expense during the three months ended April 2, 2016 and March 28, 2015.

10.	COMMITMENTS AND CONTINGENCIES

The Company is party to certain legal actions arising from the ordinary course of business activities. Accruals are recorded when the outcome is probable and can be reasonably estimated. While the ultimate results of claims and litigation cannot be predicted with certainty, management expects that the ultimate resolution of all pending or threatened claims and litigation will not have a material effect on the Company’s consolidated results of operations, financial position or liquidity. The Company records legal fees as incurred.

Litigation and Claims—The Company is obligated under an indemnification agreement entered into with the sellers of Harper Contracting, Inc., Harper Sand and Gravel, Inc., Harper Excavating, Inc., Harper Ready Mix Company, Inc. and Harper Investments, Inc. for the sellers’ ownership interests in a joint venture agreement. The Company has the rights to any benefits under the joint venture as well as the assumption of any obligations, but does not own equity interests in the joint venture. The joint venture has incurred significant losses on a highway project in Utah, which have resulted in requests for funding from the joint venture partners and ultimately from the Company. Through April 2, 2016, the Company has funded $8.8 million, $4.0 million in 2012 and $4.8 million in 2011. In 2012 and 2011, the Company recognized losses on the indemnification agreement of $8.0 million and $1.9 million, respectively. As of April 2, 2016 and January 2, 2016, an accrual of $4.3 million was recorded in other noncurrent liabilities as management’s best estimate of future funding obligations.

Environmental Remediation and Site Restoration—The Company’s operations are subject to and affected by federal, state, provincial and local laws and regulations relating to the environment, health and safety and other regulatory matters. These operations require environmental operating permits, which are subject to modification, renewal and revocation. The Company regularly monitors and reviews its operations, procedures and policies for compliance with these laws and regulations. Despite these compliance efforts, risk of environmental liability is inherent in the operation of the Company’s business, as it is with other companies engaged in similar businesses and there can be no assurance that environmental liabilities or noncompliance will not have a material adverse effect on the Company’s consolidated financial condition, results of operations or liquidity.

The Company has site restoration obligations arising from regulatory and contractual requirements to perform reclamation activities at the time certain quarries and landfills are closed. As of April 2, 2016 and January 2, 2016, $19.1 million and $18.7 million, respectively, were included in other noncurrent liabilities on the consolidated balance sheets and $2.1 million and $2.0 million, respectively, were included in accrued expenses for future reclamation costs. The total undiscounted anticipated costs for site reclamation as of April 2, 2016 and January 2, 2016 were $63.2 million and $56.7 million, respectively.

Other—During the ordinary course of business, there may be revisions to project costs and conditions that can give rise to change orders. Revisions can also result in claims that the Company may make against the customer or a subcontractor to recover project variances that have not been satisfactorily addressed through change orders with the customer. As of April 2, 2016, there were no unapproved change orders or claims, as of January 2, 2016, unapproved change orders and claims included in accounts receivable totaled $1.2 million.

The Company is obligated under various firm purchase commitments for certain raw materials and services that are in the ordinary course of business. Management does not expect any significant changes in the market value of these goods and services during the commitment period that would have a material adverse effect on the financial condition, results of operations, and cash flows of the Company. The terms of the purchase commitments generally approximate one year.

11.	SUPPLEMENTAL CASH FLOW INFORMATION

Supplemental cash flow information is as follows:

	Three months ended
	April 2,	March 28,
	2016	2015
Cash payments:
Interest	$28,129	$39,165
Income taxes	269	453
Non cash financing activities:
Purchase of noncontrolling interest in Continental Cement	$—	$(64,102)

14

12.	SEGMENT INFORMATION

The Company has three operating segments: West; East; and Cement, which are its reportable segments. These segments are consistent with the Company’s management reporting structure. In the fourth quarter of 2015, the Company reorganized the operations and management reporting structure of the Cement and East segment operations, resulting in a change to its reportable business segments. The Company now conducts the cement business separate from the regional segments. As a result, the cement business is a reportable business segment. In addition, we have combined the materials-based businesses centered in Kansas and Missouri with the Kentucky-based operations, creating an expanded East segment and eliminating what was the Central region. These changes did not affect the West segment. Amounts in prior periods have been revised to reflect the current reporting structure.

The operating results of each segment are regularly reviewed and evaluated by the Chief Executive Officer, the Company’s Chief Operating Decision Maker (“CODM”). The CODM primarily evaluates the performance of its segments and allocates resources to them based on a segment profit metric that we call Adjusted EBITDA, which is computed as earnings from continuing operations before interest, taxes, depreciation, depletion, amortization, accretion, share-based compensation, and transaction costs, as well as various other non-recurring, non-cash amounts.

The West and East segments have several acquired subsidiaries that are engaged in various activities including quarry mining, aggregate production and contracting. The Cement segment is engaged in the production of Portland cement. Assets employed by segment include assets directly identified with those operations. Corporate assets consist primarily of cash, property, plant and equipment for corporate operations and other assets not directly identifiable with a reportable business segment. The accounting policies applicable to each segment are consistent with those used in the consolidated financial statements.

The following tables display selected financial data for the Company’s reportable business segments as of April 2, 2016 and January 2, 2016, and for the three months ended April 2, 2016 and March 28, 2015:

	Three months ended
	April 2,	March 28,
	2016	2015
Revenue:
West	$123,717	$127,674
East	70,674	52,536
Cement	33,988	13,777

Total revenue	$228,379	$193,987

	Three months ended
	April 2,	March 28,
	2016	2015
Adjusted EBITDA
West	$13,279	$12,032
East	3,173	(3,504)
Cement	971	(3,413)
Corporate and other	(8,997)	(6,469)

Total reportable segments and corporate	8,426	(1,354)
Interest expense	21,286	24,109
Depreciation, depletion and amortization	31,900	25,722
Accretion	460	404
Initial public offering costs	—	28,296
Loss on debt financings	—	799
Acquisition transaction expenses	3,316	1,364
Management fees and expenses	—	993
Non-cash compensation	2,036	766
Other	(180)	498

Loss from continuing operations before taxes	$(50,392)	$(84,305)

15

	Three months ended
	April 2,	March 28,
	2016	2015
Cash paid for capital expenditures:
West	$23,252	$5,419
East	11,050	7,385
Cement	4,229	4,013

Total reportable segments	38,531	16,817
Corporate and other	594	891

Total capital expenditures	$39,125	$17,708

	Three months ended
	April 2,	March 28,
	2016	2015
Depreciation, depletion, amortization and accretion:
West	$16,036	$12,088
East	10,431	10,135
Cement	5,259	3,414

Total reportable segments	31,726	25,637
Corporate and other	634	489

Total depreciation, depletion, amortization and accretion	$32,360	$26,126

	April 2,	January 2,
	2016	2016
Total assets:
West	$826,775	$821,479
East	828,343	545,187
Cement	856,764	843,941

Total reportable segments	2,511,882	2,210,607
Corporate and other	101,149	184,555

Total	$2,613,031	$2,395,162

	Three months ended
	April 2,	March 28,
	2016	2015
Revenue by product:*
Aggregates	$65,057	$52,337
Cement	30,632	11,819
Ready-mixed concrete	80,237	70,088
Asphalt	14,357	20,914
Paving and related services	35,668	43,899
Other	2,428	(5,070)

Total revenue	$228,379	$193,987

*	Revenue by product includes intercompany and intracompany sales transferred at market value. The elimination of intracompany transactions is included in Other. Revenue from the liquid asphalt terminals is included in asphalt revenue.

13.	RELATED PARTY TRANSACTIONS

Under the terms of a transaction and management fee agreement between Summit Holdings and Blackstone Management Partners L.L.C. (“BMP”), whose affiliates include controlling stockholders of the Company, BMP provided monitoring, advisory and consulting services to the Company through March 17, 2015. Under the terms of the agreement, BMP was permitted to assign, and had assigned, a portion of the fees to which it was entitled to Silverhawk Summit, L.P. and to certain other equity investors.

The management fee was calculated based on the greater of $300,000 or 2.0% of the Company’s annual consolidated profit, as defined in the agreement, and is included in general and administrative expenses. The Company incurred management fees totaling $1.0 million during the period between December 28, 2014 and March 17, 2015. During these periods, the Company paid immaterial amounts to Silverhawk Summit, L.P. and to other equity investors.

16

In connection with the IPO, the transaction and management fee agreement with BMP was terminated on March 17, 2015 for a final payment of $13.8 million; $13.4 million was paid to affiliates of BMP and the remaining $0.4 million was paid to affiliates of Silverhawk Summit, L.P. and to certain other equity investors.

In addition to the transaction and management fees paid to BMP, the Company reimbursed BMP for direct expenses incurred, which were not material in the three months ended April 2, 2016 and March 28, 2015.

Blackstone Advisory Partners L.P., an affiliate of BMP, served as an initial purchaser of $18.8 million of the 2022 Notes issued in March 2016 and $22.5 million and $26.3 million of the 2023 Notes issued in November 2015 and July 2015, respectively, and received compensation in connection therewith. In addition, Blackstone Advisory Partners L.P. served as an underwriter of 1,681,875 shares of Class A common stock issued in connection with the August 2015 follow-on offering and received compensation in connection therewith.

On July 17, 2015, the Company purchased the Davenport Assets from Lafarge North America Inc. for a purchase price of $450.0 million in cash and a cement distribution terminal in Bettendorf, Iowa. At closing, $370.0 million of the purchase price was paid, and the remaining $80.0 million was paid on August 13, 2015. Summit Holdings entered into a commitment letter dated April 16, 2015, with Blackstone Capital Partners V L.P. (“BCP”) for equity financing up to $90.0 million in the form of a preferred equity interest (the “Equity Commitment Financing”), which would have been used to pay the $80.0 million deferred purchase price if other financing was not attained by December 31, 2015. For the Equity Commitment Financing, the Company paid a $1.8 million commitment fee to BCP for the year ended January 2, 2016.

14.	GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION

Summit LLC’s domestic wholly-owned subsidiary companies other than Summit Finance Corp. are named as guarantors (collectively, the “Guarantors”) of the Senior Notes. Certain other partially-owned subsidiaries and a non-U.S. entity do not guarantee the Senior Notes (collectively, the “Non-Guarantors”). The Guarantors provide a joint and several, full and unconditional guarantee of the Senior Notes.

There are no significant restrictions on Summit LLC’s ability to obtain funds from any of the Guarantor Subsidiaries in the form of dividends or loans. Additionally, there are no significant restrictions on a Guarantor Subsidiary’s ability to obtain funds from Summit LLC or its direct or indirect subsidiaries.

The following condensed consolidating balance sheets, statements of operations and cash flows are provided for the Issuers, the Wholly-owned Guarantors and the Non-Guarantors. On March 17, 2015, the noncontrolling interests of Continental Cement were purchased resulting in Continental Cement being a wholly-owned indirect subsidiary of Summit LLC. Continental Cement’s results of operations and cash flows are reflected with the Guarantors for all periods presented.

Earnings from subsidiaries are included in other income in the condensed consolidated statements of operations below. The financial information may not necessarily be indicative of the financial position, results of operations or cash flows had the guarantor or non-guarantor subsidiaries operated as independent entities.

17

Condensed Consolidating Balance Sheets

April 2, 2016

			Non-
	Issuers	Guarantors	Guarantors	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$91,501	$1,580	$8,509	$(10,363)	$91,227
Accounts receivable, net	—	126,140	6,457	(84)	132,513
Intercompany receivables	795,850	112,791	166	(908,807)	—
Cost and estimated earnings in excess of billings	—	7,578	219	—	7,797
Inventories	—	166,407	5,584	—	171,991
Other current assets	1,067	12,706	1,230	—	15,003

Total current assets	888,418	427,202	22,165	(919,254)	418,531
Property, plant and equipment, net	7,903	1,368,321	21,478	—	1,397,702
Goodwill	—	687,498	48,248	—	735,746
Intangible assets, net	—	13,551	970	—	14,521
Other assets	2,770,668	126,050	1,577	(2,851,764)	46,531

Total assets	$3,666,989	$2,622,622	$94,438	$(3,771,018)	$2,613,031

Liabilities and Member’s Interest
Current liabilities:
Current portion of debt	$6,500	$—	$—	$—	$6,500
Current portion of acquisition-related liabilities	1,000	14,297	—	—	15,297
Accounts payable	4,219	84,568	2,857	(84)	91,560
Accrued expenses	25,429	63,055	825	(10,363)	78,946
Intercompany payables	554,807	350,748	3,252	(908,807)	—
Billings in excess of costs and estimated earnings	—	10,644	23	—	10,667

Total current liabilities	591,955	523,312	6,957	(919,254)	202,970
Long-term debt	1,517,680	—	—	—	1,517,680
Acquisition-related liabilities	—	25,436	—	—	25,436
Other noncurrent liabilities	3,216	224,342	56,803	(155,294)	129,067

Total liabilities	2,112,851	773,090	63,760	(1,074,548)	1,875,153
Total member’s interest	1,554,138	1,849,532	30,678	(2,696,470)	737,878

Total liabilities and member’s interest	$3,666,989	$2,622,622	$94,438	$(3,771,018)	$2,613,031

18

Condensed Consolidating Balance Sheets

January 2, 2016

			Non-
	Issuers	Guarantors	Guarantors	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$180,712	$4,068	$12,208	$(11,600)	$185,388
Accounts receivable, net	1	136,916	8,681	(54)	145,544
Intercompany receivables	562,311	114,402	10,670	(687,383)	—
Cost and estimated earnings in excess of billings	—	5,389	301	—	5,690
Inventories	—	126,553	3,529	—	130,082
Other current assets	764	3,306	737	—	4,807

Total current assets	743,788	390,634	36,126	(699,037)	471,511
Property, plant and equipment, net	10,355	1,232,340	26,311	—	1,269,006
Goodwill	—	550,028	46,369	—	596,397
Intangible assets, net	—	13,797	1,208	—	15,005
Other assets	1,840,889	130,992	2,288	(1,930,926)	43,243

Total assets	$2,595,032	$2,317,791	$112,302	$(2,629,963)	$2,395,162

Liabilities and Member’s Interest
Current liabilities:
Current portion of debt	$6,500	$—	$—	$—	$6,500
Current portion of acquisition-related liabilities	1,400	16,684	—	—	18,084
Accounts payable	2,138	74,111	5,202	(54)	81,397
Accrued expenses	40,437	62,217	1,888	(11,600)	92,942
Intercompany payables	122,174	562,537	2,672	(687,383)	—
Billings in excess of costs and estimated earnings	—	12,980	101	—	13,081

Total current liabilities	172,649	728,529	9,863	(699,037)	212,004
Long-term debt	1,273,652	—	—	—	1,273,652
Acquisition-related liabilities	—	31,028	—	—	31,028
Other noncurrent liabilities	1,292	197,484	56,703	(155,293)	100,186

Total liabilities	1,447,593	957,041	66,566	(854,330)	1,616,870
Total member’s interest	1,147,439	1,360,750	45,736	(1,775,633)	778,292

Total liabilities and member’s interest	$2,595,032	$2,317,791	$112,302	$(2,629,963)	$2,395,162

19

Condensed Consolidating Statements of Operations

For the three months ended April 2, 2016

			Non-
	Issuers	Guarantors	Guarantors	Eliminations	Consolidated

Revenue	$—	$221,655	$8,688	$(1,964)	$228,379

Cost of revenue (excluding items shown separately below)	—	172,986	5,866	(1,964)	176,888
General and administrative expenses	14,183	33,066	1,437	—	48,686
Depreciation, depletion, amortization and accretion	634	30,669	1,057	—	32,360

Operating (loss) income	(14,817)	(15,066)	328	—	(29,555)
Other expense (income), net	12,249	233	(183)	(12,748)	(449)
Interest expense	15,098	5,328	860	—	21,286

Loss from continuing operations before taxes	(42,164)	(20,627)	(349)	12,748	(50,392)
Income tax expense	—	(8,088)	(61)	—	(8,149)

Net loss	(42,164)	(12,539)	(288)	12,748	(42,243)
Net loss attributable to noncontrolling interest	—	—	—	(79)	(79)

Net loss attributable to member of Summit Materials, LLC	$(42,164)	$(12,539)	$(288)	$12,827	$(42,164)

Comprehensive loss attributable to member of Summit Materials, LLC	$(39,756)	$(10,305)	$(4,930)	$15,235	$(39,756)

20

Condensed Consolidating Statements of Operations

For the three months ended March 28, 2015

			Non-
	Issuers	Guarantors	Guarantors	Eliminations	Consolidated

Revenue	$—	$179,343	$33,646	$(19,002)	$193,987

Cost of revenue (excluding items shown separately below)	—	151,226	26,045	(19,002)	158,269
General and administrative expenses	37,781	29,151	1,666	—	68,598
Depreciation, depletion, amortization and accretion	490	24,153	1,483	—	26,126

Operating (loss) income	(38,271)	(25,187)	4,452	—	(59,006)
Other expense, net	25,786	739	149	(25,484)	1,190
Interest expense	13,798	16,055	881	(6,625)	24,109

(Loss) income from continuing operations before taxes	(77,855)	(41,981)	3,422	32,109	(84,305)
Income tax (benefit) expense	—	(4,538)	70	—	(4,468)

(Loss) income from operations	(77,855)	(37,443)	3,352	32,109	(79,837)

Net (loss) income	(77,855)	(37,443)	3,352	32,109	(79,837)
Net loss attributable to noncontrolling interest	—	—	—	(1,982)	(1,982)

Net (loss) income attributable to member of Summit Materials, LLC	$(77,855)	$(37,443)	$3,352	$34,091	$(77,855)

Comprehensive loss attributable to member of Summit Materials, LLC	$(84,154)	$(37,443)	$(2,947)	$40,390	$(84,154)

21

Condensed Consolidating Statements of Cash Flows

For the three months ended April 2, 2016

			Non-
	Issuers	Guarantors	Guarantors	Eliminations	Consolidated

Net cash (used in) provided by operating activities	$(44,336)	$5,841	$(3,463)	$—	$(41,958)

Cash flow from investing activities:
Acquisitions, net of cash acquired	(42,073)	(207,038)	—	—	(249,111)
Purchase of property, plant and equipment	(593)	(38,295)	(237)	—	(39,125)
Proceeds from the sale of property, plant, and equipment	—	6,019	—	—	6,019

Net cash used for investing activities	(42,666)	(239,314)	(237)	—	(282,217)

Cash flow from financing activities:
Proceeds from investment by member	(448,711)	448,711	—	—	—
Net proceeds from debt issuance	250,000	—	—	—	250,000
Loans received from and payments made on loans from other Summit Companies	206,028	(206,820)	(445)	1,237	—
Payments on long-term debt	(1,625)	(1,833)	—	—	(3,458)
Payments on acquisition-related liabilities	(400)	(9,073)	—	—	(9,473)
Financing costs	(5,001)	—	—	—	(5,001)
Distributions from partnership	(2,500)	—	—	—	(2,500)

Net cash (used for) provided by financing activities	(2,209)	230,985	(445)	1,237	229,568

Impact of cash on foreign currency	—	—	446	—	446
Net decrease in cash	(89,211)	(2,488)	(3,699)	1,237	(94,161)
Cash — Beginning of period	180,712	4,068	12,208	(11,600)	185,388

Cash — End of period	$91,501	$1,580	$8,509	$(10,363)	$91,227

22

Condensed Consolidating Statements of Cash Flows

For the three months ended March 28, 2015

			Non-
	Issuers	Guarantors	Guarantors	Eliminations	Consolidated

Net cash (used in) provided by operating activities	$(37,814)	$(26,132)	$2,807	$(167)	$(61,306)

Cash flow from investing activities:
Purchase of property, plant and equipment	(891)	(16,453)	(364)	—	(17,708)
Proceeds from the sale of property, plant, and equipment	—	2,703	38	—	2,741
Other	—	(276)	—	—	(276)

Net cash used for investing activities	(891)	(14,026)	(326)	—	(15,243)

Cash flow from financing activities:
Proceeds from investment by member	397,975	—	—	—	397,975
Capital issuance costs	(8,931)	—	—	—	(8,931)
Net proceeds from debt issuance	104,000	—	—	—	104,000
Loans received from and payments made on loans from other Summit Companies	(41,265)	46,512	(3,177)	(2,070)	—
Payments on long-term debt	(105,055)	(2,441)	—	1,055	(106,441)
Payments on acquisition-related liabilities	(166)	(3,866)	—	—	(4,032)
Financing costs	(4,055)	—	—	—	(4,055)
Other	—	(167)	—	167	—

Net cash provided by (used for) financing activities	342,503	40,038	(3,177)	(848)	378,516

Impact of cash on foreign currency	—	—	(202)	—	(202)
Net increase (decrease) in cash	303,798	(120)	(898)	(1,015)	301,765

Cash — Beginning of period	10,837	697	8,793	(7,112)	13,215

Cash — End of period	$314,635	$577	$7,895	$(8,127)	$314,980

15.	SUBSEQUENT EVENTS

In April 2016, the Company acquired Sierra Ready Mix, LLC, an aggregates and ready-mixed concrete business serving the Las Vegas, Nevada market. The acquisition includes one sand and gravel pit and two ready-mixed concrete plants.

23

Exhibit 99.2

SECTION 13(R) DISCLOSURE

The disclosure reproduced below was initially included in a Form 10-K filed with the Securities and Exchange Commission (the “SEC”) by Hilton Worldwide Holdings Inc. (“Hilton”) in accordance with Section 13(r) of the Securities Exchange Act of 1934, as amended, after Summit Materials, Inc. and Summit Materials, LLC had filed their Form 10-K for their most recently completed fiscal year. Hilton may be considered an affiliate of The Blackstone Group L.P. (“Blackstone”), and therefore an affiliate of Summit Materials, Inc. and Summit Materials, LLC. As of the date Summit Materials, Inc. and Summit Materials, LLC filed their Form 10-Q for the quarter ended April 2, 2016 with the SEC, Blackstone had not yet filed its Form 10-Q for the quarter ended March 31, 2016. Therefore, the disclosures reproduced below do not include information for the quarter ended April 2, 2016, if any, for Blackstone or its affiliates. Neither Summit Materials, Inc. nor Summit Materials, LLC independently verified or participated in the preparation of the disclosure reproduced below.

Hilton included the following disclosure in its Annual Report on Form 10-K for the year ended December 31, 2015

“The following activities are disclosed as required by Section 13(r)(1)(D)(iii) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

During the fiscal year ended December 31, 2015, an Iranian governmental delegation stayed at the Transcorp Hilton Abuja for one night. The stays were booked and paid for by the government of Nigeria. The hotel received revenues of approximately $5,320 from these dealings. Net profit to Hilton Worldwide Holdings Inc. (“Hilton”) from these dealings was approximately $495. Hilton believes that the hotel stays were exempt from the Iranian Transactions and Sanctions Regulations, 31 C.F.R. Part 560, pursuant to the International Emergency Economic Powers Act (“IEEPA”) and under 31 C.F.R. Section 560.210(d). The Transcorp Hilton Abuja intends to continue engaging in future similar transactions to the extent they remain permissible under applicable laws and regulations.”